As filed with the Securities and Exchange Commission on April 27, 2005, Commission File No. 333-122301

SECURITIES AND EXCHANGE COMMISSION
Washington, DC, 20549

FORM SB-2/A-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUINCY GOLD CORP.
(formerly Quincy Resources Inc,)
(Name of small business in its charter)

Nevada	1400	98-0218264
(State or Other Jurisdiction of Organization	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)
309 Center Street, Hancock, MI, 49930 USA (906) 482-4695
(Address and telephone number of principal executive offices and principal place of business)

Daniel T. Farrell
309 Center Street,
Hancock, MI, 49930 USA
(906) 482-4695
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Charles A. Cleveland
Charles A. Cleveland, P.S.
Suite 304, 1212 North Washington
Spokane, Washington 99201-2401

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the of the earlier effective registration statement for the same offering. []

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	20,298,077 shares	$0.495	$10,047,548	$1,182.60
Warrants to Purchase Common Stock, no par value	1,550,000 warrants	$0.00	$0.00	$0.00
Common Stock, $.001 par value [2]	1,550,000 shares	$0.70	$1,085,000	$127.70
Warrants to Purchase Common Stock, no par value	5,558,333 warrants	$0.00	$0.00	$0.00
Common Stock, $.001 par value [3]	5,558,333 shares	$0.56	$3,112,666	$366.36
Warrants to Purchase Common Stock, no par value	387,833 warrants	$0.00	$0.00	$0.00
Common Stock, $.001 par value [4]	387,833 shares	$0.36	$139,619.88	$16.43
Warrants to Purchase Common Stock, no par value	2,940,706 warrants	$0.00	$0.00	$0.00
Common Stock, $.001 par value [5]	2,940,706 shares	$0.88	$2,587,821	$304.59
Total:				$1,997.68[6]

[1] Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on April 26, 2005.

[2]

The registration fee is based on the total amount of funds to be received upon exercise of the common stock purchase warrants (issued in a private placement undertaken by the Registrant) into shares of our common stock, which warrants have an exercise price of $0.70 per share.

[3]

The registration fee is based on the total amount of funds to be received upon exercise of the common stock purchase warrants (issued in a private placement undertaken by the Registrant) into shares of our common stock, which warrants have an exercise price of CAD $0.65 ($0.56) per share.

[4] The registration fee is based on the total amount of funds to be received upon exercise of the common stock purchase warrants (issued in a private placement undertaken by the Registrant) into shares of our common stock, which warrants have an exercise price of CAD $0.45 ($0.36) per share.

[5] The registration fee is based on the total amount of funds to be received upon exercise of the common stock purchase warrants (issued in a private placement undertaken by the Registrant) into shares of our common stock, which warrants have an exercise price of CAD $1.10 ($0.88) per share.

[6] Of which $1,022.87 was previously paid.

Pursuant to Rule 416, this Registration Statement also registers such indeterminate number of shares as may be issuable in connection with stock splits, stock dividends or similar transactions. It is not known how many of such shares of common stock will be purchased under this Registration Statement or at what price such shares will be purchased.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

Quincy Gold Corp. has previously filed Registration Statement No. 333-116299 to register shares of its common stock, as well as shares of its common stock underlying warrants held by certain selling stockholders. Pursuant to Rule 429 of the Securities Act of 1933, as amended, this Registration Statement also serves as a post-effective amendment to the prior registration statement. This Registration Statement eliminates those selling stockholders who have previously sold their shares pursuant to the previous registration statements and also eliminates those selling stockholders to whom the Company no longer has registration obligations. This Registration Statement registers an additional 26,084,949 shares of common stock which have not previously been registered, including 17,198,077 shares issued in two private placements and one property acquisition and 8,886,872 shares of common stock underlying the warrants.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated             , 2005

30,734,949 Shares of Common Stock
($0.001 par value per share)

We are registering 20,298,077 shares of our common stock for resale by the selling stockholders, and 10,436,872 shares of our common stock issuable upon the exercise of warrants issued to certain shareholders identified in this prospectus. We are filing the registration statement, of which this prospectus is a part, primarily to fulfill contractual obligations to do so.

We will not receive any of the proceeds from the sale of shares by the selling stockholders, other than payment of the exercise price of the warrants. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

The selling shareholders will sell their shares at prevailing market prices or privately negotiated prices.

Our shares of common stock are listed on the Over-the-Counter Bulletin Board operated by NASDR, Inc. under the symbol “QCYG” and on the TSX Venture Exchange under the symbol “QGO”.   On April 26, 2005, the closing sale price for our common stock was $0.48 on the Over-the-Counter Bulletin Board and CAD$0.58 on the TSX Venture Exchange.

Investing in our common stock involves a high degree of risk. See “Risk Factors,” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                                , 2005.

We have not authorized any person to give any information or to make any representation not contained in this prospectus in connection with any offering of these shares of common stock. This prospectus is not an offer to sell any security other than these shares of common stock and it is not soliciting an offer to buy any security other than these shares of common stock. This prospectus is not an offer to sell these shares of common stock to any person and it is not soliciting an offer from any person to buy these shares of common stock in any jurisdiction where the offer or sale to that person is not permitted. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus, even though this prospectus is delivered or these shares of common stock are offered or sold on a later date.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	1
FORWARD-LOOKING STATEMENTS	1
SUMMARY	1
SUMMARY FINANCIAL DATA	2
RISK FACTORS	2
USE OF PROCEEDS	8
PLAN OF DISTRIBUTION	8
DETERMINATION OF OFFERING PRICE	9
SELLING STOCKHOLDERS	9
OUR BUSINESS	12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS	38
OUR PROPERTY	40
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS	41
EXECUTIVE COMPENSATION	43
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45
DESCRIPTION OF SECURITIES	46
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
LITIGATION	51
INDEMNIFICATION	51
LEGAL MATTERS	51
EXPERTS	51
GLOSSARY OF CERTAIN TERMS	51
CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-UNITED STATES HOLDERS	52
FINANCIAL STATEMENTS	53

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room located 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of such public reference room. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtain copies of such documents from the SEC's web site at http://www.sec.gov.

FORWARD LOOKING STATEMENTS

The statements included in this Prospectus regarding future financial performance and results and the other statements that are not historical facts are forward-looking statements. You can identify forward-looking statements by terminology including “could,” “may,” “will,” “should,” “except,” “plan,” "expect," "project," "estimate," "predict," "anticipate," "believes", "intends", and the negative of these terms or other comparable terminology. Such statements are based upon our current expectations and involve a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements include, without limitation, statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions and investments and the adequacy of our available cash resources. These statements may be found in the sections of this prospectus entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Investors are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect our business. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Readers are cautioned not to place undue reliance on these forward looking statements.

SUMMARY

This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read the entire prospectus carefully, including the “Risks Factors” section and the remainder of the prospectus, before making an investment decision. In this prospectus we refer to Quincy Gold Corp. as “Quincy,” “we,” “our” and “us.”

Quincy Gold Corp.

Quincy Gold is a Nevada corporation engaged in the exploration of mineral properties.

We were organized for the purpose of acquiring, exploring and developing mineral properties. We own interests in several sets of mineral claims located in Oregon, Nevada and Wyoming.  We have recently entered into an agreement to acquire additional mineral properties located in Arizona, Ontario, New Mexico and Colorado.

We have also acquired a natural resource mineral database known as the Atlas Database which contains information developed by Atlas Minerals Inc. during the period 1982 through 1987 relating to mineralized material in the western United States. We utilize the Atlas Database to further our stated business objective of acquiring and developing mineral natural resources properties.

Since commencing operations in 1999, we have not generated any revenue from mining operations, and we have funded our operations primarily through the private sale of equity securities, and the proceeds of loans. We will need to raise additional funds in the future to continue our operations.

Our corporate head office is located at 309 Center Street, Hancock, Michigan 49930, telephone number (906) 482-4695. Our fiscal year end is April 30.

The Offering

The selling stockholders are offering for resale 20,298,077 shares of our common stock that they currently own, together with warrants to purchase 10,436,872 shares of common stock and common stock acquirable upon exercise of share purchase warrants, all of which were sold in private placements pursuant to the exemptions from registration provided by Rule 506 of Regulation D and Regulation S promulgated under the Securities Act of 1933 and a property acquisition pursuant to the exemption from registration provided by Regulation S.

We agreed to register the common stock, the warrants, and stock underlying the warrants, for resale by the selling stockholders. This prospectus is part of the registration statement filed to meet our obligations under the registration rights.

We will not be involved in the offer and sale of these shares other than registering such shares and warrants pursuant to this prospectus.

Our shares of common stock are quoted on the Over-the-Counter Bulletin Board operated by NASDR, Inc. under the symbol “QCYG” and on the TSX Venture Exchange under the symbol “QGO”.

SUMMARY FINANCIAL DATA

	Date of Inception May 5,1999 to April 30, 2004 (Audited) $	Date of Inception May 5,1999 to January 31, 2005 (Unaudited) $
Statement of Expenses Data: Revenue Net Losses Total Operating Expenses Staking and Exploration Costs General and Administrative	Nil 1,222,992 1,222,992 387,193 673,455	Nil 3,567,331 3,567,331 1,732,067 1,832,145
	As of April 30, 2004 (Audited)	As of January 31, 2005 (Unaudited)
Balance Sheet Data: Cash Total Assets Total Liabilities Stockholders Equity (deficit)	1,965,159 1,976,732 145,872 1,830,860	3,505,879 3,623,852 187,863 3,567,331

RISK FACTORS

An investment in our shares being offered in this prospectus involves a high degree of risk. In deciding whether to purchase shares of our common stock, you should carefully consider the following risk factors, in addition to other information contained in this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties, such as:

-     metals prices and price volatility;

-     amount of metals production;

-     costs of production;

-     remediation, reclamation, and environmental costs;

-     regulatory matters;

-     cash flow;

-     revenue calculations;

-     the nature and availability of financing; and

-     exploration risks.

If any of the events or circumstances described in the following risks actually occurs, our business, financial condition, or results of operations could be materially adversely affected and the price of our common stock could decline.

We expect to continue to incur future operating losses and may never achieve profitability.

We have never generated revenue from mining operations, and we have incurred significant net losses in each year since inception. Our net loss since inception to January 31, 2005 is $3,567,331. We expect to continue to incur substantial additional losses for the foreseeable future, and we may never become profitable. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate a profitable mineral property, our ability to generate revenues and our ability to reduce exploration stage costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our audited consolidated financial statements for the year ended April 30, 2004 were prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that we will continue in operation for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. However, our auditor has indicated that our inability to generate sufficient revenue raises substantial doubt as to our ability to continue as a going concern.

Until we are able to generate revenue, we must continually raise capital to continue our operations.  If we fail to obtain the capital necessary to fund our operations, we will be unable to continue our exploration efforts and may have to cease operations.

At January 31, 2005, we had cash of $3,505,879.  We believe this cash will be sufficient to meet our current operating and capital requirements for at least the next 12 months. However, we have based this estimate on assumptions that may prove to be wrong, and we cannot assure that estimates and assumptions will remain unchanged. For example, we are currently assuming that we will have undertaken our proposed exploration efforts over the next 12 months without any significant increases in staff or other expansion. To the extent we pursue further exploration efforts or acquire additional mining properties, we will need to raise additional capital to fund development costs. For the nine month period ended January 31, 2005 net cash used for operating activities was $843,472.  Our future liquidity and capital requirements will depend on many factors, including timing, cost and progress of our exploration efforts, our evaluation of, and decisions with respect to, our strategic alternatives, and costs associated with the regulatory approvals. If it turns out that we do not have enough money to complete our exploration programs, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money, and can't raise it, we will have to suspend or cease operations.

We believe that additional financing will be required in the future to fund our operations. We do not know whether additional financing will be available when needed or on acceptable terms, if at all. If we are unable to raise additional financing when necessary, we may have to delay our exploration efforts or any property acquisitions or be forced to cease operations. Collaborative arrangements may require us to relinquish our rights to certain of our mining claims.

Our exploration efforts may be adversely affected by metals price volatility causing us to cease exploration efforts.

We have no earnings. However, the success of any exploration efforts will be derived from the price of silver, gold, lead, zinc and uranium. Silver, gold, lead, zinc and uranium prices fluctuate widely and are affected by numerous factors including:

-     expectations for inflation;

-     speculative activities;

-     relative exchange rate of the U.S. dollar;

-     global and regional demand and production;

-     political and economic conditions; and

-     production costs in major producing regions.

These factors are beyond our control and are impossible for us to predict.

For much of 2002 and into 2003, the market prices for gold, silver, lead, zinc and uranium, were at their lowest levels since 1995 and were below production costs. The market price of those metals has since increased. The following table discloses the prices of gold, silver, lead, zinc and uranium as at April 30, 2003 and 2004 and as at January 31, 2005.

	April 30, 2003	April 30, 2004	January 31, 2005

Gold / troy ounce (1)	$336.00	$387.30	$423.80
Silver / troy ounce (1)	$4.61	$5.95	$6.72
Lead / tonne (2)	$450.50	$735.00	$1,010.00
Zinc / tonne (2)	$763.50	$1,028.50	$1,303.00
Ux-U3O8/lb(3)	$10.75	$19.25	$21.00

(1) Source: London Bullion Market Association (www.lbma.org.uk)

(2) Source: London Metals Exchange (www.lme.co.uk)

(3) Source: The Ux Consulting Company LLC (www.uxc.com)

The above prices may decline in the future. Factors that are generally understood to have contributed to the low prices for silver, gold, lead, zinc prior to 2003 included sales by private and government holders, the emergence of China as a large net seller and a general global economic slowdown.  Factors that are generally understood to have contributed to the low prices for uranium prior to 2003 included the historically low prices of petroleum products during that period and lack of public acceptance of nuclear technology.   Since 2003 market prices for gold, silver, lead, zinc and uranium have increased substantially.  There is no guarantee that these price increases will be sustained.

If the market prices for these metals fall below our costs for a sustained period of time, we will experience additional losses and we would have to temporarily suspend or cease exploration efforts at one or more of our properties.

Our mineral exploration efforts may not be successful.

Mineral exploration is highly speculative. It involves many risks and is often nonproductive. Even if we find a valuable deposit of minerals, it may be several years before production is possible.

During that time, it may become economically unfeasible to produce those minerals. Establishing ore reserves requires us to make substantial capital expenditures and, in the case of new properties, to construct mining and processing facilities. As a result of these costs and uncertainties, given our current financing, we will not be able to develop any mineralized areas.

We have no known mineral reserves and if we cannot find any we will have to cease operations.

We have no mineral reserves. If we do not find a mineral reserve containing mineralized material or if we cannot explore the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment.

We face strong competition from other mining companies for the acquisition of new properties.

Mines have limited lives and as a result, we continually seek to find new properties. In addition, there is a limited supply of desirable mineral lands where we would consider conducting exploration activities. Because we face strong competition for new properties from other mining companies, some of whom have greater financial resources than we do, we may be unable to acquire attractive new mining properties on terms that we consider acceptable.

Because we hold unpatented mining claims, leasehold interests or options to acquire interests in our properties, other mining businesses could claim ownership.

We hold unpatented mining claims, leasehold interests or option rights in our properties. The validity of these unpatented mining claims or our leasehold interests and option rights is often uncertain and may be contested. Our interest in the Lantern Property has been and is the subject of litigation involving the title to the property. In accordance with mining industry practice, we do not obtain title opinions, whether unpatented claims or leasehold interests. Therefore, while we have attempted to acquire satisfactory title or leases to our undeveloped properties, some titles or leases may be defective. If our titles or leases to mining properties are defective, other persons or businesses could claim ownership of our mining properties and we would not be able to explore or develop all or a portion of our properties We would then cease operations and you could lose your investment.

We are required to satisfy certain conditions precedent in connection with the acquisition of the options to acquire interests in the Hansen, Hosta Butte and McKinley Properties from NZ Uranium LLC.

Pursuant to the terms of our March 18, 2005 Option Agreement with NZ Uranium LLC, the obligations of NZ Uranium LLC are subject to our agreeing to a mutually acceptable form of Operating Agreement to govern the relationship of the parties following the exercise of our option..  There is no guarantee that we may be able to conclude a mutually acceptable form of Operating Agreement with NZ Uranium LLC.  The Agreement is also subject to our receiving a title report acceptable to us on the properties acquired.

The Hosta Butte and McKinley properties in New Mexico which we have agreed to acquire may be subject to the jurisdiction of the Navajo Nation, which is opposed to uranium exploitation

The Hosta Butte and McKinley properties in New Mexico are located on lands which may be the subject to claims by the Navajo Nation.  The Navajo Nation Council has recently approved a bill which would prohibit uranium mining and processing on the Navajo reservation.  We are currently assessing the impact of this development, in consultation with our legal counsel.

Our operations may be adversely affected by risks and hazards associated with the mining industry.

  Our business is subject to a number of risks and hazards including:

  environmental hazards;

  political and country risks;

  industrial accidents;

  labor disputes;

  unusual or unexpected geologic formations;

  cave-ins;

  explosive rock failures; and

  flooding and periodic interruptions due to inclement or hazardous weather conditions.

Such risks could result in:

  damage to or destruction of mineral properties or producing facilities;

  personal injury;

  environmental damage;

  delays in exploration efforts;

  monetary losses; and

  legal liability.

We have no insurance against any of these risks. To the extent we are subject to environmental liabilities, we would have to pay for these liabilities. Moreover, in the event that we are unable to fully pay for the cost of remedying an environmental problem, we might be required to suspend operations or enter into other interim compliance measures.

The only market for uranium is nuclear power plants, and there are only a few customers.

Because of the limited market for uranium, a reduction in purchases of newly-produced uranium by electric utilities for any reason (such as plant closings) would adversely affect the viability of our business.

The price of alternative energy sources affects the demand for and price of uranium.

Generally lower prices of oil, gas, coal and hydro-electricity, as well as the possibility of developing other low cost sources for energy, have made and could continue to make nuclear power a less attractive fuel to generate electricity, thus resulting in lower demand for uranium. Maintaining the demand for uranium at current levels and future growth in demand will depend upon acceptance of nuclear technology as a means of generating electricity.

Public acceptance of nuclear energy is uncertain.

Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and increase the regulation of the nuclear power industry.

Because we are small and do not have much capital, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration of interests in our properties. In particular, we will not:

  devote the time we would like to exploring our properties;

  spend as much money as we would like to exploring our properties.

  rent the quality of equipment we would like to have for exploration; and

  have the number of people working on our properties that we would like to have.

By limiting our operations, it will take longer to explore our properties. There are other larger exploration companies that could and probably would spend more time and money exploring the properties that we have acquired.

We will have to suspend our exploration plans if we do not have access to all our supplies and materials we need.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after we have conducted preliminary exploration activities on our properties. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

We face substantial governmental regulation and environmental risks, which could prevent us from exploring or developing our properties.

Our business is subject to extensive federal, state and local laws and regulations governing development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters. New legislation and regulations may be adopted at any time that results in additional operating expense, capital expenditures or restrictions and delays in the exploration, mining, production or development of our properties.

We maintain no reserves for environmental costs. Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities. Once we undertake any trenching or drilling activities, a reclamation bond and a permit will be required under applicable laws. Currently, we have no financial assurances of any kind.  The result  is that we would not be in compliance with applicable laws. We also would be unable to undertake any trenching, drilling, or development on any of our properties until we obtain financial assurances to cover potential liabilities.

We may not be able to adequately protect or preserve our rights in the Atlas Database

Our success in the future will be dependent on maintaining a proprietary interest in the information in the Atlas Database. We view our interest in the Atlas Database as proprietary, and rely, and will be relying, on a combination of nondisclosure agreements and other contractual provisions to protect our proprietary rights. When we acquired the Atlas Database, an unrelated company, Atlas Minerals Inc., was granted the right to use and access the Atlas Database. Atlas Minerals, Inc. can:

  use the information in the database in a manner adverse to our interests sell or give the information in the database to any third parties, including our competitors, without getting our approval and without paying us any money.

The result is that competitors can obtain and exploit information in the Atlas Database. There can be no assurance that the steps taken by us to protect (or defend) our proprietary rights will be adequate or that our competitors will not independently develop information that is substantially equivalent or superior to the information contained in the Atlas Database.

All of our officers and directors have conflicts of interest in that they are officers and directors of other mining companies.

All of our officers and directors have conflicts of interests in that they are officers and directors of other mining companies. See “Directors, Officers, Promoters and Control Persons”.  In the future, if we decide to acquire a mining property, which is also sought by one of the companies which our officers or directors are also officers or directors of, a direct conflict of interest could result. Our Articles of Incorporation provide that any conflict must be disclosed, but our directors would be allowed to vote on any transaction in which they were interested.

We may conduct further offerings in the future in which case your shareholdings will be diluted.

We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. The result of this could reduce the value of your stock. If we issue additional stock, your percentage interest in us will be lower.   This condition is often referred to as “dilution”.

You may not be able to sell the stock you purchase in this offering on terms you consider reasonable.

On November 24, 2003 the shares of our common stock were approved for listing on the Over-the-Counter Bulletin Board operated by NASDR, Inc. (“OTCBB”) under the symbol “QCYR”.   On July 7, 2004 we changed our name to “Quincy Gold Corp” and were issued a new symbol, “QCYG”.  We currently have eighteen market makers. On October 6, 2004 the shares of our common stock were approved for listing on the TSX Venture Exchange (“TSXV”) under the symbol “QGO”.  The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or the control of any market maker. Even with a market maker, factors such as the limited size of the offering means that there can be no assurance of an active and liquid market for the common stock developing in the foreseeable future. Even if a market develops, there can be no assurance that a market will continue or that shareholders will be able to sell their shares at or above the price at which these shares are being offered to the public. Purchasers of common stock should carefully consider the limited liquidity of their investment in the shares being offered hereby.

Our stock price is likely to be volatile and could result in substantial losses for investors purchasing shares in this offering.

The stock market has experienced extreme volatility in recent years and may continue to do so in the future. See “Market for Common Stock and Related Stockholder Matters”.  We cannot be sure that an active public market for our stock will develop or if an active market should develop that it would continue after this offering. Investors may not be able to sell their stock at or above our initial public offering price, if at all. The price for our stock following this offering will be determined in the marketplace and may be influenced by many factors, including the following:

-     variations in our financial results or those of companies that are perceived to be similar to ours;

-

changes in earnings estimates by industry research analysts for our company or for similar companies in the same industry;

-     investors or other market participants’ perceptions of us; and

-     general or regional economic, industry and market conditions.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of our management’s attention and resources and may therefore have a material adverse effect on our business, financial condition and results of operations.

We may not be able to obtain or maintain the quotation of our common stock on the Over-the-Counter Bulletin Board, which would make it more difficult to dispose of our common stock.

On November 24, 2003 the shares of our common stock were approved for listing on the OTCBB under the symbol “QCYR”.  On July 7, 2004 we changed our name to “Quincy Gold Corp” and were issued a new symbol, “QCYG”.  However, we cannot guarantee that our shares will always be available for OTCBB quotations. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

Our stock price is below $5.00 per share and treated as a "Penny Stock" which places restrictions on broker-dealers recommending the stock for purchase.

Our common stock is defined as "penny stock" under the Securities Exchange Act of 1934, and its rules. The SEC has adopted regulations that define "penny stock" to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

-     broker-dealers must deliver, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;

-     broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;

-     broker-dealers must disclose current quotations for the securities;

-

if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market; and

-

a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customers account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. If our common stock becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock, if such trading market should occur. As a result, fewer broker-dealers may be willing to make a market in our stock. You would then be unable to resell our shares.

Our two largest stockholders own a substantial interest in the company allowing them a significant influence in determining our future direction.

Our Chairman, Chief Executive Officer and Secretary, namely Daniel T. Farrell, our Chief Financial Officer, namely James N. Fairbairn, and two of our directors, namely John Cullen and William M. Sheriff, together own over 9,936,000 shares, being approximately 25% of our outstanding common stock. Consequently, these individuals may be in a position to control or influence the election of a majority of our directors and other matters subject to stockholder vote. Additionally, if they do decide to sell their stock into the market, their sales may cause the market price of the stock to drop.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the shares of common stock offered by the selling stockholders.

Upon exercise of all of warrants, the Company would receive proceeds of $6,925,107.20.

The proceeds from the exercise of the warrants will be used for general working capital purposes.

We estimate we will spend approximately $40,000 in registering the offered shares.

PLAN OF DISTRIBUTION

We are registering on behalf of the selling stockholders 20,298,077 shares of our common stock which they own. We will also register 10,436,872 warrants to purchase our common stock, and 10,436,872 shares underlying the warrants. No warrant solicitation fee will be paid.  The selling stockholders may, from time to time, sell all or a portion of the shares of common stock in privately negotiated transactions or otherwise. Such sales will be offered at prevailing market prices or privately negotiated prices.

The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

-     on the over-the-counter market;

-     to purchasers directly;

-     in ordinary brokerage transactions in which the broker solicits purchasers;

-

through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts,

concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

-

through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

-

through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

-

through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

-     in any combination of one or more of these methods; or

-     in any other lawful manner.

Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of said shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. The selling stockholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Furthermore, selling stockholders are subject to Regulation M of the Exchange Act. Regulation M prohibits any activities that could artificially influence the market for our common stock during the period when shares are being sold pursuant to this prospectus. Consequently, selling stockholders, particularly those who are also our officers and directors, must refrain from directly or indirectly attempting to induce any person to bid for or purchase the common stock being offered with any information not contained in this prospectus. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our common stock in connection with the stock offered pursuant to this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with the distribution of our common stock by such broker-dealers or pursuant to exemption from such registration. A selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. A selling stockholder may also loan or pledge the common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of the registration statement estimated to be $40,000 including but not limited to, legal, accounting, printing and mailing fees are and will be paid by us. We have agreed to pay costs of registering the selling stockholders' shares in this prospectus. However, any selling costs or brokerage commissions incurred by each selling stockholder relating to the sale of his/her shares will be paid by the selling stockholder.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

DETERMINATION OF OFFERING PRICE

Historically, there has been only a limited public market for our stock. The Selling Shareholders are expected to sell their shares at market prices.

SELLING STOCKHOLDERS

Set forth below is a list of all stockholders who may sell shares pursuant to this prospectus. The number of shares column represents the number of shares owned by the selling stockholder prior to the offering. The "Common Shares Beneficially Owned Following the Offering" column assumes all shares registered hereby are resold by the selling stockholders. The selling security holders identified in the following table are offering for sale 20,298,077 shares of common stock and 10,436,872 shares of common stock upon exercise of the warrants. None of these shares are being offered by directors or officers.  The shares of common stock and the warrants were issued in the following private placements or property acquisition:

  3,100,000 units issued on March 31, 2004 at a price of $0.70 per unit for gross consideration of $2,170,000. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until September 30, 2004 at a price of $1.00 per share;

  11,116,666 units issued on December 21, 2004 at a price of $0.3656 (CAD$0.45) per unit for gross consideration of $4,063,769.29. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until June 21, 2006 at a price of $0.528 (CAD$0.65) per share;

  387,833 share purchase warrants issued on December 21, 2004.  Each of these warrant entitles the holder to purchase one share of our common stock at a price of $0.3656 (CAD$0.45) per share until June 21, 2006

  4,905,882 units issued on April 1, 2005 at a price of $0.68 (CAD$0.85) per unit for gross consideration of $3,336,000. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until April 1, 2007 at a price of $0.88 (CAD$1.10) per share;

  975,529 units issued on April 8, 2005 at a price of $0.68 (CAD$0.85) per unit for gross consideration of $663,360. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until April 8, 2007 at a price of $0.88 (CAD$1.10) per share; and

  200,000 shares issued pursuant to an agreement dated February 10, 2005 under which we acquired on option to earn up to 75% interest in ten mineral claims with known uranium mineralization located in Buckles Township, Ontario from Canada Enerco Corp. known as the Elliott Lake Property.

We will not receive any proceeds from the sale of the shares by the selling stockholders.  We are unaware, since their purchases of securities, whether any Selling Shareholders have entered into any agreements or understandings with any person to distribute these securities.

The proceeds from the private placements listed above, totaling $10,233,129, have been utilized by us as follows:

March 31, 2005 (Unaudited)
Offering Costs	$451,892
Cash on Hand	$6,896,666
Exploration and Development Expenses	$1,479,316
General & Administrative Expenses	$1,405,255
Total:	$10,233,129

For purposes of the column headed “Number of Common Shares Offered Hereby” we have assumed exercise of all of the warrants.  Percentage Calculations are based upon our issued share capital as at April 18, 2005 of 40,230,997 shares of common stock.  All information regarding voting and/or dispositive powers in the notes to the following table has been supplied to us (without verification) or has been obtained by us from publicly available sources.

Name of Shareholder	Common Shares Owned Beneficially Prior to Offering		Number of Common Shares Offered Hereby	Common Shares Beneficially Owned Following the Offering
	No. of Shares Owned	%		No. of Shares Owned	%
Bank Sal.Oppenheim jr. & Cie Switzerland Ltd.(1)	130,000(2)	-- (3)	195,000(4)	0	0.00%
Phillip Kenny	25,000(2)	-- (3)	37,500(4)	0	0.00%
James Kenny	25,000(2)	-- (3)	37,500(4)	0	0.00%
William Byrd	50,000(2)	-- (3)	75,000(4)	0	0.00%
Absolute Resource Company LP(5)	150,000(2)	-- (3)	225,000(4)	0	0.00%
Anglo Pacific Group PLC(6)	2,332,294(2)	5.80%	2,857,941(4)	427,000	1.06%
RAB Special Situations L.P. (7)	3,360,000(2)	8.35%	5,040,000(4)	0	0.00%
AES Capital Partners, LP(8)	119,000	-- (3)	150,000	19,000	-- (3)
Arnold, Ronald F.	40,000	-- (3)	60,000	0	0.00%
Baldry, Julian	50,000	-- (3)	75,000	0	0.00%
Barnes, James	20,000	-- (3)	30,000	0	0.00%
Bedrock Capital Corporation(9)	70,000	-- (3)	75,000	20,000	-- (3)
Cambridge House International Inc. (10)	20,000	-- (3)	30,000	0	0.00%
Clarke, John	25,000	-- (3)	37,500	0	0.00%
Clement, Denis	183,000	-- (3)	75,000	133,000	-- (3)
D’Angela, Ennio	70,000	-- (3)	105,000	0	0.00%
D’Angela, Romeo	71,000	-- (3)	106,500	0	0.00%
10
EH&P Investments AG(11)	300,000	-- (3)	450,000	0	0.00%
Hawes, George T.	450,000	1.12%	675,000	0	0.00%
Jones, Richard W.	100,000	-- (3)	150,000	0	0.00%
Kaupthing Bank Luxembourg SA(12)	1,333,333	3.31%	2,000,000	0	0.00%
Kellogg Capital Group LLC(13)	444,100	1.10%	600,000	44,100	-- (3)
Kudu Partners, LP(14)	600,000	1.49%	900,000	0	0.00%
Lawless Family Trust(15)	220,000	-- (3)	330,000	0	0.00%
Liberty Consulting(16)	10,000	-- (3)	15,000	0	0.00%
LOM Securities (Bermuda) Inc.(17)	150,000	-- (3)	225,000	0	0.00%
Lupien, Jack G.	80,000	-- (3)	120,000	0	0.00%
MacKay, James	20,000	-- (3)	30,000	0	0.00%
Masionis, Sal	20,000	-- (3)	30,000	0	0.00%
Matlack, William	450,000	1.12%	675,000	0	0.00%
McCue, Bill	20,000	-- (3)	30,000	0	0.00%
Nalla Investments Ltd.(18)	20,000	-- (3)	30,000	0	0.00%
Novadan Capital(19)	111,000	-- (3)	166,500	0	0.00%
Omnium de Gestion Patrimoniale(20)	70,000	-- (3)	105,000	0	0.00%
Pinetree Capital Ltd.(21)	450,000	1.12%	675,000	0	0.00%
Societé Privée de Gestion de Palrimoire(22)	3,333,333	8.29%	5,000,000	0	0.00%
Sprott Asset Management Inc.(23)	5,205,882	12.94%	7,583,823	150,000	-- (3)
Timeless Precious Metals Fund Sicav PLC(24)	175,000	-- (3)	262,500	0	0.00%
Kingsdale Capital Markets Inc.(25)	0	0.00%	387,833	0	0.00%
Libra Offshore Fund	106,000	-- (3)	159,000	0	0.00%
Libra Fund LP	482,235	1.20%	723,353	0	0.00%
Canada Enerco Corp.(28)	200,000	-- (3)	200,000	0	0.00%

TOTAL			30,734,949

(1) Bank Sal.Oppenheim jr. & Cie Switzerland Ltd is an independent subsidiary of Privatbank Sal. Oppenheim jr. & Cie. KGaA of Cologne, Germany, an international financial institution registered with the German Federal Financial Supervisory Authority.
(2) Includes shares that were previously registered on a registration statement on Form SB-2 filed with the Securities and Exchange Commission August 17, 2004, SEC File No. 333-116299.

 (3) Less than one percent.

(4) Includes shares issuable upon exercise of warrants that were previously registered on a registration statement on Form SB-2 filed with the Securities and Exchange Commission August 17, 2004, SEC File No. 333-116299.

(5) Absolute Resource Company LP is a private portfolio manager based in the British Virgin Islands. Merfyn Roberts and Christopher Taylor are the natural persons who exercise voting control over Absolute Resource Company LP.

(6) Anglo Pacific Group PLC is a publicly held mining company based in the United Kingdom and whose stock is traded on the London Stock Exchange and the Australian Stock Exchange.

(7) RAB Special Situations LP is an affiliate of RAB Capital plc, a publicly held fund management company based in the United Kingdom whose stock is traded on the London Stock Exchange. RAB Capital does not file any reports under the Securities Exchange Act.  RAB Capital is not a majority subsidiary of a reporting Company under the Exchange Act. RAB Capital is not a registered investment adviser under the 1940 Act or a registered broker-dealer.

(8) AES Capital Partners LP is registered fund manager based in New York.

(9) The ultimate beneficial owner of Bedrock Capital Corporation is Paul Matysek.

(10) The ultimate beneficial owner of Cambridge House International Inc. is Joseph R. Martin.

(11)  EH&P Investments AG is a private portfolio manager based in Zurich. Switzerland. Erwin Hass is the natural person who exercises voting control over EH&P Investments AG.

(12) Kaupthing Bank Luxembourg SA is a subsidiary of Kaupthing Bank hf, a publicly held international financial institution based in Iceland and which is listed on the Stockholm Stock Exchange

(13) The controlling shareholders of Kellogg Capital Group LLC are Charles K. and Lee Kellogg.

(14) Kudu Partners, LP is a private portfolio manager based in Hesparus, CO.  William Lawless is the natural person who exercises voting control over Kudu Partners, LP.

(15) William Lawless is the Trustee and exercises voting control over the Lawless Family Trust.

(16) Liberty Consulting is a private portfolio manager based in the British West Indies. Christos Doulis is the natural person who exercises voting control over Liberty Consulting.

(17) LOM Securities (Bermuda) Limited is a registered securities dealer in Bermuda.(18) Nalla Investments Ltd. is private company controlled by Alan Folk.

(19) Novadan Capital is a registered limited market dealer and portfolio manager based in Toronto, Ontario. Ennio and Romeo D’Angela are the natural persons who exercise voting control over Novadan Capital.

(20) Omnium de Gestion Patrimoniale is a private portfolio manager based in Paris,France.  Alain Ferme Garange is the natural person who exercises voting control over Omnium de Gestion Patrimoniale.

(21) Pinetree Capital Ltd. is a publicly held investment company based in Toronto, Ontario and whose stock is traded on the Toronto Stock Exchange.

(22) Societé Privée de Gestion de Palrimoire is a private portfolio manager based in Paris, France. Guy Phillipe Bertin is the natural person who exercises voting control over ) Societé Privée de Gestion de Palrimoire.

(23) Sprott Asset Management Inc. is a registered portfolio manager based in Toronto, Ontario. Eric Sprott is the natural person who exercises voting control over Sprott Asset Management Inc.

(24) Timeless Precious Metals Fund Sicav PLC is a private portfolio manager based in Malta.  Peter Zihlmann is the natural person who exercises voting control over Timeless Precious Metals Fund Sicav PLC.

(25) Kingsdale Capital Markets Inc. is a registered underwriter based in Toronto, Canada and a member of the Toronto Stock Exchange. Kingsdale does not file any reports under the Securities Exchange Act. Kingsdale is not a majority subsidiary of a reporting Company under the Exchange Act. Kingsdale is not a registered investment adviser under the 1940 Act or a registered broker-dealer.

(26) Libra Offshore Fund is managed by Libra Advisers, LLC, a New York based portfolio manager. Ranjan Tandon is the natural person who exercises voting control over Libra Offshore Fund.

(27) Libra Fund LP is managed by Libra Advisers, LLC, a New York based portfolio manager. Ranjan Tandon is the natural person who exercises voting control over Libra Offshore Fund.

(28) The ultimate beneficial owner of Canada Enerco Corp. is Tom Drivas.

Selling Shareholders that are not natural persons:

Absolute Resource Company LP	Libra Offshore Fund
AES Capital Partners, LP	Libra Fund LP
Anglo Pacific Group PLC	LOM Securities (Bermuda) Inc.
Bank Sal.Oppenheim jr. & Cie Switzerland Ltd	Nalla Investments Ltd.
Bedrock Capital Corporation	Novadan Capital
Cambridge House International Inc.	Omnium de Gestion Patrimoniale
Canada Enerco Corp.	Pinetree Capital Ltd.
EH&P Investments AG	RAB Special Situations L.P
Kaupthing Bank Luxembourg SA	Societé Privée de Gestion de Palrimoire
Kellogg Capital Group LLC	Sprott Asset Management Inc.
Kudu Partners, LP	Timeless Precious Metals Fund Sicav PLC
Lawless Family Trust	Kingsdale Capital Markets Inc.
Liberty Consulting

OUR BUSINESS

General

We were incorporated in the State of Nevada on May 5, 1999 with an authorized capital of 200,000,000 shares of common stock, par value $0.001 as “Quincy Resources Inc.”  On July 7, 2004 we changed our name to “Quincy Gold Corp.”  We own interests in several mineral properties as well as a natural resource mineral database. Our corporate head office is located at 309 Center Street, Hancock, MI 49930 and our administrative offices are located at Suite 512, 120 Adelaide Street West, Toronto, Ontario. Our telephone number is (906) 482-4695.

We were organized for the purpose of acquiring and developing mineral properties. We own interests in several sets of mineral claims located in Oregon, Nevada and Wyoming.  We have recently entered into agreements to acquire additional mineral properties located in Arizona, Ontario, New Mexico and Colorado.

We are in the exploration stage and will continue to be in the exploration stage until we achieve significant revenues from operations. In an exploration stage company, management devotes most of its activities in acquiring and developing mineral properties. There is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. Our ability to emerge from the exploration stage with respect to our planned principal business activity is dependent upon our ability to attain profitable operations. There is no guarantee that we will be able to identify, acquire or develop mineral properties that will produce profitability. Moreover, if a potential mineral property is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation, and we may not be able to obtain such financing on terms which are satisfactory to us. There is substantial doubt regarding our ability to continue as a going concern. Our management's plans for our continuation as a going concern include financing our operations through sales of our unregistered common stock. If we are not successful with our plans, investors could then lose all or a substantial portion of their investment.

Principal Product

Our principal product is the exploration, and if warranted, sale of precious minerals, base metals and uranium. Since our properties have yet to be explored by us there is no guarantee any ore body will ever be found.

Atlas Database

On January 17, 2003 we acquired Atlas Database Corp, the owner of a natural resource exploration database developed by Atlas Minerals Inc. during the period 1982 through 1997. The majority of the information contained in the database relates to research on bulk mineable precious mineralized material in the western United States, particularly sediment hosted disseminated gold deposits and volcanic hosted disseminated hot springs gold mineralized material. Our management intends to utilize this database to further its stated business objective of locating, acquiring and exploring mineral natural resource properties.

Atlas Database Corp. was acquired pursuant to an Agreement and Plan of Merger between ourselves, Atlas Database Acquisition Corp., our wholly owned subsidiary, Atlas Database Corp., Platoro West Incorporated (“Platoro”) and William M. Sheriff, a member of our board of directors. Mr. Sheriff is the sole Shareholder of Platoro which was, in turn, the sole shareholder of Atlas Database Corp. Pursuant to the terms of the Agreement and Plan of Merger, 6,000,000 shares of our common stock were issued to Platoro in exchange for all of the issued and outstanding shares of Atlas Database Corp., Atlas Database Acquisition Corp. merged with and into Atlas Database Corp. and its separate existence ceased. As a result of the foregoing, Atlas Database Corp. is now our wholly-owned subsidiary.

The purchase price for the Atlas Database of 6,000,000 shares of our common stock was determined through arm’s length negotiations between ourselves and Platoro.

Atlas Database Corp. was formed in January, 2003 and was assigned all of Platoro’s right, title and interest in and to the Atlas Database in exchange for $15,000 cash. Prior to the Agreement and Plan of Merger, Platoro was the sole shareholder of Atlas Database Corp. and therefore its parent company.

Platoro’s interest in the Atlas Database was acquired pursuant to a Bill of Sale and Letter Agreement between Platoro and Atlas Minerals Inc. dated June 10, 2000. The purchase price paid by Platoro to Atlas Minerals Inc. was $15,000 cash. As required by the Letter Agreement, we have agreed to comply with the terms thereof. Accordingly, we are required to allow Atlas Minerals Inc. access to the data contained in the Atlas Database for competitive purposes, provided that Atlas Minerals Inc. provides reasonable notice. To date, Atlas Minerals Inc. has not requested access to the data. The Letter Agreement does not provide for sales of any of the data contained in the Atlas Database by Atlas Minerals Inc. to third parties, it only requires that we grant access to the data for competitive purposes. However, it does not specifically prohibit such sales nor would we receive any portion of sales proceeds. We have not obtained a legal opinion on whether or not Atlas Minerals Inc. has the right to sell any of the data contained in the Atlas Database to third parties. However, we are of the view that such sales would be a violation of the terms of the Letter Agreement and would take steps to prevent such sales. We can give no assurance that we would be successful in this regard. Pursuant to the terms of the Letter Agreement, Atlas Minerals Inc. is entitled to access the Atlas Database for the purpose of competing directly with us. Pursuant to the terms of the Letter Agreement, in the event we sell any of the data to a third party we are required to pay Atlas Minerals Inc. 25% of the proceeds of the sale. We do not require Atlas Minerals Inc.’s consent to sell any of the data in the Atlas Database to any third party.

Pursuant to the terms of the Agreement and Plan of Merger we have granted Platoro the option to repurchase from us the Atlas Database on an “as is, where is” basis, provided that (i) during the 365 day period prior to the exercise of the option we have not made commercial use of the Atlas Database and (ii) we have no commercially reasonable plans for use of the Atlas Database. The exercise price of the option is payment by 6,000,000 shares of our common stock. Accordingly, the option exercise price is the same as the purchase price. In the event that we sell the Atlas Database to an arm’s length third party the option granted to Platoro will terminate.

Silver Bow Property

Pursuant to the terms of a Mining Lease and Agreement made the 21st day of February, 2003 between ourselves and Donald K. Jennings and Renegade Exploration (the “Owners”), we acquired the exclusive right to explore and mine ores and minerals of any kind (except oil and gas) on 73 unpatented lode mining claims, located on 1,460 acres, in Nye County, Nevada known as the Silver Bow Property. Its location is shown on the following map.

Silver Bow Property Map Image - silverbow.gif

The Silver Bow leased properties are described as follows:

Name	Date Recorded	NMC Number	Expiry Date
Bow 1-3, 14, 15, 32, 33, 18 - 23, & 25	March 1, 2002	828189 – 828202	August 31, 2005
Bow 4 - 13, 16, 17, 24, 26 - 73	April 14, 2003	8464429- 846487	August 31, 2005

The lease is subject to a 3% Net Smelter Return (NSR) royalty in favor of the Owners. We have the right to purchase two thirds of the NSR for $1,500,000 and the final third for an additional $2,000,000. The lease has a term of 15 years, provided that the following advance royalty payments are made to the Owners:

  $10,000 upon signing (paid);

  $15,000 on February 21st, 2004 (paid);

  $20,000 on February 21st, 2005 (paid);

  $30,000 on February 21st, 2006;

  $40,000 on February 21st, 2007;

  $50,000 on February 21st, 2008; and

  $50,000 on each February 21st thereafter.

While as at the date hereof we have sufficient funds to pay the advance royalty payments due on February 21st, 2006, there is no guarantee that we will have sufficient funds to make such payment when it is due.  In addition, we may not have the funds to make the advance royalty payments due beginning February 21st, 2007. To have the funds available we will either seek advances from our directors or officers, or engage in additional offerings of our stock. At present, we have made no arrangements to do any of these two methods of fund raising. In the event that we determine that the Silver Bow Property does not merit further exploration, we will not make any further advance royalty payments. If we fail to make the advance royalty payments the Mining Lease and Agreement will terminate and we will lose our interest in the Silver Bow Property.

Pursuant to the terms of the Mining Lease and Agreement we have also agreed with the Owners that, in the event that we locate any additional unpatented mining claims within an “Area of Interest” surrounding the Silver Bow Property, such claims will be subject to the Mining Lease and Agreement and, as a result, we will be obligated to pay a 3% NSR royalty referred to above to the Owners in respect of such claims. In the event that any claims we locate are inside the “Area of Interest” and are subject to a royalty payable to a third party, the 3% NSR royalty payable to the Owners will be reduced on a dollar for dollar basis. The “Area of Interest” is defined by specific boundaries and encompasses 1,887 hectares located around the Silver Bow Property.

The claims comprising the Silver Bow Property are numbered Bow 1-73 and are registered in the name of Donald K. Jennings. Maintenance fees on these claims have been paid until September 1, 2004. As a result of the fact that these claims are not registered in our name, other mining companies could claim interests in the 73 unpatented mining claims or challenge our right to conduct exploration activities on the Silver Bow Property.

The acquisition of the Silver Bow Property was based on an examination by two exploration geologists, Thomas Skimming and William Utterback, of: (i) past exploration programs by other companies and individuals; and (ii) the production history of the Silver Bow area and its strategic location within the Midway Structural Trend. The examination led Messrs. Skimming and Utterback to the conclusion that the Silver Bow Property was one of merit, that it exhibited significant gold and silver potential, and warranted further exploration. They then recommended that we negotiate an option agreement for the Silver Bow Property. Messrs. Skimming and Utterback have no interests in the Silver Bow Property. Mr. Skimming is, and Mr. Utterback was, members of our board of directors with extensive exploration experience in the State of Nevada.

There are no known reserves on the Silver Bow Property and any proposed program by us is exploratory in nature.

The Bow claims are located within the Silverbow Mining District in Nye County, approximately 50 miles east-southeast of the town of Tonopah in south-central Nevada. More precisely, the claims are situated in sections 26 and 32-36 inclusive, T1N, R49E in the central part of the Kawich Mountain Range. The Nellis Air Force Bombing Range borders the area to the south. Access is by paved road east of Tonopah on SR 6 and southeast on the access road to the Nevada Test Site boundary and then approximately 20 miles of poorly maintained single track gravel road.

We have not conducted any significant exploration activities on the Silver Bow Property.

Climate, Local Resources and Physiography

The Silver Bow Property lies at elevations ranging from 6,500 to 7,600 feet above mean sea level within a moderately rugged terrain. The climate is classified as high arid desert. Temperatures vary from 110ºF in the summer to 0ºF in the winter with an average precipitation of only 3.50 inches per year.

History

The first discoveries of gold and silver in the Silverbow District were made in the fall of 1904. The first shipments of ore were made in 1906 and by the fall of the same year, the area was abandoned. The area became active again in 1913 and 1920 when small stamp mills were built.

In 1929, a 50-ton flotation mill was constructed at the Blue Horse Mine but operated for only a short time. During 1940 to 1942, lessees shipped about 160 tons of ore from the Silver Glance Mine averaging .05 ounces per ton in gold and 35 ounces per ton in silver. The mines of the Silverbow District were the most consistent gold and silver producers in the area. Ore was shipped annually from the district from 1906 through 1955 with only a few short gaps of no recorded production. Total production from the Silverbow District as calculated by the United States Bureau of Mines (USBM) is 3,246 tons of ore yielding 8,709 ounces of gold and 90,570 ounces of silver. As late as 1964, several of the mines were re-opened but were worked for only a short time.

Since the early 1960s there have been at least four programs of exploratory drilling carried out in the Silverbow District. A total of 17 core and rotary drill holes were completed by the Browne Group in the gulch west of the Silverbow townsite in the 1960s. Amoco Minerals Co. completed 6 rotary drill holes north of the townsite and near the Hillside Mine in 1983-1984. Later in the 1980s, several rotary holes were drilled by NERCO. In late 1993 and early 1994, the Phelps Dodge Mining Co. carried out a program of reverse circulation rotary drilling in the ridge west of the Silverbow townsite. In 1997, Placer Dome Inc. finished the latest round of drilling and concluded that a target meeting their size requirements was unlikely and quitclaimed the property to NevSearch, L.L.C.

We estimate that an initial exploration program on the Silver Bow Property will cost approximately $225,000. This amount provides for a complete review and assessment of the results from all the previous exploration carried out on the property for which information is available or can be obtained ($10,000); mapping and sampling of the existing and accessible underground workings ($15,000) and approximately 10,000 feet of drilling, which would include geological supervision, logging, sampling and assaying ($200,000).

Subject to obtaining sufficient financing we plan to review these mineral claims and, if warranted, undertake further exploration activities. However, we do not plan to undertake any specific exploration activities on the Silver Bow Property in the immediate future.

AG Property

In March 2003, we staked 43 lode mining claims in Humboldt County, Nevada known as the AG Property. The claims are registered in our name.

The AG mining claims are described as follows:

Name	Date Recorded	NMC Number	Expiry Date
AG 11-53	March 3, 2003	844139-844181	August 31, 2005

The AG Property is located approximately 32 miles northwest of the town of Orovada in Humboldt County, Nevada. The Property lies within the Bilk Creek Mountains, as shown on the following map, and encompasses a small hill.

AG Property Map Image - ag.gif

Access to the Property is from the town of Winnemucca located in northern Nevada on Interstate Route 80, north on U.S. Route 95, then northwesterly on Nevada State Route 140 to the Fort McDermott Indian Reservation, then along an unimproved dirt road running north through Sand Canyon for approximately 22 miles to the Property.

The acquisition of the AG Property was based on the results of an exploration program previously carried out by Noranda Exploration, Inc. in 1983 on ground presently encompassed by the AG Property. Thomas Skimming and William Utterback, exploration geologists, also conducted a field examination. They identified evidence of banded, epithermal, quartz-adularia veins on the property which exhibited “angel wing” textures characteristic of many of the epithermal quartz veins that have been developed as gold mines in the state of Nevada. Messrs. Skimming and Utterback have no interest in the AG Property.

We have not conducted any exploration activities on the AG property. Subject to obtaining sufficient financing we plan to review these mineral claims and, if warranted, undertake further exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in the AG Property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.  However, we do not plan to undertake any specific exploration activities on the AG Property in the immediate future.

There are no known reserves on the AG Property and any proposed program by us would be exploratory in nature.

Climate, Local Resources and Physiography

The AG Property lies at elevations ranging from 6,000 to 6,700 feet above mean sea level within a moderately rugged terrain. Agate Point, the most prominent topographic feature on the Property, has an elevation of 6728 feet above mean sea level. The climate is classified as high arid to semi-arid desert. Temperatures vary from 100ºF in the summer to -10ºF in the winter with an average precipitation of approximately 5 inches per year which is mainly in the form of snow during the winter months.

History

During a routine field investigation in 1983 in Sand Canyon at the south end of the Bilk Creek Mountain Range, geologists of Noranda Exploration Inc. noticed a north trending structure extending to Agate Point which suggested an extensive area of silica alteration.

Preliminary sampling indicated anomalous gold, arsenic, antimony and mercury in brecciated and stockwork veined volcanic rocks. During the following year, geological mapping was carried out to identify the volcanic stratigraphy, structure and the distribution and type of alteration exhibited in the rocks. Geochemical sampling was done to identify areas with anomalous concentrations of precious metals and pathfinder elements. This data was examined and preliminary models were constructed. As a result of their findings, Noranda concluded that the Agate Point area has low potential for a large tonnage, economic precious metal deposit (open pit, heap leach-type of deposit) but noted the potential for a structurally controlled, high grade-type deposit in the area.

Around 1990, Geomex Minerals Inc. acquired the AG Property and drilled two shallow holes approximately 2000 feet apart in the central area near Agate Point. One of these was collared near the granite contact. The results of their drilling are not available but it is known that they were looking for a bulk tonnage deposit.

It is estimated initial exploration program on the AG Property will cost approximately $125,000. This amount provides for additional sampling of the vein system in the central portion of the Property together with sample analyses ($15,000), test geophysical surveys and the construction of a control grid ($10,000) and approximately 5,000 feet of reverse-circulation drilling at an all inclusive cost of $20 per foot, which would include geological supervision, logging, sampling and assaying of drill samples ($100,000).

Lantern Property

On July 31, 2003, we entered into a mining lease with Newmont Mining Corporation for patented fee land totaling 1,123 acres, and also received a quit claim deed for 340 acres consisting of 17 unpatented mining claims. The property is known as the Lantern Property. Platoro West Incorporated, a corporation controlled by one of our directors, namely William Sheriff, is also a party to the Mining Lease.  Specifically excluded from the agreement are 22 unpatented mining claims under lease to Romios Gold Resources, Inc. a Canadian corporation.

Platoro West Incorporated began negotiating with Newmont in 2002 to acquire the Lantern Property and made certain maintenance fee payments in respect of the claims comprising the Lantern Property in contemplation of a definitive agreement being reached with Newmont. In 2003, as part of these negotiations, Platoro proposed to Newmont that Platoro would lease the Lantern Property from Newmont and, in turn, sublease the Lantern property to us. Newmont requested instead that both Platoro and ourselves be party to the mining lease agreement. We have agreed with Platoro that we will reimburse Platoro for all out-of-pocket costs incurred by it in respect of maintaining the Lantern Property prior to the date of the mining lease agreement and that, in the event that we do not elect to conduct exploration work on the Lantern Property, we will transfer the Lantern Property to Platoro, subject to the terms of the mining lease agreement. We are of the view that this arrangement was determined through arm’s length negotiation and does not give rise to a conflict of interest with William Sheriff (a current director)  or Platoro.

The Lantern Property is located in Pershing County, Nevada, about 62 miles from Winnemucca, Nevada. Access to the property is from the town of Lovelock located on Interstate Highway No. 80 over Nevada State Route 399 for 15 miles and then an additional 35 miles to the north over unimproved gravel roads.

Lantern Property Map Image – lantern.gif

The 17 unpatented mining claims deeded to us as part of the Lantern Property are as follows:

Name	NMC Number	Expiry Date
Petal 1-8	772574-772581	August 31, 2005
Petal 29-36	772602-772609	August 31, 2005
Petal 38	772611	August 31, 2005

The leased portions of the Lantern Property are 29-OSP-0001(NLRC 182054) and 29-OSP-0006(182092).

Under the lease agreement, we are required to spend the following amounts on exploration and assessment work:

  $25,000 during the 12 month period ended July 31, 2005;

  $25,000 during the 12 month period ended July 31, 2006;

  $50,000 during the 12 month period ended July 31, 2007;

  $50,000 during the 12 month period ended July 31, 2008;

  $50,000 during the 12 month period ended July 31, 2009;

  $50,000 during the 12 month period ended July 31, 2010;

  $50,000 during the 12 month period ended July 31, 2011;

  $50,000 during the 12 month period ended July 31, 2012; and

  $100,000 during the 12 month period ended July 31, 2013 and each July 31 thereafter as long as the agreement is in effect.

The lease is subject to a maximum 4 % Net Smelter Return (NSR) royalty in favor of Newmont Mining Corporation. Newmont Mining Corporation also retained a preferential ore processing right. We are required to undertake a feasibility study.

While as at the date hereof we have sufficient funds to pay the initial exploration and assessment work due by July 31, 2005, there is no guarantee that we will have sufficient funds to make such payment when due. In the event that we do not have adequate funds available we will either seek advances from our directors or officers, or engage in additional offerings of our stock. At present, we have made no arrangements to do any of these two methods of fund raising.  In the event that we determine that the Lantern Property does not merit further exploration, we will not make any further exploration expenditures. If we fail to make the exploration expenditures the mining lease will terminate and we will lose our interest in the Lantern Property.

We are also responsible for all taxes and federal maintenance fees for the property. Prior to completion of a feasibility study, and upon payment to us of 50% of the exploration expenditures made by us to that date, Newmont has the right to require us to enter into a joint venture agreement, with Newmont having a 51% interest and us a 49% interest.   Newmont will also be required to pay all expenditures by the joint venture up to an amount equal to 200% of the exploration expenditures made by us to that date.  Newmont may also require us to enter into the joint venture agreement within 90 days of the delivery of the completion of a feasibility study by paying to us 100% of the exploration expenditures made by us to that date, in which case Newmont will also be required to pay all expenditures by the joint venture up to an amount equal to 300% of the exploration expenditures made by us to that date.  We can terminate the Agreement at any time after spending $100,000 on exploration and assessment work.

There are no known reserves on the Lantern Property and any proposed program by us is exploratory in nature.

Newmont has told us that the current owner of the property, Nevada Land and Resource Company LLC, has filed a lawsuit challenging the validity of leases for the Lantern Property. A July 12, 2002, trial court decision rejected Nevada Land and Resource Company claims. That decision is now on appeal to the Nevada Supreme Court.

We have not conducted any exploration activities on the Lantern Property.

Acquisition of our interests in the Lantern Property was based on the professional judgment and evaluation of two exploration geologists, Thomas Skimming and William Utterback. Messrs. Skimming and Utterback are directors with extensive exploration experience in the State of Nevada.  Messrs. Skimming and Utterback have no interest in the Lantern Property.

Climate and Physiography

The Lantern Property is situated near the southwestern end of the Antelope Range within a cluster of low hills ranging between 4,800 and 5,200 feet elevation. Vegetation consists essentially of sparse amounts of sage brush and patches of native grasses.

The climate is high arid desert with light snow falls during the winter months that usually melt before March and rarely accumulates to depths that would inhibit travel. The area is dry throughout most of the year.

History

Since 1980, several companies, principally Santa Fe Pacific Gold Corporation and Newmont Mining Corporation have conducted comprehensive exploration programs within portions of the boundaries of the existing Lantern Property. This work, consisting largely of geological mapping, soil and rock geochemical surveys, various geophysical surveys and extensive drilling, identified a low-grade resource.  Higher grade intercepts of gold mineralization were encountered in banded, epithermal quartz veins during the drilling but were never evaluated with deeper, systematic drilling. The earlier exploration programs focused on the potential for a low-grade, bulk tonnage-type of gold deposit on the property but did not address the potential of a deeper, high-grade, bonanza-type of gold mineralization.

Budget

We estimate that an initial exploration program on the Lantern Property will cost approximately $200,000. This amount provides for an in-depth review and assessment of the results from all the previous exploration carried out on the Lantern Property for which technical data and general information is available to us and approximately 10,000 feet of reverse circulation drilling which would include geological supervision, logging, sampling, assaying and general administrative costs.  However, we do not plan to undertake any specific exploration activities on the Lantern Property until such time as the litigation between Newmont and Nevada Land and Resource Company LLC is resolved.

Quartz Mountain Property

Pursuant to the terms of an Option Agreement made as of October 15, 2003 with Seabridge Gold Corporation (a wholly-owned subsidiary of Seabridge Gold Inc.) (“Seabridge”) we acquired an exclusive option to earn a 50% interest in 67 unpatented mining claims located in Lake County, Oregon known as the Quartz Mountain Property, subject to certain exclusions.    Our rights pursuant to the Option Agreement specifically exclude a reported 2.7 million ounce low-grade gold resource, discussed below.  Our exploration program is focussed on other reported grades of mineralization.

Pursuant to the terms of the Option Agreement, in order to maintain our option and earn the 50% interest we must:

  incur cumulative exploration expenditures of $1,500,000 on or before October 15, 2008 as follows by October 15, 2004, $100,000 (which exploration expenditures have been incurred),

    by October 15, 2005, $250,000 (which exploration expenditures have been incurred),

    by October 15, 2006, $500,000 (which exploration expenditures have been incurred),,and by October 15, 2008, $1,500,000;

  issue to Seabridge 250,000 shares of our common stock as follows

    50,000 shares on execution of the Option Agreement (which shares have been issued), and

    200,000 shares with 30 days of satisfying the expenditure obligations described above.

If those conditions are satisfied, we will be deemed to have exercised the option and earned our 50% interest in the Quartz Mountain Property, at which time we will  be deemed to have entered into a Joint Venture Agreement with Seabridge.

We may also increase our interest in the Quartz Mountain Property from 50% to 62.5% by (i) funding 100% of a feasibility study on the Quartz Mountain Property within three years; and (ii) issuing 250,000 shares at the completion of the feasibility study.

We are required to make the first $100,000 of expenditures (which expenditures have been made) and to pay all fees required to keep the Quartz Mountain Property in good standing.  Once we have made the first $100,000 of expenditures we may terminate the Option Agreement on 60 days written notice to Seabridge.

We have also agreed with Seabridge that, if the parties to the Option Agreement acquire any additional mineral properties within two miles of the outer boundaries of the Quartz Mountain Property, such properties will immediately be subject to the Option Agreement.

The Option Agreement is subject to two Royalty Agreements, the first of which is between Seabridge and William M. Sheriff, one of our directors (the “Sheriff Royalty”) pursuant to a Royalty Agreement dated December 18, 2001, and the second of which is between Seabridge and Quartz Mountain Resources Ltd. (the “QMR Royalty”) pursuant to an Asset Purchase and Sale and Royalty Agreement dated December 17, 2001.  Pursuant to the Sheriff Royalty, Mr. Sheriff is entitled to a 0.5% net smelter returns royalty from all ore mined on the Quartz Mountain Property, and pursuant to the QMR Royalty, Quartz Mountain Resources Ltd. is entitled to a 1% net smelter returns royalty from all ore mined on the Quartz Mountain Property.  We are of the view that the arrangement with Seabridge was determined through arm’s length negotiation.

The claims are registered in the name of Seabridge and are described as follows:

Name	Date Recorded	NMC Number	Expiry Date
4 Squares 1-8, amended	March 29, 1962	22755-22762	August 31, 2005
Angel 7-8	October 5, 1956	22763-22764	August 31, 2005
FH 5-12, 21, 23-27, 29-35, 64-65, amended	September 1, 1983	45146-45153, 45162, 45164-45168,45170-45176, 45205, 45206	August 31, 2005
18
FH 14, 22, 28, 36, 66, amended	August 16, 1984	45155, 45163, 45169, 45177, 45207	August 31, 2005
NQTZ 108, 110, 143-148	February 1, 1985	81602, 81603, 81627-81632	August 31, 2005
NQTZ 191, 193	February 3, 1985	81659, 81661	August 31, 2005
QTZ 31, 32, 34, 41	June 18, 1983	63755, 63756, 63758, 63765	August 31, 2005
QTZ 43, 67-70, 77, 79	June 19, 1983	63767, 63791-63794, 63801, 63803	August 31, 2005
TRA 1-8	September 1, 1983	66682-66689	August 31, 2005

The Quartz Mountain Property is located in the Fremont National Forest in south-central Oregon approximately 30 miles west-northwest of the town of Lakeview on Oregon State Highway 140 as shown on the following map.

Quartz Mountain Property Map Image - quartz1.gif

The Property consists of three distinct mineralized areas, known as the Angel's Camp, Crone Hill and Quartz Butte.  Access to the Quartz Mountain Property from Highway 140 is via several secondary paved and gravel service access roads to the Fremont National Forest that are maintained by the United States Forest Service.

The acquisition of the Quartz Mountain Property was based on a review of the results of a number of exploration programs that were carried out in the past and on the professional judgment and evaluation of two exploration geologists, Thomas Skimming and George Cole.   Messrs. Skimming and Cole are directors with extensive exploration experience in the State of Oregon.  Messrs. Skimming and Cole have no interest in the Quartz Mountain Property.

There are no known reserves on the Quartz Mountain Property.  Our drilling program is exploratory in nature.

Climate, Local Resources and Physiography

The Quartz Mountain Property is situated at an elevation of around 6,000 feet above mean sea level in the Basin and Range Province that extends from Nevada into southern Oregon.  The annual precipitation in this region averages 20 inches, most of which falls as snow between the months of October and April. Vegetation is characterized by an open, park-like, pine forest with sparse underbrush that consists of low profile shrubs and patches of native grasses.

History

From 1982 to 1996, comprehensive exploration programs were carried out at different time periods by The Anaconda Company, Wavecrest Resources Ltd., Galactic Resources Ltd., Pegasus Gold Corporation and Newmont Exploration Ltd. within the boundaries of the existing Quartz Mountain Property.  These programs, which consisted essentially of geological mapping, soil and rock geochemistry, various geophysical surveys and extensive reverse-circulation and core drilling identified a total (measured, indicated and inferred) low-grade resource reported to contain 2.7 million ounces of gold.  Higher grade intercepts of gold mineralization were encountered in silica flooded sulphide breccias, multiple quartz veinlets and banded, epithermal quartz veins during the drilling but, excluding a small drill program that was carried out by Quartz Mountain Gold Corporation (a joint venture between Wavecrest Resources Ltd and Galactic Resources Ltd) during the fall of 1988, these high grade gold intercepts were never evaluated with deeper, systematic drilling.  Earlier exploration programs focused on the potential for a low-grade, bulk tonnage-type of gold deposit..

Little to no work has been performed on the Quartz Mountain Property from 1996 to the commencement of our exploration program.

Results of Exploration Activities to Date

We completed the first phase of an exploratory diamond drill and sampling program on the Quartz Mountain Property in 2004. Previous exploration work concentrated on low-grade gold mineralization amenable to open pit mining with little or no attention given to the high-grade, feeder structures commonly associated with large epithermal gold systems. These high-grade, feeder structures at the Quartz Mountain Property were the principal focus of our drill program.

A total of 18 HQ diameter diamond drill holes with an aggregate length of 14,069 feet were drilled. All drill holes were surveyed by digital camera approximately every 100 feet of advance by Company staff. Routinely, diamond drill core was photographed, logged, halved lengthwise with a diamond saw and sampled. Samples were submitted to ALS Chemex Labs in Reno, Nevada where they were analyzed for gold and silver using the Au -AA26 fire assay and AAS method with 50 g nominal sample weight (assay range 0.010 - 100,000 ppm). Samples were also analyzed for trace elements using ME -ICP41, 34 element aqua regia acid digestion and ICP -AES. Sample preparation and gold & silver analyses were carried out in the ALS Chemex Laboratory in Reno, Nevada. All other analyses were performed by ALS Chemex 's Laboratory in Vancouver, British Columbia.

Angel's Camp

A total of 9 holes totaling 5,903 feet in length were drilled in the Angel's Camp area. In all, 171 samples were selected from the drill core for analysis.

Drill hole AC-1 intersected 105 feet of gold mineralization (from the collar of the hole to 105.0 feet) within an iron-stained heterolithic tuff which averaged 0.037 ounces per ton ("opt") in gold. Within this section, two zones of higher grade mineralization associated with an area of pervasive, banded epithermal veins within the tuffs, assayed 0.123 opt over a 10.0 feet interval (from 40.0 to 50.0 feet) and 0.066 opt over a further 10 foot interval (from 60.0 to 70.0 feet) respectively. The latter zone contained an average of 0.65 opt in Ag over the same interval.

Drill hole AC-2 was drilled to a depth of 570 feet through a sequence of rhyolitic tuff and basalt with no evidence of any epithermal activity. None of the core from this hole was assayed.

Drill hole AC-3 intersected 100 feet of gold mineralization (from 190.0 to 290.0 feet) within the same iron-stained tuff encountered in hole AC-1, and averaged 0.042 opt in gold. Within this section, a zone of banded epithermal veins from 222.5 to 233.5 feet (11.0 feet) averaged 0.20 opt in Au and 0.39 opt in Ag.

Drill holes AC-4, AC-5, AC-7 and AC-9 encountered only low levels of gold mineralization within a basaltic unit containing weak epithermal vein and stockwork development. One narrow section from 383.2 to 386.8 feet (3.6 feet) in hole AC-4 assayed 0.114 opt Au.

Drill hole AC-10 intersected 60 feet of gold mineralization (from 155.0 to 215.0 feet) within a rhyolitic lithic tuff which has a weighted average grade of 0.179 opt in gold. The mineralized zone is associated with a high incidence of banded epithermal veins and epithermal breccias within the lithic tuff. Within the envelope of lower grade gold mineralization, a 5.5 foot thick (from 191.5 to 197.0) sooty, clay-rich fault zone containing 50% fragments of banded, epithermal vein material assayed 1.735 opt Au and over 3.00 opt Ag (overlimit assays pending) which disproportionately influenced the weighted average grade for the wider intersection of gold mineralization in the hole.

Drill hole AC-11 intersected 90 feet of gold mineralization (from 225.0 to 315.0) across a contact between a rhyolitic lithic tuff and a vesicular basalt which averaged 0.073 opt in gold with subordinate amounts of silver. Within this broader area, a 14.0 feet zone (from 255.0 to 269.0 feet) of banded, epithermal veins associated with adularia, averaged 0.293 opt Au and 0.336 opt Ag over the entire 14.0 feet width.

Crone Hill

Three holes (QM-727, QM-731 and QM-733) totaling 2,377.5 feet in length were drilled in the Crone Hill area. In all, 337 samples were selected from the drill core for chemical analyses: 68 samples from hole QM-727 ; 173 samples from hole QM-731 and 96 samples from hole QM-733.

Drill hole QM-727 intersected a continuous section of gold mineralization from 195.0 to 430.0 feet (235.0 feet) in the hole within a heterolithic tuff and tuff breccia which contained a weighted average of 0.028 opt Au. Within this section, from 362.2 to 370.0 (7.8 feet) at a contact between the tuffs and a vesicular basalt, a zone of banded epithermal veins assayed 0.11 opt Au and 0.32 opt Ag. Also included in the wider section from 395.0 to 410.0 (15.0 feet) a bleached, brecciated zone averaged 0.10 opt Au with marginal values in Ag.

Drill hole QM-731 intersected several zones of gold mineralization within a heterolithic tuff and a basalt which have been liberally intruded by a network of narrow banded, epithermal veins, breccias and sulphide veinlets. From 275.0 to 315.0 (40.0 feet) a mineralized zone averaged 0.022 opt Au ; from 363.5 to 410.0 (46.5 feet), a similar zone averaged 0.056 opt Au and from 429.0 to 480.0 (51.0 feet) a section containing an average of 0.032 opt Au was encountered. Within the section from 363.5 to 410.0, a higher grade zone from 368.5 to 383.0 (14.5 feet) averaged .105 opt Au. Only low levels of Ag are associated with these gold-bearing sections.

Drill hole QM-733 encountered a wide zone of gold mineralization from the collar of the hole to 220.0 feet (220.0 feet) within a limonitic, heterolithic tuff and a basalt. This zone averaged 0.05 opt Au with consistent low levels of Ag. Within this zone, a network of narrow, banded epithermal veins from 88.5 to 104.4 (15.9 feet) assayed 0.10 opt in gold.

Also within the wider zone, a 5.5 feet section (119.0 to 124.5) of epithermal veins at the tuff/basalt contact assayed 0.522 opt Au. An area of pervasive banded, epithermal veins was intersected in hole QM-733 from 150.0 to 170.5 (20.5 feet) which averaged 0.16 opt Au.

Quartz Butte

Six holes (QM-725, QM-726, QM-728, QM-729, QM-730 and QM-732) totaling 5,789 feet in length were drilled in the Quartz Butte area. In all, 157 samples were selected from the drill core for chemical analyses: 13 samples from hole QM-725; 50 samples from hole QM-726 ; 38 samples from QM-728; 1 sample from QM-729; 34 samples from QM-730 and 21 samples from hole QM-732. Drill Hole QM-725 encountered 32 feet of 0.050 opt Au. Drill hole QM-728 encountered 10 feet of 0.050 opt Au and an additional 5 feet of 0.055 opt Au. Drill Hole QM-732 encountered 80 feet of 0.040 opt Au. Drill Holes QM-726, QM-729, QM-730 encountered very low gold values.

Budget

To date we have expended approximately $975,000 on exploration of the Quartz Mountain Property.  We are currently reviewing the results of our 2004 exploration program on the Quartz Mountain Property to determine the scope of further exploration work.  In the event we determine the Quartz Mountain Property does not merit further exploration, we will not make any further exploration expenditures. If we fail to make the exploration expenditures, the Option Agreement will terminate and we will lose our interest in the Quartz Mountain Property.

Miller Property

In January, 2004 we entered into a Mining Lease and Agreement with Pacific Intermountain Gold Corporation  (“Pacific”) pursuant to which we leased 21 unpatented lode claims located in Esmeralda County, Nevada known as the “Miller Property”.  William Sheriff, one of our directors, holds a minority (25%) interest in Pacific Intermountain Gold Corporation.  Under the Mining Lease and Agreement we have paid an advance royalty of $5,000 and were required to complete a $20,000 work commitment by January 23, 2005.  We have subsequently agreed to carry forward this $20,000 work commitment to January 23, 2006. In order to maintain the lease we are required to make the following additional advance royalty payments and exploration expenditures:

Date	Advance Royalty Payment	Exploration Expenditure
January 23, 2004 (paid)	$5,000	$Nil
January 23, 2005 (paid)	7,500	$Nil
January 23, 2006	10,000	$50,000
January 23, 2007	15,000	$50,000
January 23, 2008	30,000	$70,000
January 23, 2009 and every January 23 thereafter	$50,000	$100,000, until commencement of commercial production

Pursuant to the Mining Lease and Agreement the Miller Property is subject to a sliding scale net smelter returns royalty ranging from 2% for gold prices under $300.00/oz to 5% for gold prices in excess of $500.00/oz.  Advance royalty payments are credited against the sliding scale net smelter returns royalty.  We are of the view that the arrangement with Pacific was determined through arm’s length negotiation.

While currently we have sufficient funds to make the advance royalty payments and exploration expenditures due by January 23, 2006, there is no guarantee that we will have sufficient funds to make future advance royalty payments and exploration expenditures when due.  In the event we do not have the funds available, we will either seek advances from our directors or officers, or engage in additional offerings of our stock. At present, we have no arrangements to do any of these two methods of fund raising. In the event we determine the Miller Property does not merit further exploration, we will not make any further advance royalty payments or exploration expenditures. If we fail to make the advance royalty payments or exploration expenditures, the Mining Lease and Agreement will terminate and we will lose our interest in the Miller Property.

The claims comprised in the Miller Property are registered in the name of Pacific Intermountain Gold Corporation and are described as follows:

Name	Date Recorded	BLM Serial Number	Expiry Date
AS-1 – AS-21	December 30, 2002	839526-839546	August 31, 2004

Pursuant to the terms of the Mining Lease and Agreement we have also agreed with Pacific Intermountain Gold Corporation that, in the event we locate any additional unpatented mining claims within an “Area of Interest” surrounding the Miller Property, such claims will be subject to the Mining Lease and Agreement. The “Area of Interest” extends 5,280 feet from the exterior perimeter of the Miller Property.

The Miller Property is located in Esmeralda County in the southwestern portion of the State of Nevada, approximately 13 miles in a straight line, west of the town of Tonopah located at the intersection of U.S. Routes 6 and 95, as shown on the following map.

Miller Property Map Image – miller.gif

Access to the property is from the town of Tonopah, west on U.S.Route 6 for a distance of 12 miles and then an additional 8.5 miles in a south-southwesterly direction over a dirt road, suitable only for a 4-wheel drive vehicle.

The acquisition of the Miller Property was based partly on a review of the results of previous work carried out on the property, but mainly on an on-site visit to the property by Thomas Skimming, William Utterback, George Cole, Kathy Tureck, our former Exploration Manager and Dave Rowe, a geological consultant  of ours, all of whom, collectively, concluded that the property was one that exhibited considerable exploration potential for high-grade, bonanza-type gold mineralization at depth and as a result, recommended to our management that an option to acquire the property be negotiated with the property owners.  All of the preceding persons are qualified geologists with considerable exploration experience both in the state of Nevada and worldwide.

Climate, Local Resources and Physiography

The property is located on the eastern flank of Lone Mountain in the Weepah Hills at an elevation of approximately 6,500 feet.  Vegetation consists of a variety of low profile shrubs including creosote, sage brush and a sparse distribution of grasses.  The climate is classified as high arid desert which features light snow falls during the winter months that usually melt before March and is characterized by hot, dry summers.

Geology & Exploration History

A number of small gold and silver prospects dating back to the late 1800s occur both on the Miller Property and on the surrounding area.  Dickenson-Nevada Mines held a property (now encompassed by the Miller Property) in the late 1980s and conducted extensive soil sampling which identified a large area, approximately one mile in length, which contained anomalous amounts of gold and silver.  Six holes totaling 2,470 feet in length were drilled to test these anomalies to depths ranging between 355 and 505 feet by Dickenson-Nevada.  Although the anomalies were targeted, the vein characteristic of the chalcedony was not clearly recognized explaining why the veins were only intersected in two holes.  Drill hole MS-1 intersected the quartz veining at about 115 feet with a high gold assay of .03 opt.  Hole MS-2 intersected a 40 foot thick zone of chalcedonic veining between 160 and 200 feet which assayed .01 opt in gold.  Based upon field observations of the texture of the veining, the boiling zone is likely to be 300 to 700 feet below the surface.  The boiling zone would be the preferred target for bonanza style mineralization.  It is significant to note that there is not a single vein trending N-S as suggested by some of the existing data but rather there is a zone of en echelon, high level, epithermal veins each of which trends to the NNE.  The existence of multiple veins, the length of the vein (ie +5000 feet in length), the evidence of multiple phase Tertiary igneous activity and the lack of modern exploration are all positive indicators suggesting the potential of bonanza style epithermal mineralization at depth on the Miller Property.

The Miller Property is centered on a large, chalcedonic vein that has been traced along surface for more than a mile.  This vein ranges from 5 to more than 30 feet in width and displays classic high level, low temperature quartz textures.  Calcite veining accompanies the chalcedony locally and is dominant in select vein segments.  The main vein is the largest of at least 5 parallel to sub-parallel veins occurring in a broad vein zone measuring up to 400 feet in width.  The veins cut a number of rock types including a Jurassic granite and sediments and metasediments of Cambrian age intruded by and partially covered by a variety of Tertiary rhyolitic intrusives and volcanics.

Budget

An exploration program to assess the significance of the gold-bearing, epithermal quartz vein system on the property has yet to be developed and budgeted; however, an initial minimum program involving an expenditure of $100,000 is envisaged.  This amount would provide for detailed geochemical and geophysical surveys and approximately 5,000 feet of reverse circulation drilling which would include geological supervision, logging, sampling assaying and general program administrative costs.

There are no known reserves on the Miller Property and any proposed program by us is exploratory in nature. We have not conducted any exploration activities on the Miller Property. Subject to obtaining sufficient financing we plan to review these mineral claims and, if warranted, undertake further exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in the Miller Property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Seven Troughs Property

We have acquired a perpetual lease of certain mineral properties located in Pershing County, Nevada and known as the Seven Troughs Property from Newmont Capital Limited (“Newmont”) pursuant to the terms of a Minerals Lease, Sublease and Agreement dated and effective March 1, 2004 between ourselves and Newmont.

The Seven Troughs Property consists of three sets of claims as follows:

  34 patented lode mining claims (6 of which are subject to a 1.5% net smelter returns royalty) and 8 unpatented lode mining claims situate in Sections 12, 13, 23-26, 35 and 36, Township 30 North, Range 28 East, and Section 7 and 19, Township 30 North, Range 29 East, MDB&M, Pershing County, State of Nevada (the “Owned Claims”);

  5 patented lode mining claims situate in Sections 25 and 36, Township 30 North, Range 28 East, MDB&M, Pershing County, State of Nevada which are subject to the Option and Purchase Agreement dated effective April 15, 1999, between Western United Mines, Inc., a Utah corporation, and Seven Troughs Joint Venture, a Nevada Joint Venture among Franco-Nevada Mining Corporation, Inc. and Euro-Nevada Mining Corporation, Inc. (the “Optioned Claims”); and

  Subleased 76 unpatented and 64 patented lode mining claims and leased 162 unpatented claims situate in Sections 12, 13, 23-26, 35 and 36, Township 30 North, Range 28 East; and Sections 18, 19, 30 and 31 of Township 40 North, Range 29 East, MDB&M, Pershing County, State of Nevada which are subject to the Mining Lease (Long Form) dated December 31, 1975, between Slash, Inc., a Nevada corporation, and John M. Robinson; and to the Robinson Seven Troughs Mineral Lease and Sublease Agreement dated as of January 1, 1999, between John M. Robinson and Seven Troughs Joint Venture, a Nevada Joint Venture among Franco-Nevada Mining Corporation, Inc. and Euro-Nevada Mining Corporation, Inc. (the “Leased Claims”).

Pursuant to the terms of the Minerals Lease, Sublease and Agreement, we have been assigned Newmont’s rights to the agreement between Newmont and Western United Mines, Inc. (“Western”) in respect of the Optioned Claims (the “Option Agreement”).  Pursuant to the Option Agreement, we are required to pay the sum of $9,000 to Western on or before April 15, 2004 and the sum of $9,000 to Western on or before April 15, 2005, both of which have been paid.  We will thereafter be required to exercise the option to purchase the Optioned Claims on or before April 15, 2006 by paying to Western the sum of $300,000.

In addition, we are required to satisfy all obligations under the leases for the Leased Claims (the “Leases”).  These obligations include reimbursing Newmont for the advance minimum royalty payment paid by Newmont to the lessor of certain of the Leases (the “Lessor”) $25,000 (which sum has been paid), as well as making the following advance royalty payments to the Lessor:

  $50,000 on or before January 1, 2005 (which sum has been paid);

  an additional $75,000 on or before January 1, 2006; and

  an additional $100,000 on or before January 1 of each year thereafter.

The advance royalty payments will be credited against a 15% net profits interest payable to the Lessor in respect of certain of the Leases.  In addition, certain of the Leased Claims are subject to an additional 1% net smelter returns royalty.

Pursuant to the terms of the Minerals Lease, Sublease and Agreement, in order to keep its lease in good standing we are required to make a total of $5,000,000 in exploration expenditures as follows:

  $500,000 on or before September 1, 2005;

  an additional $650,000 on or before September 1, 2006;

  an additional $850,000 on or before September 1, 2007;

  an additional $1,250,000 on or before September 1, 2008; and

  an additional $1,750,000 on or before September 1, 2009.

Exploration expenditures during any period specified above in excess of the amounts stated shall be carried forward and credited against expenditures required in the subsequent period or periods.

The $500,000 of exploration expenditures required on or before September 1, 2005 is a firm commitment by us.

Once we have expended $2,500,000 of exploration expenditures on the Seven Troughs Property (but prior to commencement of production) we are required to provide a positive feasibility study (a “Completion Notice”).

Prior to delivery of the positive feasibility study, and upon payment to us of 30% of the exploration expenditures made by us to that date, Newmont has the right to require us to enter into a joint venture on the Seven Troughs Property with Newmont having a 51% interest and us a 49% interest.   Newmont will also be required to pay all expenditures by the joint venture up to an amount equal to 150% of the exploration expenditures made by us to that date.  Newmont may also require us to enter into a joint venture on the Seven Troughs Property within 120 days of the delivery of the Completion Notice by paying to us 100% of the exploration expenditures made by us to that date, in which case Newmont will also be required to pay all expenditures by the joint venture up to an amount equal to 150% of the exploration expenditures made by us to that date.

In lieu of electing to enter into a joint venture, and once we have expended $2,500,000 of exploration expenditures on the Seven Troughs Property, Newmont may elect to receive a cash payment equal to 85% of the exploration expenditures made by us to that date (to a maximum of $5,500,000) following which Newmont will transfer its interest in the Seven Troughs Property to us, subject to a net smelter returns royalty on precious metals (gold, silver and platinum) as follows:

Monthly Average Gold Price (U.S.$/ounce)	Net Smelter Return Percentage
Less than $300	2.5%
$300 up to $399.99	3.5%
$400 up to $499.99	4.5%
$500 and over	5.5%

Pursuant to the terms of the Minerals Lease, Sublease and Agreement all lands within one-half mile of the boundaries of the Seven Troughs Property acquired by us will become part of the Seven Troughs Property and subject to the Minerals Lease, Sublease and Agreement.

In the event we determine the Seven Troughs Property does not merit further exploration, we will not make any further advance royalty payments or exploration expenditures (other than the $500,000 firm commitment). If we fail to make the advance royalty payments or exploration expenditures, the Minerals Lease, Sublease and Agreement will terminate and we will lose our interest in the Seven Troughs Property.

The subleased unpatented claims comprised in the Leased Claims are owned by Slash, Inc. and are described as follows:

Name	Date Recorded BLM	BLM Serial Number	Expiry Date
Rex, Rex 1, 3-6	7/9/1979	72929-72934	9/1/2005
Rusty Pick, Rusty Pick 1-6	7/9/1979	72935-72941	9/1/2005
Bum	7/9/1979	72942	9/1/2005
Gold Cup, Gold Cup 1-3	7/9/1979	72943-72946	9/1/2005
Ripsnorter	7/9/1979	72947	9/1/2005
Link No. 5	7/9/1979	72948	9/1/2005
Tunnel 2,3,5,6,7,9,11,13-24	7/9/1979	72949-72966	9/1/2005
Sunrise 1 & 2	7/9/1979	72967-72968	9/1/2005
Desert Gold	7/9/1979	72969	9/1/2005
Keystone	7/9/1979	72970	9/1/2005
Gold Prince, Gold Prince 2-5	7/9/1979	72971-72975	9/1/2005
Ford, Ford 1 - 10	7/9/1979	72976-72986	9/1/2005
Climax, Climax 1-4	7/9/1979	72987-72991	9/1/2005
Survey, Survey 1-8	7/9/1979	72992-73000	9/1/2005
Yellow Leg 1 & 2	7/9/1979	73001-73002	9/1/2005
Mountain Well	7/9/1979	73003	9/1/2005
Carlo Fraction	7/9/1979	73004	9/1/2005

The subleased patented claims comprised in the Leased Claims are owned by Slash, Inc. and are described as follows:

Name	Survey No.	Patent No.
Lookout No. 1, Lookout No. 2, Lookout No. 4	3069	32957
Rough Lock Fraction	3215	46619
Outlook No. 3, Lookout Fraction, Porphry Dike Fraction	3379	119765
Destroyer No. 1, Fairview, Fairview No. 1, Fairview No. 2, Fairview No. 3, Fairview Fraction, Wedge Fraction, Tonopah, End Line Fraction, Oversight	3441	221095
Idwal, Cymo, L. Lewellyn, Idris, Tomy, Ivor, Arrow	3452	221904
24
Grafter Fraction	3503	213551
Syndicate, Syndicate Fraction, Eclipse, Eclips Fraction, Eclips Fraction No. 1	3552	512653
Eclips No. 3	3552	870845
Nancy No. 2	3565	153764
Thanksgiving, Thanksgiving Fraction, White Cap, White Cap Fraction	3566	144753
Fine Gold John Cleghorn	3569	261839
Yellow Dog No. 1, Yellow Dog No. 2, Badger No. 1 John Cleghorn, Badger No. 2 John Cleghorn, Jack Rabbit Fraction	3570	266590
High Up, High Up No. 1, High Up No. 2, Dixie Queen, Dixie Queen Annex, Martha G.	3677	154557
Signal Peak No. 1, Signal Peak No. 2, Signal Peak Fraction, Eureka, Great Dyke No. 2, Nancy Fraction, Humboldt	3772	298364
Lookout No. 3, Lookout No. 5, Lookout No. 6, Townsend Fraction, Canon Fraction, Saddle Fraction	3824	279173
Apex, Apex No. 1, Apex Fraction	4547	936719

The leased unpatented claims comprised in the Leased Claims are owned by John M. Robinson and are described as follows:

Name	Date Recorded BLM	BLM Serial Number	Expiry Date
CR-5-7	5/3/1978	19860-19862	9/1/2005
Lemon Mist, Lemon Mist 1-5	7/9/1979	73005-73009	9/1/2005
Micro-1 & 2	1/4/1988	456453-456454	9/1/2005
PDM 1-17	4/8/1988	470526-470542	9/1/2005
Micro 93-95	4/8/1988	470633-470635	9/1/2005
Climax B, 2b	1/24/1992	639698-639699	9/1/2005
STF 1-12	1/24/1992	639700-639711	9/1/2005
JMR 10-39	6/7/1996	740070-740099	9/1/2005
JMR 40-55	7/3/1996	741327-741342	9/1/2005
Wagon 1-2	10/23/1996	750190-750191	9/1/2005
Wagon 6-8	10/23/1996	750195-750197	9/1/2005
Wagon 13-16	10/23/1996	750202-750205	9/1/2005
Wagon 23-27	10/23/1996	750210-750214	9/1/2005
Wagon 32-34	10/23/1996	750219-750221	9/1/2005
Wagon 39-49	10/23/1996	750226-750236	9/1/2005
Wagon 55-68	10/23/1996	750242-750255	9/1/2005
Wagon 89-90	10/23/1996	750276-750277	9/1/2005
STP 1-3	4/4/1997	769073-769075	9/1/2005
JMR 71-82	1/15/1999	798923-798934	9/1/2005
JMR 87	1/15/1999	798939	9/1/2005
JMR 83R-86R	5/19/1999	804348-804351	9/1/2005
Wagon 9R	11/30/1999	809724	9/1/2005
NM 214	4/13/1999	802551, 805443-809728	9/1/2005
NM 264	7/12/1999	805443	9/1/2005
NM 265-268	11/30/1999	809725-809728	9/1/2005

The patented claims comprised in the Optioned Claims are owned by Western United Mines, Inc. and are described as follows:

Name	Survey No.	Patent No.
Portland No. 1, Portland No. 2, Portland No. 3, Portland Fr., Seattle No. 1	4775	1119818

The unpatented claims comprised in the Owned Claims are owned by Newmont Capital Limited and are described as follows:

Name	Date Recorded BLM	BLM Serial Number	Expiry Date
NM 178-180	4/13/1999	802515-802517	9/1/2005
NM 246-248	4/13/1999	802583-802585	9/1/2005
NM 261-262	4/13/1999	802598-802599	9/1/2005

The patented claims comprised in the Owned Claims are owned by Newmont Capital Limited and are described as follows:

Name	Survey No.	Patent No.
White Cloud No. 1, White Cloud No. 2, White Cloud No. 3, Nancy No. 1, Porphyry Peak, White Cloud Fraction	3921	289682
Standard No. 1, Standard No. 2, Standard Fraction, Jennie, Harnan Fraction	3469	67617
Montezuma, Woman’s Rights, Woman’s Rights Fraction	3581	382232
Standard No. 4, Standard No. 5, Black Rock, Black Rock Extension	3638	133371
North End	3730	241847
North Pole, South Pole, North Pole Fraction, South Pole Fraction, North Pole Fraction No. 1	3969	228132
Silver King Extension, Mispah Fraction, Franklin Fraction	3969	282180
Three Sisters	4001	313495
J.&B. No. 1, J.&B. No. 2, J.&B. No. 3, J.&B. Fraction, B.&J. No. 1, Jack Shoe	4085	546021

The Seven Troughs Property is located in Pershing County in the northwestern portion of the state of Nevada approximately 32 miles by road northwest of the town of Lovelock, located on Interstate Highway No. 80, about midway between the city of Reno and the town of Winnemucca, as shown on the following map.

Seven Troughs Property Map Image – seventroughs.gif

Access to the property is from the town of Lovelock over Nevada State Route 399 for 17 miles and then a further 15 miles to the northwest, over a network of partly maintained, gravel and dirt roads.

The acquisition of the Seven Troughs Property was based on a review of the results of a number of exploration programs that were carried out in the past, notably those by Franco Nevada Mining Corporation and Newmont Mining Corporation, and by Mr. Thomas Skimming. The review also included numerous discussions with qualified technical people familiar with the Seven Troughs Property and an on-site visit by Thomas Skimming, William Utterback, Kathy Tureck (our former exploration manager) and Dave Rowe, all  of whom are geologists consultants of ours. They collectively concluded that the property was one of considerable merit, that it exhibited significant, untested potential for high-grade, bonanza-type gold occurrences and as a result, recommended to our management that an option to acquire the property be negotiated with the property owners.

Both Mr. Skimming and Mr. Utterback are officers and/or directors and are qualified geologists with extensive exploration experience in the state of Nevada.  Messrs. Skimming and Utterback have no interest in the Seven Troughs Property.

Climate, Local Resources and Physiography

The Seven Troughs Property is situated on the eastern side of the Seven Troughs Mountain Range at elevations ranging between 4,500 and 6,500 feet.  Vegetation consists principally of sparse amounts of sage brush and patches of native grasses.

The climate is classified as high arid desert which features moderate accumulations of snow above 5,000 feet elevations during the winter months that usually melt by mid-March and rarely achieves depths that would inhibit travel.  The lower elevations on the property are normally dry throughout most of the year.

Geology & Exploration History

The Seven Troughs Property is located on the so-called “Sleeper Trend” between the Sleeper Mine and the historical Comstock District. The recorded historical mining production from the Seven Troughs district, which is completely encompassed by the Seven Troughs Property, is 150,000 tons of material grading 1.2 ounces of gold and 4.0 ounces of silver per ton.  Much of the modern exploration drilling on the Seven Troughs Property tested shallow portions of the known vein systems.  Although high grade intercepts have been encountered, follow-up work has failed to define mineable tonnages to date.  However, the greatest unrealized potential of the Seven Troughs Property lies under the central graben.  The entire volcanic sequence is preserved in this area and clay analyses prove that the deeper productive part of the system has not been eroded.  Numerous high grade intercepts within the graben are poorly understood and require follow-up.  Drilling by Franco Nevada Mining Corporation in 2000 in this area intersected several high grade intercepts including 10 feet @ 1.053 ounces per ton in gold.  This zone is wide open to the north and to the south and represents a exploration opportunity.

The property is underlain by a bimodal suite of mid-Miocene volcanic rocks composed of basalt and rhyolite.  Large, through-going, northerly, northwesterly and northeasterly structures form a complex zone of extensional tectonics with resulting horst and graben blocks.  An area approximately 5 miles long and 2.5 miles wide, lying completely within the Seven Troughs Property, has been variably altered by shallow level hydrothermal solutions.  Argillic alteration is the most widespread throughout the property, but silicification and propylitic alteration are also present.  Gold and silver mineralization is hosted in banded quartz veins as well as in sheared gouge zones.  The historic mining exploited spotty but very high grade ore bodies primarily in two areas at the Coalition and Fairview mines respectively.

Budget

In April 2005 we began a Phase 1 exploration program on the Seven Troughs Property consisting of an 8,000 ft reverse circulation drilling program.   We anticipate the Phase 1 exploration program to cost $325,000.  The anticipated budget of the Phase 1 program, together with our prior exploration expenditures, will satisfy our $500,000 firm commitment described above.

Following the completion of our Phase 1 exploration program on the Seven Troughs Property we plan to review the results of the program prior to determining the scope of any further exploration work.  In the event we determine the Seven Troughs Mountain Property does not merit further exploration, we will not make any further exploration expenditures. If we fail to make the required exploration expenditures or advance royalty payments, the Minerals Lease, Sublease and Agreement will terminate and we will lose our interest in the Seven Troughs Property.

Rattlesnake Hills and Lewiston Properties

Pursuant to the terms of an Option Agreement dated October 14, 2004 with Bald Mountain Mining Co. (“Bald Mountain”) we acquired options to earn up to a 100% interest in each of the Rattlesnake Hills and Lewiston Properties, subject to certain royalties.  The general location of the Rattlesnake Hills and Lewiston Properties is shown on the following map.

Rattlesnake.Lewiston Property Map Image – rattlesnake.gif

We are also required to maintain the Rattlesnake Hills and Lewiston Properties in good standing during the currency of the agreement and to pay the obligations of Bald Mountain to the underlying owner of the Rattlesnake Hills Property.

As consideration for the granting of the options, we have agreed to pay to Bald Mountain the sum of $50,000 and issue to Bald Mountain 100,000 shares of our common stock.  The option consideration was paid as follows: $35,000 and 50,000 shares on execution of the Option Agreement and $15,000 and 50,000 shares in April, 2005.

In order to exercise our option to acquire the Rattlesnake Hills Property, we are required to spend a total of $5,000,000 on exploration of the property over five years as follows:

  $150,000 on or before October 14, 2005;

  $350,000 on or before October 14, 2006;

  $500,000 on or before October 14, 2007;

  $1,000,000 on or before October 14, 2008; and

  $3,000,000 on or before October 14, 2009.

We will earn an incremental interest in the Rattlesnake Hills Property of 10% for each $500,000 expended on exploration of the Rattlesnake Hills Property.

In order to exercise our option to acquire the Lewiston Property, we are required to spend a total of $1,000,000 on exploration of the property over four years as follows:

  $100,000 on or before October 14, 2005;

  $150,000 on or before October 14, 2006;

  $250,000 on or before October 14, 2007; and

  $500,000 on or before October 14, 2008.

We will earn an incremental interest in the Lewiston Property of 10% for each $100,000 expended on exploration of the Lewiston Property.

Pursuant to mining lease under which Bald Mountain acquired the Rattlesnake Hills Property, Bald Mountain is required to pay a 4% NSR to the owners of the property, with an annual advance royalty payment of $20,000 and to maintain the property in good standing.  We have agreed to assume these obligations during the currency of our agreement with Bald Mountain.

The thirty patented mining claims comprised in the Rattlesnake Hills Property are subject to a 4% NSR.  The 22 unpatented mining claims comprised in the Rattlesnake Hills Property are subject to a 3% NSR.  The Lewiston Property is subject to a 3% NSR.

The acquisition of the Rattlesnake Hills Property was based on a review of the results of a number of exploration programs that were carried out in the past, notably those by American Copper and Nickel Company (ACNC) and Newmont Exploration Inc (Newmont) by Mr. Thomas Skimming, P.Eng., a member of our board of directors and our former Vice President, Exploration.  The review also included discussions with highly qualified technical people familiar with the property and two on-site visits by Mr. Skimming who concluded that the Rattlesnake Hills Property was one of considerable merit, that it exhibited significant, untested potential for a commercial gold occurrence and as a result, recommended to our management that an agreement to acquire the property be negotiated with Bald Mountain.

The acquisition of the Lewiston Property was based on a number of factors including a study of the results of previous work carried out on the property, a thorough review of proprietary and government technical reports on the Lewiston district provided by Bald Mountain but principally on an on-site visit to the property by Mr. Skimming, who concluded that the property was one that exhibited considerable exploration potential for a comparatively high-grade, shear-hosted gold deposit.  We believe that the terms of the acquisition of the Rattlesnake Hills and Lewiston Properties was the result of arms length negotiation.

The patented claims comprised in the Rattlesnake Hills Property are registered in the name of David R. Miller and/or Lyle D. Fruchey on behalf of Bald Mountain and are described as follows:

Name	Date Recorded BLM	BLM Serial Number	Expiry Date
MG #1-3, 5-6	10/25/2004	WMC247272-74, WMC247276-77	9/1/2005
BIF #8-14, 25-28, 45	10/25/2004	WMC221912-15, WMC221924-30	9/1/2005
GM #83-84	10/25/2004	WMC244849-50	9/1/2005

The unpatented claims comprised in the Rattlesnake Hills Property are registered in the name of Bald Mountain and are described as follows:

Name	Date Recorded BLM	BLM Serial Number	Expiry Date
CP #1-2,5-6, 9-10,13-14, 16-17	10/25/2004	WMC260419-28	9/1/2005
LM 16-17, 21-22, 26-27, 33-34, 37-39, 41-42,	10/25/2004	WMC260362-39	9/1/2005

The claims comprised in the Lewiston Property are registered in the name of Bald Mountain and are described as follows:

Name	Date Recorded BLM	BLM Serial Number	Expiry Date
W No 1-15, 19, 21-28,30-36	16/07/204	WMC260391-404	9/1/2005
BM 1-13, 13A, 16-54, 56-60	14/07/2004	WMC260296-- WMC260353	9/1/2005
W No 37-63	10/25/2004	WMC261134-60	9/1/2005
BMW 1-17	10/25/2004	WMC261117-33	9/1/2005
BM 65-105	10/25/2004	WMC261076-116	9/1/2005

Rattlesnake Hills Property - Location

The Rattlesnake Hills Property is located in Natrona County, approximately 50 air miles west of Casper in the geographic center of the State of Wyoming.  Year round access is available from the towns of Riverton or Casper.  From Riverton, access to the property is east along Highway 136 to the end of pavement at the Gas Hills Uranium Mining District, then easterly along an unimproved gravel road for 7 miles to Dry Creek County Road, then southerly for approximately 5 miles to Goat Mountain, which is situated at the southwest end of the property.

Rattlesnake Hills Property - Exploration History

The first serious, sustained effort to explore for gold in the Rattlesnake Hills district was in 1982 when W. Dan Hausel et al. of the Wyoming Geological Survey conducted a field investigation to search for disseminated gold mineralization as part of a grant provided by the University of Wyoming’s Mining and Mineral Resource and Research Institute. Anomalous gold was found associated with a pyritiferous metachert in close proximity to a Tertiary alkalic intrusive dome.  Subsequently, the area was visited and staked by local geologist Dick Fruchey in 1985 who then optioned the property to American Copper and Nickel Company (ACNC).

From 1985 to 1987, a total of 32 reverse circulation holes aggregating 9,825 feet was drilled by ACNC.  Two targets were tested: an Archean Iron Formation and Tertiary trachyte and phonolite intrusive stocks.  Significant gold mineralization in both geological settings was encountered in the ACNC drilling.  One hole intersected 255 feet of .024 opt gold at Antelope Basin and a hole drilled into a banded, siliceous iron formation, intersected a 10 foot wide zone grading 0.32 ounce per ton in gold.

In 1992, Canyon Resources Inc. (Canyon) acquired the property and conducted geological mapping and a limited surface, rock sampling program.  In 1993, Canyon entered into a joint venture agreement with Newmont Exploration Inc (Newmont).  From 1993 to 1995 a comprehensive exploration program carried out by Newmont resulted in the drilling of 15 holes, totaling 10,705 feet, in the North Stock area where significant gold mineralization was encountered.  In one hole, an intersection of 620 feet grading .037 ounces per ton in gold was encountered.  Significant widths of higher grade gold mineralization were contained within the larger intersection.  In addition, Newmont identified a large gold geochemical anomaly associated with the South Stock intrusive on the property and constructed a number of drill pads from which to test this anomaly,  but never carried out their proposed drill program in the vicinity of the South Stock intrusive.  Also, there is no evidence to suggest that Newmont ever followed up the gold mineralization discovered by ACNC in the Antelope Basin area.  Newmont terminated the joint venture and returned the property to Canyon in 1995.  Subsequently, Canyon dropped the property in 1997 during a period of depressed gold prices.

Rattlesnake Hills Property - Geology & Mineralization

The Rattlesnake Hills Property is underlain largely by a belt of Archean metasedimentary and metavolcanic rocks that have been intruded by a number of Tertiary alkalic plugs and dikes, principally trachyte and phonolite in composition.  The Archean rocks represent a fragment of a partially exposed synformal Archean greenstone belt within the Wyoming Craton which has been subjected to several phases of deformation.  Two distinct episodes of gold mineralization occur on the Rattlesnake Hills Property, namely: a syngenetic stratabound exhalative mineralization (ie: banded, siliceous, iron formation) and disseminated epithermal gold associated with the Tertiary dome-like intrusives.  Gold-bearing breccias are closely associated with and often marginal to the Tertiary intrusives.

The initial exploration target of ACNC at Rattlesnake Hills was the banded, iron formation and subsequently, the breccia zones associated with the Tertiary alkalic intrusives; whereas, Newmont’s principal interest was only the structures associated with the Tertiary alkalic intrusives.

Drilling by Newmont in the vicinity of the North Stock indicated a core of gold mineralization averaging .035 ounces per ton in a structure that is 900 feet long, 70 to 250 feet wide and open to depth.  This core is surrounded by a halo of lower grade gold mineralization averaging .012 to .02 ounces per ton over an area that is 1,500 long, 280 to 350 feet wide and open at depth. The higher grade mineralization is characterized by vuggy, carbonate-pyrite veinlets with marginal densely disseminated pyrite.  An increase in grade with depth apparently occurs along the North Stock gold trend.  Relatively higher grade sulphide drill intercepts are common below lower grade oxide trench exposures, suggesting that gold may be leached in the oxide zones.

The results of a geochemical survey carried out by Newmont suggest that strong potassium alteration is related to higher grade gold mineralization and that gold appears to be depleted in the oxide zone.  These observations are significant is designing further exploration work at the Rattlesnake Hills Property.

Rattlesnake Hills Property - Budget

An exploration budget to assess the significance of the results obtained by American Copper and Nickel Company and Newmont Exploration Inc and to further explore the potential of the property has yet to be developed; however, an initial minimum program involving an expenditure of $500,000 is envisaged.  This amount would provide for an in-depth review and reassessment of the results from all the previous exploration carried out on the property and an initial diamond drill program consisting of about 10,000 feet of drilling.  The budget would include all costs related to geological supervision, logging, assaying and general administrative costs applicable to the Rattlesnake Hills Property.  However, we do not plan to undertake any specific exploration activities on the Rattlesnake Hills Property in the immediate future.

Lewiston Property - Location

The Lewiston Property is located in Fremont County approximately 30 air miles south-southeast of the town of Lander, immediately north of the Sweetwater River, in the southwest quadrant of the State of Wyoming.  Access to the property from Lander is south on Highway 28 for a distance of 30 miles to the Atlantic City-South Pass cutoff, then an additional 3 miles along a well-maintained gravel road to the settlement of Atlantic City, then a further 15 miles south-southeasterly from Atlantic City largely on an unmaintained gravel road, which partly follows the valley of Strawberry Creek, to the western edge of the Lewiston Property.

Lewiston Property - Exploration History

Early mining activities in the district were focused in the Atlantic City, South Pass City and Miners Delight areas but activities were limited in the Lewiston area because of its remoteness from established communities at the time.  The first recorded discovery of gold in the Lewiston area dates back to 1875 when Martin Lewis located placer gold in the gravels of Strawberry Creek. Subsequently, gold was found at Wilson Bar on the Sweetwater River in 1878.  Gold from this placer was traced up Burr Gulch and ultimately led to the discovery of the Burr and Hidden Hand Mines, the first significant deposits found in the Lewiston area around 1890.  One zone in the Burr Mine was reported to be 16 feet wide averaging about 0.50 opt in gold.  Sporadic, rich pockets of ore were mined that were reported to contain 25 to 250 opt in gold.  In the 1930s, mining on the Hidden Hand lode intersected a rich shoot that produced several sacks of specimen-grade ore that has been reported to grade from 75 to 1,650 ounces per ton in gold.

A number of other small mines in the area, ie: The Goodhope, Mint, Gold Leaf, Wolf et al were all reported to have encountered zones of high grade gold mineralization during their operating life.  At the Wolf Mine, a 10 feet wide surface exposure of a shear zone containing abundant quartz stringers and veinlets is reported to have assayed over 1.0 opt gold over the 10 feet.

Most of the mines operated around the turn of the century.  Despite the fact that gold-bearing shear zones were traced for considerable distances, severe winters, primitive and inadequate equipment, limited capital and the remoteness of the area deterred any attempt at serious mine development.  Most of the mine shafts and mine workings in the area are less than 100 feet deep and the vertical extent of the gold mineralization is completely unknown at this time.

There are no records or evidence of any significant drilling having been carried out in the vicinity of existing shafts and old mine workings in the Lewiston area.

Lewiston Property - Geology & Mineralization

The Property is underlain dominantly by an extensive area of Precambrian metagreywackes of the Miners Delight Formation within the South Pass greenstone belt.  The structure, stratigraphy and mineralization of the Lewiston area is similar to Precambrian volcano-sedimentary terranes in Canada, Australia and South Africa which collectively have produced more than one-half of the world’s gold.

Essentially all of the historical, bedrock gold mines and known gold occurrences are hosted by shear zones in chloritized hematitic greywacke of the Miners Delight Formation.  The gold-bearing shear zones invariably parallel regional foliation in the metagreywackes and were developed near the apex of a regional fold in the metasediments and often, can be traced on surface for many hundreds of feet.  The gold frequently occurs as visible gold in fractures in quartz and in association with pyrite, pyrrhotite and arsenopyrite which oxidize to hematite, limonite and scorodite.  Scheelite has also been identified in some of the gold-bearing shear zones.   Known trace elements or pathfinder elements associated with the gold include tungsten, arsenic, antimony, bismuth, copper and a number of lesser elements. Large portions of the known gold-bearing shears in the Lewiston area are covered by a thin veneer of eluvial debris and silt.

Although the gold-bearing shear zones have been traced along strike for many hundreds of feet, the downdip dimensions have not been determined.  The depth of most of the mine shafts and old mine workings in the Lewiston area is believed to be around 100 feet.  The underground workings and shafts in most of the mines in the district are currently inaccessible due to a combination of caving and flooding.

Lewiston Property - Budget

An exploration program to assess the significance of the known gold-bearing shear zones on the property and to determine the potential to discover others under the pervasive, thin veneer of eluvial debris, has yet to be developed and budgeted; however, an initial minimum program involving an expenditure of $250,000 is envisaged.  This amount would provide for detailed, ground geochemical and geophysical surveys, geological mapping and approximately 5,000 feet of core drilling which would include geological supervision, logging, sampling, assaying and general program administrative costs.  However, we do not plan to undertake any specific exploration activities on the Lewiston Property in the immediate future.

Arizona Strip Breccia Properties

Pursuant to the terms of a binding letter agreement effective November 9, 2004 with Energy Metals Corporation (formerly Clan Resources Ltd.) (“EMC”) we have acquired an option to earn up to a 50% interest in eight mineral properties (the "Arizona Strip Breccia Properties") located in Coconino and Mohave Counties, Arizona as shown on the following map:

Arizona Strip Property Map Image – arizonastrip.gif

As consideration for the option, we have agreed to issue to EMC 125,000 shares and pay to EMC $10,000.

In order to exercise the option, we must incur cumulative exploration expenditures of $1,500,000 on the Arizona Strip Breccia Properties and issue to EMC 525,000 shares as follows:

On or Before	Exploration and Development Expenditures	Shares
December 31, 2005	$150,000	40,000
December 31, 2006	$150,000	85,000
December 31, 2007	$300,000	100,000
December 31, 2008	$400,000	125,000
December 31, 2009	$500,000	175,000

The initial exploration and development expenditure and share commitment of $150,000 and 40,000 shares is a firm commitment. All other exploration expenditures and share commitments are optional.

Upon exercise of the option Quincy and EMC will be deemed to have entered into a joint venture with Quincy as operator. We have the right to earn an additional 20% interest in the Arizona Strip Breccia Properties by funding the development of the Arizona Strip Breccia Properties through feasibility.

The binding letter agreement requires that we enter into a formal option agreement with EMC.  Certain of the properties were acquired by EMC from William Sheriff, our largest shareholder, and a director. We are of the opinion that the terms of the acquisition were the result of arms length negotiation

The unpatented claims comprised in the Arizona Strip Breccia Properties are registered in the name of EMC and are described as follows:

Name	Date Recorded BLM	BLM Serial Number	Expiry Date
AZ 97-102	11/12/2004	363117-363122	9/1/2005
AZ 342-352	11/12/2004	363099-363108	9/1/2005
AZ 103-108/248-250	11/12/2004	363123-363139	9/1/2005
AZ 109-116	11/12/2004	363129-363136	9/1/2005
AZ 284-289/117-118	11/12/2004	363140-363147	9/1/2005
AZ 327-332	11/12/2004	363157-363161	9/1/2005

The Arizona State Leases comprised in the Arizona Strip Breccia Properties are known as the Rose Pipe and the 4 ½ Pipe, are registered in the name of William M Sheriff and Robert Driscoll and are described as follows:

Lease #	Township	Range	Section
08-109997	30N	4N	27 N 1/2
08-109971	28N	6N	24 S 1/2

Location and Access

The Arizona Strip Breccia Properties are located in Coconino and Mohave Counties, Arizona.  Access to the Arizona Strip Breccia Properties is by good gravel or dirt road from either Kanab, Utah for the pipe projects north of the Grand Canyon or from Williams for the projects south of the Grand Canyon.

Climate and Physiography

The area is considered to be transitional between high desert terrain and mountainous terrain although all of the project areas are relatively flat lying.  Summer temperatures can reach over 100 degrees F with winter lows dipping below zero on occasion.  The area is semi-arid with a few days of heavy precipitation on an average year.  Vegetation consists principally of desert cactus, sage, and locally pine trees do occur.

History

In the 1970’s and 1980’s Energy Fuels Corp. (predecessor to International Uranium Corporation) recognized the potential of the area for small high-grade uranium ore bodies as a result of the earlier work in the district by Western Nuclear. After purchasing Western Nuclear’s properties throughout the district in 1978 Energy Fuels was able to put together a substantial land package before the competition became active. They also acquired Gulf's land package in 1982. Pathfinder, Rocky Mountain Energy and Uranerz were actively exploring the district in the mid 1980s.  Past production of high grade uranium ore is known from several pipes in the district.

In the early 1990s virtually all exploration and development work ceased due to the falling price of uranium.  During the 1990s, Energy Fuels dropped much of their extensive land holdings, retaining only a core groups of claims surrounding previously identified targets. After acquiring the assets of Energy Fuels from bankruptcy court, International Uranium continued to pare down their claim holdings due to the decreasing economic outlook for uranium  In 2001 and 2002 most of these core groups were dropped as the price of yellowcake uranium fell to below $8.00 per pound.  These properties lay dormant until 2004 when they were relocated by Energy Metals Corporation (US).

Geology

The exploration target throughout the district is uranium mineralization in breccia pipes. Early prospecting in the general area revealed a number of breccia pipes exposed by erosion along the flanks of the Colorado River drainage system. Based on this relationship, geologists concluded that the occurrence of 100 to 150 breccia pipes was possible throughout the drainage system. Previous exploration and geologic interpretation indicates that pipe structures exist away from the main drainage system.

A breccia pipe consists of a circular, chimney-like mass of highly fragmented rock resulting from the subsidence of large rock segments into a void created by solution activity in a lower formation.  Continued subsidence causes fragmentation or "brecciation" of the large rock segments as the solution void fills with collapsed debris.  Concentric fracturing and faulting are common to the outer edge of the pipe structure as a component of rock stress created by subsidence within the pipe. This feature, called the annular ring, will occur immediately adjacent to the pipe structure or in an uneven pattern radiating out from the structure by tens of meters. Thus, pipe structures vary considerably in size and pattern, but most are identifiable by the common structural features of brecciation and an annular ring.

Uranium mineralization usually occurs in association with other minerals in the highly fractured breccia zone or the area influenced by the annular ring. Occasionally, mineralization occurs as bedded deposits in undisturbed rock beyond the annular ring. Vertical and horizontal zonation of minerals is evident in the known mineralized pipes. Both primary and secondary minerals are present.

Based on an examination of the drill log for the Rose Pipe, obtained from the State of Arizona by EMC, a number of anomalous intercepts are known.

Similarly, mineralization is known to occur at the more heavily explored 4 ½ Pipe.  At least 7 short holes used for geophysical definition were drilled between 1984 and 1986.

Budget

An exploration budget for the Arizona Strip Breccia Properties has yet to be developed.  However, we envision that following a full data review we would drill offset holes on the two state leases with a larger capacity drill rig as advised by previous workers.  We would also complete basic geological studies, including mapping and geophysics, on the other claim groups, followed by drilling if warranted.

Elliott Lake Property

On February 10, 2005 we acquired on option to earn up to 75% interest in ten mineral claims with known uranium mineralization located in Buckles Township, Ontario from Canada Enerco Corp.

Township	Claim Number	Recording Date	Claim Due Date
Buckles	SSM 3009179	October 19, 2004	October 19, 2006
Buckles	SSM 3009180	October 19, 2004	October 19, 2006
Buckles	SSM 3009181	October 19, 2004	October 19, 2006
Buckles	SSM 3009182	October 19, 2004	October 19, 2006
Buckles	SSM 3009183	October 19, 2004	October 19, 2006
Buckles	SSM 3009192	October 19, 2004	October 19, 2006
Buckles	SSM 3015364	October 19, 2004	October 19, 2006
Buckles	SSM 3015365	October 19, 2004	October 19, 2006
Buckles	SSM 3015366	October 19, 2004	October 19, 2006
Buckles	SSM 4201526	November 16, 2004	November 16, 2006

As consideration for the option, we agreed to pay CAD$50,000 and issue 200,000 shares of our common stock.  In order to earn a 50% interest, we must incur exploration expenditures of CAD$850,000 on the property by September 1, 2008 and pay Canada Enerco Corp. an additional CAD$200,000 and 400,000 shares as follows:

On or Before	Exploration and Development Expenditures	Cash	Shares
February 8, 2006	Nil	$50,000	100,000
September 1, 2006	$100,000	Nil	None
February 8, 2007	Nil	$50,000	100,000
September 1, 2007	$250,000	Nil	None
February 8, 2008	Nil	$50,000	100,000
September 1, 2008	$500,000	Nil	None

We will earn a 60% interest if we incur aggregate exploration expenditures of CAD$1,850,000 by September 1, 2009.  We can earn an additional 15% interest if we agree to fund a bankable feasibility study on the Elliott Lake Property.

The February 10, 2005 agreement requires that we enter into a formal option agreement with Canada Enerco.  We have agreed to register the resale the 200,000 shares which we will issue to Canada Enerco following completion of the formal option agreement.

Location and Access

The Elliott Lake Property located in Buckles Township, Ontario as shown on the following map.  Access to the Elliott Lake Property is via Provincial Highway 17 and Highway 108 and from there by gravel road.

Elliott Lake Property Map Image – elliottlake.gif

History

The Elliott Lake Property covers areas previously held by the Panel Mine, Conecho, and Roche Long Lac (North Rock Explorations).  These three companies drilled 31 holes on the Property, of which 18 were used in determining a historic U3O8 resource.  The resource calculation was prepared in accordance with generally accepted practices used at the time the mines were in production.  The figures are for in place tonnages and pounds of U3O8 with no allowance made for pillars, mining dilution or mill tailings loss.

In a report furnished to us by Canada Enerco the following historic resources are reported: 1,274,600 tons grading 1.316 pounds of U3O8 per ton in the mine indicated resource category; 5,302,000 tons grading 1.274 pounds of U3O8 per ton in the drill indicated category; and 10,881,600 tons grading 1.135 pounds of U3O8 per ton in the possible category.  Based on these figures the total resource is 17,458,200 tons averaging 1.206 pounds per ton and containing approximately 20,787,200 pounds of U3O8.

The Elliott Lake district has produced a total of 140 million tons at an average grade of 1.8 pounds of U3O8 per ton for a total of more than 250 million pounds of U3O8.

Geology and Mineralization

The Elliott Lake Property is situated on the north limb of the Quirke Lake Syncline.  The mineralization on the Elliott Lake Property is hosted in conglomerates typical of the Elliott Lake district.

Budget

An exploration budget for the Elliott Lake Property has yet to be developed.  However, we envision that following a full data review we would formulate a drill program to further define the existing resource and bring the historic resource figures into compliance with current disclosure requirements.

Hansen, Hosta Butte and McKinley Properties

We have entered into a definitive option agreement with NZ Uranium LLC dated March 18, 2005 pursuant to which we can earn up to a 65% interest in three separate uranium properties, namely the Hosta Butte and McKinley properties in New Mexico and the Hansen (Tallahassee Creek) property in Colorado.

As consideration for the options, we have agreed to issue to NZ Uranium LLC 3,000,000 shares of common stock.  In order to exercise the options, we will be required to spend a total of USD $4,150,000 on exploration and development of the properties over a four year period, of which USD $400,000 is a firm commitment, and issue to NZ Uranium LLC an additional 1,050,000 shares of common stock per property, all as follows:

On or Before	Exploration and Development Expenditures	Shares (per Property)
September 18, 2006	$400,000
September 18, 2007	$750,000	350,000
September 18, 2008	$1,250,000	350,000
September 18, 2009	$1,750,000	350,000

We have the right to increase our interest in any or all of the properties to 80% if we elect to fund one or more of the properties to a bankable feasibility study for the intended mining and processing operation, in which case we would be required to issue to NZ Uranium LLC an additional 250,000 shares of common stock per property.

The agreement is subject to our receiving an acceptable title report and the finalization of a formal operating agreement to govern the relationship of the parties on exercise of the options on or before June 18, 2005.

As part of the option agreement, we have also agreed to appoint Robert M. Worsley, the principal of NZ Uranium, LLC to our Board of Directors.  Mr. Worsley is also the principal of New Mexico and Arizona Land Company, LLC.  Mr. Worsley was previously a principal of SkyMall, Inc., the largest in-flight catalog company in the United States, which he founded in 1989.  From 1985 to 1989, Mr. Worsley was a principal of ExecuShare, Inc., an executive services firm that provided time-shared financial executives for small companies and from 1980 to 1985 he was an Audit Manager with Price Waterhouse.  Mr. Worsley received a bachelor's degree in accounting from Brigham Young University in 1980.  We have also agreed to grant to Mr. Worsley an option to acquire 100,000 shares of our common stock at a price of CAD $0.72 per share, subject to vesting over two years and expiring in 2010.

The Hosta Butte and McKinley properties in New Mexico are located on lands which may be the subject to claims by the Navajo Indians.  The Navajo Nation Council has recently approved a bill which would prohibit uranium mining and processing on the Navajo reservation.  We are currently assessing the impact of this development, in consultation with our legal counsel.

Hansen Property – Location and Access

The Hansen Property is comprised of NZ Uranium LLC’s 49% interest in 2,560 acres in four sections of land: Sections 21, 22, 27 and 28 of Township 17 S, Range 73 W, 6th P. Meridan, Fremont County, Colorado.

The Hansen Property is located approximately 70 miles southwest of Denver, Colorado as shown on the following map.  Access on to the Property is by light duty roads connecting with State Highway 9 and U.S. Highway 50 about 30 miles to the southeast.

Hansen Property Map Image – hansen.jpg

Hansen Property – Climate and Physiography

The Hansen Property is located at 8,250 feet elevation in the open, grassy mountain valley of Middle Tallahassee Creek.  The southwestern two thirds of the Hansen Property lies primarily in a flat alluvial plain while the northeastern third lies on a small, flat plateau above the alluvial plain.  A small portion of the Property also lies on the steep slope between these two physiographic features.

Hansen Property – History

The Hansen Property has a long history under Cyprus Minerals, having been named after James Hansen, a former Sr. V.P. of Mineral Exploration.  In 1978 Cyprus sold a 49% interest in the property to Wyoming Mineral Corp., a wholly owned subsidiary of Westinghouse Electric Corp. Both companies planned to bring the Property into production by 1983 but when uranium prices dropped in the early 1980’s Cyrpus dropped the project but retained the land.  In 1996 New Mexico and Arizona Land Company, the parent company of NZ Uranium LLC, bought Cyprus’ interest in the Hansen Property and 49% interest in the mineral resource was sold to NZ Uranium LLC.

Hansen Property – Geology and Mineralization

Uranium mineralization at the Hansen Property is hosted by the Eocene age Echo Park Formation.  In the vicinity of the Property, these rocks consist primarily of interbedded sandstone siltstone, claystone and conglomerate of fluvial origin.  Thickness of the Echo Park Formation varies from 0 to more than 800 feet.  Also present locally at the Hansen Property are all three members of the Tallahassee Creek conglomerate which can be seen deposited in scour channels within the Echo Park members.

Uranium mineralization occurs as stratiform lenses within clayey sandstones, sandy mudstones and pebble to boulder conglomerates belonging to the lower members of the Echo Park Formation.  The Hansen Property is historically described as a roll front type uranium deposit but does not display the typical crescent shape of a reduction-oxidation (redox) boundary, and hence ore zone geometry, that is sometimes observed elsewhere in these deposits.  In general the mineralization is reduced but is surrounded by oxidized sediments.

Numerous historic resource estimates exist for the Hansen Property which range from a minimum of 18 million pounds to a maximum of 33 million pounds. This wide variation results from a variety of methods used to calculate the resource and differences in cutoff grades and thicknesses of mineralization.  In 1978, Guenter Moldzio, as a consultant to Cyprus Exploration Company calculated an average resource of 24.5 million pounds of in-place uranium.   These resource estimates are considered to be reliable and relevant but are based on prior data and reports obtained and prepared by previous operators, none of which have been independently confirmed by us.  Accordingly, the historical estimates should not be relied upon. The Hansen Property will require considerable further evaluation which our management and consultants intend to carry out in due course.

Hansen Property – Proposed Work Program and Budget

We have not performed any work to date on the Hansen Property.  Our current plans for the Property are limited to compilation of historical work as there are over 140 reports written about the Hansen Property.  We expect that this compilation work will be performed coincidently with our compilation work for the Hosta Butte and McKinley Properties, with an estimated budget of $50,000.

Hosta Butte Property – Location and Access

The Hosta Butte Property is comprised of 1,920 acres in three sections of land: Sections 3, 9 and 11 of Township 16N, Range 13 W, New Mexico P. Meridan, McKinley County, New Mexico.  However the ore body is largely confined to Section 3.

The Hosta Butte Property is located 3 miles southwest of the town of Crownpoint, New Mexico as shown on the following map and is accessible by a seven mile long dirt road leading north from State Highway 57.  This route, as well as alternate roads of similar distance, traverses Indian Allotted and Tribal Trust surface rights consequently permission for access to the property must therefore be obtained.

Hosta Butte Property Map Image – hostabutte.jpg

Hosta Butte Property – Climate and Physiography

The Hosta Butte Property is arid with approximately half of the mean annual precipitation (10.22 inches) falling in the months of July, August and September.  The site is located on a relatively flat plateau area at the top of a steep escarpment.  Locally, the area has a rough topography with narrow valley floors and steep ridges.

Hosta Butte Property – History

Uranium mineralization was first discovered at Hosta Butte in 1968 by Western Nuclear.  Conoco further delineated several uranium trends just north of the Hosta Butte Property in the 1970’s and along with Urangesellschaft, drilled over 200 holes into the Hosta Butte area between 1977 through 1980.  Uranium mineralization was then delineated in Section 3 by 134 drill holes drilled on 400 by 400 foot centers.  This work resulted in a historic resource of approximately 13 to 14 million pounds of in-place uranium.

After the price of uranium collapsed in 1980, no further work was performed on the property although other operators such as Mobil Oil Company and Hydro Resources Inc. worked on bringing their uranium resources, located within five miles of Hosta Butte, into production.

Hosta Butte Property – Geology and Mineralization

The Hosta Butte Property is located northeast of the Zuni Uplift on the Chaco slope of the San Juan Basin.  Stratigraphic units of concern at Hosta Butte include the Jurassic Morrison Formation through the Cretaceous Dakota Sandstone., Mancos shale, and the Mesa Verde Group.

Uranium mineralization is found in sandstones and thin interbedded mudstones belonging to the Westwater Canyon Member of the Morrison Formation.  This zone contains an average total thickness of 300 feet. Underlying and overlying the Westwater Canyon Member are the Recapture and Brushy Basin members, respectively, which are anticipated to act as aquitards to the uraniferous leach solutions from the ore zone. The Recapture Member is comprised of approximately 250 feet of siltstones, mudstones and sandstones while the Brushy Basin Member is characterized by 100 to 150 feet of bentonitic mudstones and interbedded lenses of siltstone and sandstone.

An historic resource of 13-14 million pounds of in-place uranium potentially amenable to in situ leaching (ISL) was calculated in the early 1990’s by Uranium Resources Inc.   This resource estimate is considered to be reliable and relevant but has not been independently confirmed by us.  Accordingly, this historical estimate should not be relied upon. The Host Butte Property will require considerable further evaluation which our management and consultants intend to carry out in due course.

Hosta Butte Property – Proposed Work Program and Budget

We have not performed any work to date on the Hosta Butte Property.  Our current plans for the Property are to compile all of the existing data on the resource and bring this asset into compliance with modern resource estimate disclosure standards, following which we can determine whether to proceed with a feasibility study and initiate the permitting process.  We expect that this compilation and resource estimate work will be performed coincidently with our compilation work for the Hansen and McKinley Properties, with an estimated budget of $150,000.

McKinely Property – Location and Access

The McKinley Property is comprised of 14,080 acres in twenty-two sections of land in McKinley County, New Mexico as follows:

Township	Range	Meridian	Section(s)
14N	12W	N.M.P.M.	3 and 5
15N	12W	N.M.P.M.	33
15N	13W	N.M.P.M.	5, 19, 21, 25 and 27
15N	14W	N.M.P.M.	3
16N	14W	N.M.P.M.	1, 3, 5, 25, 27 and 35
16N	15W	N.M.P.M.	1, 3, 5 and 7
17N	12W	N.M.P.M.	23, 35, Southeast Quarter of 33 and East Half and Southwest Quarter of 35

Pursuant to the terms of our Option Agreement with NZ Uranium LLC, we have the right, until September 14, 2005, to substitute any of the sections (or parts thereof) of the lands owned by NZ Uranium LLC in the area defined by Townships 14N-21N; Ranges 12W-15W, Meridian N.M.P.M for any or all of the 22 sections described above, provided that in no event shall the land represented by the McKinley Property, as adjusted, exceed a total of 14,080 acres in area.

The McKinley Property cover portions of 23 Townships in the northwestern part of the state.  Several U.S. and State Highways as well as local roads traverse the area.

McKinley Property Map Image – mckinley.jpg

McKinley Property – Climate and Physiography

The area of New Mexico in which the McKinley Property is located is generally arid with a mean annual rainfall of about 10 inches.  Topography in the area is rough and variable with flat plateau areas surrounded by steep escarpments.  Local narrow erosional valleys are surrounded by steep slopes and ridges.

McKinley Property – History

There are no known uranium reserves or significant resources on the McKinley Property.  Extensive exploration for uranium in the Crownpoint area is well documented and includes the area surrounding our Hosta Butte Property.  These areas received intensive exploration by numerous operators during the uranium boom of the 1970’s but this work quickly subsided as the uranium price dropped in the early 1980’s.

McKinley Property – Proposed Work Program and Budget

The McKinley Property is deemed to be prospective for the discovery of uranium resources because of its proximity to the Hosta Butte Property.  We have not performed any work to date on the McKinley Property.  Our current plans for the Property are be to compile known geologic information and to determine which lands shall be included in the Option Agreement, after which we plan to develop an initial work program.  We expect that this compilation work will be performed coincidently with our compilation work for the Hosta Butte Property, with an estimated budget of $50,000.

Exploration Facilities

We have no plans to construct a mill or smelter on any of our mineral claims until an ore body of reasonable worth is found (which may be never).

While in the exploration phase, our crews will be living in the towns nearby our mineral properties to avoid building any permanent facilities.

Other Material Mineral Properties

Other than the foregoing (and other than any additional mineral properties which we have acquired by staking but have not yet developed exploration plans for) we have not acquired any other material mineral properties.  We plan to continue to seek other material mineral properties during the next year so as to diversify our holdings. Any mineral property acquisitions may involve the issuance of substantial blocks of our shares.

Employees

As at March 31, 20054, we did not have any employees either part time or full time. Daniel T. Farrell, our Chairman, Chief Executive Officer, Secretary and director and Art Ettlinger, our President and Chief Operating Officer devote substantially all of their time to our operations pursuant to consulting arrangements. Our other directors serve on an “as needed” basis.

We are not party to any employment contracts or collective bargaining agreements. Our management is of the view that the western United States has a relatively large pool of people experienced in exploration of mineral properties; being mainly geologists and mining consultants. In addition, there is no lack of people who have experience in working on mineral properties either as laborers or prospectors. As a result, we intend to use independent workers and consultants on a part-time basis.

Competition

In the United States there are numerous mining and exploration companies, both big and small. All of these mining companies are seeking properties of merit and availability of funds. We will have to compete against such companies to acquire the funds to develop our mineral claims. The availability of funds for exploration is sometimes limited and we may find it difficult to compete with larger and more well-known companies for capital. Even though we have the right to the minerals on our claims there is no guarantee we will be able to raise sufficient funds in the future to maintain our mineral claims in good standing. Therefore, if we do not have sufficient funds for exploration our claims might lapse and be staked by other mining interests. We might be forced to seek a joint venture partner to assist in the exploration of our mineral claims. In this case, there is the possibility that we might not be able to pay our proportionate share of the exploration costs and might be diluted to an insignificant carried interest.

Even when a commercial viable ore body is discovered, there is no guarantee competition in refining the ore will not exist. Other companies may have long term contracts with refining companies thereby inhibiting our ability to process our ore and eventually market it. At this point in time we do not have any contractual agreements to refine any potential ore we might discover on our mineral claims.

The exploration business is highly competitive and highly fragmented, dominated by both large and small mining companies. Success will largely be dependent on our ability to attract talent from the mining field. There is no assurance that our mineral expansion plans will be realized.

Government Regulation and Environmental Concerns

We are committed to complying and, to our knowledge, are in compliance with all governmental and environmental regulations. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which future legislation and regulation could cause additional expense, capital expenditures, restrictions, and delays in the exploration of our properties.

Our activities are not only subject to extensive federal, state and local regulations controlling the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the exploration of our properties, the extent of which cannot be predicted. Permits may also be required from a variety of regulatory authorities for many aspects of mine operation and reclamation. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraint affecting our properties that would preclude the economic development or operation of any specific property.

It is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed exploration operations; costs associated with minimizing surface impact; water treatment and protection; reclamation activities, including rehabilitation of various sites; on-going efforts at alleviating the mining impact on wildlife; and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide not to proceed with exploration on any of our mineral properties.

We are prepared to engage professionals, if necessary, to ensure regulatory compliance but in the near term expect our activities to require minimal regulatory oversight. If we expand the scope of our activities in the future it is reasonable to expect expenditures on compliance to rise.

Subsidiaries

We have one wholly-owned subsidiary, Atlas Database Corp., a Delaware corporation through which we hold our interest in the Atlas Database.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis explains the major factors affecting our financial condition. The following discussion of our financial condition and plan of operations should be read along with the financial statements and notes to the financial statements included elsewhere in this prospectus.

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations. We must raise cash in order to implement our plan and stay in business.

Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate, through the generation of revenue and the issuance of additional debt or equity. While we believe that we have sufficient resources to continue in business until at least June 2005, we may not be able to continue in business beyond that date unless we obtain additional capital to pay our bills. Our management has not made a commitment of financial support to meet future obligations and we have not generated any revenues and no revenues are anticipated unless and until mineralized material is discovered on the properties that we have an interest in. Accordingly we must raise cash from other than the sale of mineralized materials. We will be conducting research in connection with the exploration of our properties. We are not planning to buy or sell any plant or significant equipment.

Plan of Operations

Our business plan is to proceed with the exploration of our mineral properties to determine whether there are commercially exploitable reserves of gold, silver, uranium or other metals.

We are planning to focus our efforts for the current fiscal year on our Seven Troughs Property.  We completed the initial phase of our drill program on our Quartz Mountain Property in 2004 and are currently reviewing the results of that program.  We also plan to complete the acquisitions of the uranium properties from Energy Metals Corporation, Canada Enerco Corp. and NZ Uranium LLC and begin formulating exploration programs on those properties.

In April 2005 we began our Phase 1 exploration program on the Seven Troughs Property, consisting of an 8,000 ft reverse circulation drilling program.   We anticipate the Phase 1 exploration program to cost $325,000.  The anticipated budget of the Phase 1 program, together with our prior exploration expenditures, will satisfy our $500,000 firm commitment described above.  Following the completion of our Phase 1 exploration program on the Seven Troughs Property we plan to review the results of the program prior to determining the scope of any further exploration work.

As at the date hereof we have sufficient funds to complete our proposed exploration program on the Seven Troughs Property.  However, we may require additional financing for additional work programs.  We have made no arrangements for any such financing and there is no guarantee that such financing will be available.

There are no known reserves on any of our mineral properties and any proposed program by us is exploratory in nature. We have not conducted any significant exploration activities on our mineral properties.  We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in any of our properties until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Results of Operations – Nine Months ended January 31, 2005

We did not earn any revenues during the nine-month period ended January 31, 2005. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We have incurred operating expenses in the amount of $3,567,331 for the period from inception on May 5, 1999 to January 31, 2005. These operating expenses included: (a) exploration expenses of $1,732,067; (b) consulting fees of $493,589; (c) legal and accounting fees of $357,376; (d) shareholder communication and filing costs of $286,235; (e) travel and promotional expenses of $240,343; and (f) executive compensation expenses of $211,276.

We incurred a loss in the amount of $3,567,331 for the period from inception on May 5, 1999 to January 31, 2005. For the nine month period ended January 31, 2005 only, we incurred a loss of $2,344,339 as compared to a loss of $443,474 for the nine month period ended January 31, 2004.  Our loss for the current period was attributable to exploration expenses ($1,316,002), consulting fees ($232,495), legal and accounting fees ($167,707), shareholder communication and filing costs ($170,417), travel and promotional expenses ($143,552), and executive compensation expenses ($143,276).  The increase in loss was attributed solely to the increased expenses incurred as a result of our increased business activity.

Results of Operations – Fiscal Year ended April 30, 2004

We did not earn any revenues during the fiscal year ended April 30, 2004. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $1,222,992 for the period from inception on May 5, 1999 to April 30, 2004. These operating expenses included: (a) staking fees and exploration costs of $385,241; (b) consulting fees of $261,094; (c) legal and accounting fees of $189,669; (d) shareholder communication costs of $105,878; (e) travel expenses of $96,791; (f) executive compensation expenses of $68,000; and (f) fees relating to the preparation of geological reports of $30,824.

We incurred a loss in the amount of $1,222,992 for the period from inception on May 5, 1999 to April 30, 2004. For the fiscal year ended April 30, 2004 only, we incurred a loss of $1,042,182. Our loss for this fiscal year was attributable to staking fees and exploration costs ($349,632), consulting fees ($260,094), legal and accounting fees ($128,168), shareholder communication costs ($96,190), travel expenses ($76,688), executive compensation expenses ($42,500) and geological report fees ($28,874).

Liquidity and Capital Resources

There is limited historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations.

Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate, through the generation of revenue and the issuance of additional debt or equity. We will need to raise additional capital to fund normal operating costs and exploration efforts. If we are not able to generate sufficient revenues and cash flows or obtain additional or alternative funding, we will be unable to continue as a going concern. Our recurring losses and negative cash flow from operations raise substantial doubt about our ability to continue as a going concern.

At January 31, 2005, we had cash of $3,505,879 and working capital of $3,318,016.  Subsequent to January 31, 2005, in April, 2005 we raised $ 4,100,000 (CAD$4,999,200) through private placement financing and issued 5,881,411 units at $ 0.70 (CAD$0.85) per unit.  Each unit consists of one common share and one half of one common share purchase warrant.  Each whole warrant is exercisable into one common share at a price of $ 0.90 (CAD$1.10) until April, 2007.  We believe that we currently have sufficient working capital to pay our administrative and general operating expenses through December 2005 and to complete our Phase 1 exploration program on our Seven Troughs Property.

We will need to obtain additional funds (presumably through equity offerings and/or debt borrowing) in order, if warranted, to fund our general and administrative expenses beyond December 2005, to make the future lease payments and exploration expenditures required on our mineral properties and to conduct additional exploration programs thereon.  Failure to obtain such additional financing will result in the loss by us of our interests in our mineral properties.  We have no agreements or understandings with any person for additional financing.

None of our properties has commenced commercial production and we have no history of earnings or cash flow from our operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of our properties, there is no assurance that any such activity will generate funds that will be available for operations.

We have not declared or paid dividends on our shares since incorporation and do not anticipate doing so in the foreseeable future.

We have not declared or paid dividends on our shares since incorporation and do not anticipate doing so in the foreseeable future.

New Accounting Pronouncements

Also in June 2001, the FASB issued SFAS No. 142 "Goodwill and Other Intangible Assets," which supersedes APB Opinion No. 17 "Intangible Assets." The provisions of this statement changes the unit of account for goodwill and takes a very different approach to how goodwill and other intangible assets are accounted for subsequent to their initial recognition. Because goodwill and some intangible assets will no longer be amortized, the reported amounts of goodwill and intangible assets, as well as total assets, will not decrease at the same time and in the same manner as under previous standards. This statement is effective for all fiscal years beginning subsequent to December 15, 2001. The adoption of this statement did not have a material effect on our financial statements.

In August 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations," which amends SFAS No. 19, and establishes a uniform methodology for accounting for estimated reclamation and abandonment costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The statement is required to be adopted by January 1, 2003, at which time we will record the estimated present value of reclamation liabilities and increase the carrying value of related assets. Subsequently, reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation. Currently we are in the process of quantifying the effect the adoption of this statement will have on our consolidated financial statements.

The FASB also issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. It supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. It also amends APB No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The provisions of this Statement generally are to be applied prospectively. The adoption of this statement did not have a material effect on our financial statements.

Forward Looking Statements

Many statements made in this prospectus are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are a number of factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made.

OUR PROPERTY

We were organized for the purpose of acquiring and developing mineral properties. We own interests in several sets of mineral claims located in Oregon, Nevada and Wyoming.  We have recently entered into an agreement to acquire additional mineral properties located in Arizona, Ontario, New Mexico and Colorado.  Our corporate offices are located at 309 Center Street, Hancock, MI 49930.  At the present time, these offices are provided to us by our Chairman and Chief Executive Officer without charge. Our operations offices are located at 120 Adelaide Street W., Suite 512, Toronto Ontario Canada M5H 1T1 for which we pay CAD$2,500 per month pursuant to a month-to-month lease.  We believe that this space is sufficient at this time. However, we may move to expanded office space when and if our business expands. Other than the Atlas Database and the mineral properties discussed under the heading “Our Business” we do not have any material assets and, as such, we do not own any real or personal property.

DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

Each of our directors is elected by stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating or compensation committees.  Our audit committee is comprised of Messrs. Daniel T. Farrell, Thomas Skimming and John Cullen.

Messrs. Farrell and Skimming should be considered to be a non-independent member of the Audit Committee, None of the audit committee members can be classified as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B. The Board of Directors believes that attracting and retaining board members that could be classified as an "audit committee financial expert" is unlikely due to the high cost of such Director candidates.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Full Name and Resident Address	Age	Positions	Date Appointed Director
Daniel T. Farrell(1) 309 Center Street Hancock, MI 49930	67	Chairman, Chief Executive Officer, Secretary and Director	August 30, 2002
Art. D. Ettlinger 5563 45th Avenue Delta British Columbia V4K 1L5	47	President, Chief Operating Officer, Director	February 14, 2005
James N. Fairbairn 31 Baymark Road Thornhill Ontario L3T 3Y4	46	Chief Financial Officer	N/A
William M. Sheriff 7000 Eagle Circle Wylie, TX 75098	46	Director	April 6, 2005
Thomas Skimming(1) 11 Camelot Court Toronto, Ontario M3B 2N4	70	Director	September 18, 2002
John Cullen(1) 37 Amelia Street Barrie, Ontario L4M 1M5	47	Director	April 29, 2003

(1) Member of Audit Committee

The persons named above have held their offices/positions since the date of appointment and are expected to hold their offices/positions until the next annual general meeting of our stockholders.

Background of Officers and Directors

Mr. Daniel Farrell is currently our Chairman, Chief Executive Officer and Secretary and a member of our Audit Committee.  Mr. Farrell has been an officer and director of ours since August 30, 2002. Mr. Farrell devotes substantially all of his professional time to our business and intends to continue to devote this amount of time in the future:

Mr. Farrell has been a corporate development officer with CGX Energy, Inc., an oil and gas exploration company based in Toronto, Ontario, listed on the TSX Venture Exchange. Mr. Farrell has served as President of Diadem Resources Ltd. from December, 1997 through July, 1998, President of Tiaro Bay Resources Inc. from January 1997 through September, 1997 and President of RJK Explorations Ltd. from January, 1996 through December, 1996, all of which are publicly traded companies listed on the TSX Venture Exchange and engaged in the natural resource exploration business. Mr. Farrell was a corporate development officer with Greater Lenora Resources from June, 1994 through December, 1995. From 1991 through the 1994 Mr. Farrell was a financial adviser with American Express in Houghton, Michigan. Mr. Farrell holds a B.Sc. in geology from Michigan Technological University in Houghton, Michigan.

Dr. Art D. Ettlinger has been our President and Chief Operating Officer since February 14, 2005 and a member of our board of directors since that date. Dr. Ettlinger devotes substantially all of his professional time to our business and intends to continue to devote this amount of time in the future.

Dr. Ettlinger graduated from Michigan Technological University in 1979 with a B.S. in Geological Engineering and in 1981 with a M.S. in Mining Engineering.  In 1990, Dr. Ettlinger received a Ph.D. in Geology from Washington State University.  Dr. Ettlinger has over twenty years of mineral exploration experience working on gold, platinum, diamond, uranium and petroleum projects throughout Canada, the United States, Russia and Central Asia.  Companies and organizations he has worked for as either a mining engineer or geologist include: Schlumberger Well Services, Chevron Resources Corp., Orvana Minerals Corp., Santa Fe Pacific Gold Corp., the British Columbia Geological Survey and the University of British Columbia.  During the period March 1996 through June 2002, Dr. Ettlinger worked as a mining analyst with two Canadian brokerage houses where he followed and reported on the Canadian junior mining sector.  Most recently, Dr. Ettlinger was President and CEO of Dunsmuir Ventures Ltd., a junior natural resource exploration company listed on the TSX Venture Exchange

Mr. James N. Fairbairn has been our Chief Financial Officer since August 20, 2004. Mr. Fairbairn has devoted approximately 10% of his professional time to our business and intends to continue to devote this amount of time in the future:

Mr. Fairbairn, age 46, is a Chartered Accountant with over twenty years of experience with public companies.  He currently serves a chief financial officer CGX Energy Inc., a Canadian-based oil and gas company and Black Pearl Minerals Consolidated Inc., a Canadian-based natural resource exploration company.  Mr. Fairbairn has been a member of the Institute of Chartered Accountant of Ontario since 1987 and holds a Bachelor of Arts degree from the University of Western Ontario in London, Ontario Canada.

Mr. William M. Sheriff has been a member of our board of directors since April 6, 2005.  Mr. Sheriff devotes approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Sheriff currently serves as a director of Energy Metals Corporation and Castleworth Ventures Inc (both of which are engaged in the business of natural resources exploration and whose shares are listed on the TSX Venture Exchange) and is the president of Energy Metals Corporation (U.S.), a subsidiary of Energy Metals Corporation.  Mr. Sheriff began his career with Cyprus Minerals-AMOCO in 1980 working on molybdenum deposits in Montana.  From 1981 to 1984 as Research Geologist for Amselco Exploration, Mr. Sheriff was responsible for prospect generation for the southwest USA. From 1985 to present, Mr. Sheriff was f President of Platoro West Incorporated, a minerals exploration firm specializing in project identification and acquisition throughout the western USA.  From 2002 until present, Mr. Sheriff has served as the President of Pacific Intermountain Gold Corporation (PIGCO), a private corporation owned by Seabridge Gold Corporation.  PIGCO holds over 30 advanced gold exploration projects throughout Nevada.  Mr. Sheriff received his BSc in Geology from Fort Lewis College in Durango, Colorado and conducted graduate studies at the University of Texas-El Paso in Mining Geology and Mineral Economics.

Mr. Thomas Skimming has been a member of our board of directors since September 18, 2002. He has also been a member of our Audit Committee since September 10, 2004.  Mr. Skimming devotes approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Skimming, P. Eng., is a professional geologist with over 30 years experience in the natural resource exploration industry, having served as a director and officer of several natural resource exploration companies listed on the TSX Venture Exchange. Since 1972 Mr. Skimming has provided geological consulting services as president of Thomas Skimming & Associates Limited. Mr. Skimming is currently a director of Pamlico Resources Ltd., St. Anthony Resources Inc., Romios Gold Resources Inc. and Barton Bay Resources Inc., all of which are publicly traded companies listed on the TSX Venture Exchange and engaged in the natural resource exploration business. Mr. Skimming holds a B.Sc. from the University of Michigan and took post graduate studies at McGill University. Mr. Skimming has been a member of the Association of Professional Engineers of Ontario since 1971.

Mr. John Cullen has been a member of our board of directors since April 29, 2003. He has also been a member of our Audit Committee since September 10, 2004.  Mr. Cullen devotes approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Cullen has been President of Cullen Management since May, 1998. From 1987 through May, 1998 Mr. Cullen was an investment advisor with Nesbitt Burns, a registered investment dealer in Toronto, Ontario (now a subsidiary of the Bank of Montreal). Mr. Cullen is currently a director of CGX Energy, Inc. and Dumont Nickel Inc., both of which are engaged in the business of natural resources exploration and whose shares are listed on the TSX Venture Exchange, and is also a director of Biogan International Inc., a natural resource exploration company whose shares are listed on the OTC Bulletin Board. From October, 1995 through February, 1997 Mr. Cullen served as a director of Link Minerals Inc. a natural resource exploration company whose shares are quoted on the CDN over-the-counter market.

We have also agreed to appoint Robert M. Worsley to our board of directors.  See “Business – Hansen, Hosta Butte and McKinley Properties”.

Conflicts of Interest

We believe that all of our directors and officers may be subject to conflicts of interest. The conflicts of interest arise from their relationships in other mining companies and agreements with us.

EXECUTIVE COMPENSATION

Our directors have not been compensated for their services and there are no plans to compensate them in the near future until such time as we generate sufficient revenue to do so..

Compensation of Directors

During the fiscal years ended April 30, 2004 and 2003, we did not pay our directors for any meetings.

Executive Compensation

The following table sets forth the total compensation paid or accrued by us for the three years ended April 30, 2004 on behalf of each of our named executive officers.

Summary Compensation Table

The following table sets forth information with respect to stock options to purchase common stock granted to our named executive officers during the fiscal year ended April 30, 2004.

SUMMARY COMPENSATION TABLE
		ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other annual compensation ($)	Awards		Payouts	All other compen - sation ($)
					Restricted stock award(s) ($)	Securities underlying options/SARs (#)	LTIP payouts ($)
Daniel T. Farrell (1), Chairman, Chief Executive Officer, Secretary and director	2004 2003	$Nil Nil	Nil Nil	$42,500 $1,500	Nil Nil	220,000 Nil	Nil Nil	Nil Nil
Adam Smith (2), President and director	2003 2002	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Gordon Krushnisky (3), Chief Financial Officer, Secretary and director	2003 2002	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1) Appointed President and Secretary August 16, 2002 and as director August 30, 2002.  Appointed Chairman and Chief Executive Officer and resigned as President February 14, 2005.

(2) Resigned as President August 16, 2002 and as director August 30, 2002.

(3) Resigned as Chief Financial Officer and Secretary August 16, 2002 and as director August 30, 2002.

During the year ended April 30, 2004 we paid Daniel T. Farrell, our Chairman, Chief Executive Officer, Secretary and director compensation of $1,500 per month for the period May through September, 2003 and $5,000 per month for the period October, 2003 through April 2004.  We currently pay Mr. Farrell the sum of $10,000 per month.

Mr. Farrell was not paid any compensation in the year ended April 30, 2003 other than a one-time payment of $1,500. Prior to the afore-mentioned payment, Mr. Farrell was donating his services to us, and we valued these services at $500 per month.

On April 8, 2003 Mr. Farrell converted the sum of $37,000 which he had loaned to us or had advanced on our behalf into share of our common stock. The conversion price was $0.25 per share, which was the same price at which we issued shares of our common stock to investors on April 2 and 9th, 2003 pursuant to private placements referred to elsewhere in this prospectus. See “Recent Sales of Unregistered Securities” for a discussion of the terms of the private placements. Accordingly Mr. Farrell was not conferred any benefit as part of this conversion.

Employment Agreements with Executive Officers

There are no employment agreements with any officers or directors save and except as follows:

  We have entered into an agreement with a company owned by Dr. Ettlinger pursuant to which we have agreed to pay the sum of CAD $10,000 per month and grant to Dr. Ettlinger an option to acquire 500,000 shares of the Registrant’s common stock at a price of CAD $0.56 per share, subject to vesting over two years and expiring in 2010.

Option Grants in Last Fiscal Year

Other than options granted to our directors, officers and consultants under our Amended 2003 Key Employee Stock Option Plan, we did not grant any options to purchase our common stock during the year ended April 30, 2004.  In June 2004 we entered into an investor relations service agreement pursuant to which we granted an option to acquire 50,000 common shares at $0.40 per share until June 16, 2005 and in July 2004 we entered into a consulting agreement pursuant to which we granted an option to acquire 395,000 common shares at $0.40 per share until June 30, 2009.

Employee Stock Incentive Plan

On March 2, 2004, our shareholders adopted the 2003 Key Employee Stock Option Plan.  On April 1, 2005 our shareholders approved the Amended 2003 Key Employee Stock Option Plan..  The aggregate number of shares of common stock that can be awarded under the plan is 10% of our issued and outstanding common stock, on a rolling basis.  The plan permits the Board to grant qualified options with an exercise price of not less than the fair market value on the date of grant, and non-qualified options at an exercise price of not less than eighty-five percent (85%) of the fair market value of the underlying shares of common stock on the date of the grant. In addition, the exercise price of the option grants cannot be less than the discounted market price as defined by the policies of the TSX Venture Exchange, being:

Closing Price (CAD)	Maximum Price Discount
up to $0.50	25%
$0.51 to $2.00	20%
Above $2.00	15%

The plan permits the Board to grant options with a term of up to ten years for certain qualified options, and not more than five years for options granted to a granted to a person holding 10% or more of our stock. However, no options will be issued with a term longer than five years. Options will be used by us to attract and retain certain key individuals and to give such individuals a direct financial interest in our future success and profitability.

Option Grants to the Named Executive Officers and Directors as of the date hereof:

Name of Beneficial Owner	Title	Options
Daniel T. Farrell	Chairman, Chief Executive Officer, Secretary and Director	220,000(1)
Art D. Ettlinger	President, Chief Operating Officer, Director	500,000
James N. Fairbairn	Chief Financial Officer	100,000
William M. Sheriff	Director	220,000
Thomas Skimming	Director	220,000
John Cullen	Director	220,000

(1) Of which 125,000 have been exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

There were no option exercises in the last fiscal year. Subsequent to April 30, 2004, in February, 2005, options to purchase 181,250 shares of our common stock were exercised at a price of $0.25 per share for gross proceeds to us of $45,312.50.

Benefit Plans

We do not have a long-term incentive plan nor do we have a defined benefit, pension plan, profit sharing or other retirement plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the present owners of 5% or more of our total outstanding shares. Unless otherwise stated, the stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to their shares:

The persons named below may be deemed to be a parents and promoters of our company within the meaning of such terms under the Securities Act, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Farrell is the only promoter of our company.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Daniel T. Farrell 309 Center Street Hancock, MI 49930	3,507,500 Common Shares(1) Direct	8.72%
Common Stock	William M. Sheriff 7000 Eagle Circle Wylie, TX 75098	6,001,000 Common Shares(2) Direct and Indirect(3)	14.92%
Common Stock	RAB Special Situations LP No. 1 Adam Street London W2CN 6LE United Kingdom	3,360,000 Common Shares(4) Direct	8.35%
Common Stock	SPGP 47 Av. Matignon 75008 Paris, France	3,333,333 Common Shares(5) Direct	8.29%
Common Stock	Sprott Asset Management Ltd. Royal Bank Plaza South Tower, Suite 2750 Toronto, Ontario M5J 2J2	5,205,882 Common Shares(6) Indirect(7)	12.94%
Common Stock	Anglo Pacific Group PLC 17 Hill Street London, England W1J 5N2	2,332,294 Common Shares(8) Direct	5.80%

(1) Does not include Options to purchase 95,000 shares.

(2) Does not include Options to purchase 220,000 shares.

(3) 6,000,000 of these shares are registered in the name of Platoro West Incorporated, a company controlled by Mr. Sheriff.

(4) Does not include Share Purchase Warrants to purchase 1,680,000 shares.  All of these securities are being registered for resale pursuant to this Prospectus.

(5) Does not include Share Purchase Warrants to purchase 1,666,667 shares.  All of these securities are being registered for resale pursuant to this Prospectus.

(6) Does not include Share Purchase Warrants to purchase 2,527,941 shares.  All of these securities are being registered for resale pursuant to this Prospectus.

(7) Securities held in accounts managed by Sprott Asset Management Ltd.

(8) Does not include Share Purchase Warrants to purchase 952,647 shares.  All of these securities are being registered for resale pursuant to this Prospectus.

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group. Unless otherwise stated, the stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to their shares:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Daniel T. Farrell 309 Center Street Hancock, MI 49930	3,507,500 Common Shares(1) Direct	8.72%
Common Stock	Art. D. Ettlinger 5563 45th Avenue Delta British Columbia V4K 1L5	Nil(2)	N/A
Common Stock	James N. Fairbairn 31 Baymark Road Thornhill Ontario L3T 3Y4	37,500 Common Shares(3) Direct	0.09%
Common Stock	William M. Sheriff 7000 Eagle Circle Wylie, TX 75098	6,001,000 Common Shares4) Direct and Indirect(5)	14.92%
Common Stock	Thomas Skimming 11 Camelot Court Toronto, Ontario M3B 2N4	Nil(4)	N/A
Common Stock	John Cullen 37 Amelia Street Barrie, Ontario L4 1M5	390,000 Common Shares(4) Direct	0.97%
Common Stock	All Officers and Directors, as a group	9,936000 Common Shares	24.70%

(1) Does not include Options to purchase 95,000 shares.

(2) Does not include Options to purchase 500,000 shares.

(3) Does not include Options to purchase 100,000 shares.

(4) Does not include Options to purchase 220,000 shares.

(5) 6,000,000 of these shares are registered in the name of Platoro West Incorporated, a company controlled by Mr. Sheriff.

Except as otherwise noted, it is believed that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a beneficial owner of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our Common Stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock with a par value of $0.001 per share. The holders of our common stock:

-     have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

-

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation,

dissolution or winding-up of our affairs;

-

do not have preemptive or preferential rights to subscribe for or purchase their proportionate part of any shares which may be issued by us at any time; and

-     are entitled to one non-cumulative vote per share on all matters on which stockholders may vote;

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

On November 24, 2003, we were approved for listing on the OTCBB under the symbol “QCYR”.  On July 7, 2004 we changed our name to “Quincy Gold Corp” and were issued a new symbol, “QCYG”.  The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock. Please refer to “Risk Factors - You may not be able to sell the stock you purchase in this offering on terms you consider reasonable.”

On October 6, 2004 the shares of our common stock were approved for listing on the TSXV under the symbol “QGO”

The lack of liquidity in our common stock is likely to make the trading price our common stock volatile and subject to wide fluctuations, assuming that any trades do occur in the secondary market. Additionally, our stock price may become subject to wide fluctuations in response to the following: quarterly variations in operating results, announcements of technological innovations or new products and services by us or our competitors, stock price performance of other companies that investors may deem comparable to ours, and other events or factors. In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a security, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether or not successful, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse effect on our business, results of operations and financial condition. It is possible that wide fluctuations in the trading price of our common stock could result in class action litigation against us, which even if such actions were successfully defended, would result in large expenses that would have a material, adverse effect on financial condition.

"Penny Stock" Requirements

Our common stock is not listed or quoted on any national securities exchange or trading medium. The SEC has adopted a rule that defines a "penny stock", for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

-     that a broker or dealer approve a person's account for transactions in penny stocks; and

-

that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

-     obtain financial information and investment experience and objectives of the person; and

-

make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form:

-     sets forth the basis on which the broker or dealer made the suitability determination; and

-     that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling shares purchased under this prospectus and may cause the price of our shares to decline.

Warrants

On November 30, 2002 we issued 50,000 warrants. Each warrant entitles the holder to purchase one share of our common stock at a price of $0.25 per share. These warrants are exercisable until November 30, 2003. These warrants were issued by us in connection with a private placement of units consisting of common shares and warrants and were not registered under any securities laws.   In September, 2003 25,000 of these warrants were exercised for gross proceeds to us of $6,250. The remaining 25,000 warrants expired unexercised in November, 2003.

On January 15, 2003 we issued 216,667 warrants. Each warrant entitles the holder to purchase one share of our common stock at a price of $0.25 per share. These warrants are exercisable until January 15, 2004. These warrants were issued by us in connection with a private placement of units consisting of common shares and warrants and were not registered under any securities laws.  In September, 2003 116,667 of these warrants were exercised for gross proceeds to us of $29,166.75.  In January, 2004 50,000 of these warrants were exercised for gross proceeds to us of $12,500. The remaining 25,000 warrants expired unexercised in January, 2004.

On March 31, 2004 we issued 1,550,000 warrants. Each warrant entitles the holder to purchase one share of our common stock at a price of $1.00 per share. These warrants are exercisable until September 30, 2005. These warrants were issued by us in connection with a private placement of units consisting of common shares and warrants and were not registered under any securities laws.

On December 21, 2004 we issued 5,558,334 warrants.  Each warrant entitles the holder to purchase one share of our common stock at a price of $0.528 (CAD$0.65) per share.  These warrants are exercisable until June 21, 2006.  These warrants were issued by us in connection with a private placement of units consisting of common shares and warrants and were not registered under any securities laws.  In addition, on December 21, 2004 we issued 387,833 share purchase warrants to a registered broker-dealer in Toronto, Ontario as compensation for acting as agent in connection with the private placement.  Each warrant entitles the holder to purchase one share of our common stock at a price of $0.3656 (CAD$0.45) per share.  These warrants are exercisable until June 21, 2006.

On April 1, 2005 we issued 2,452,941 warrants.  Each warrant entitles the holder to purchase an additional share of our common stock until April 1, 2007 at a price of $0.88 (CAD$1.10) per share.  These warrants were issued by us in connection with a private placement of units consisting of common shares and warrants and were not registered under any securities laws.

On April 1, 2005 we issued 487,765 warrants.  Each warrant entitles the holder to purchase an additional share of our common stock until April 8, 2007 at a price of $0.88 (CAD$1.10) per share.  These warrants were issued by us in connection with a private placement of units consisting of common shares and warrants and were not registered under any securities laws.

The warrants detailed above were issued in conjunction with the private placement of our common stock as units in order to make the securities offered more attractive to prospective purchasers or as compensation to registered broker-dealers.

No other warrants to purchase our common stock have been issued.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

A simple majority vote is required for shareholders to take action.

Dividends

As of the date of this prospectus, we have not paid any dividends to stockholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

Our stock transfer agent for our securities is Equity Transfer Services Inc., Suite 420, 120 Adelaide Street West, Toronto, Ontario M5H 4C3.

Options Outstanding

On October 15, 2003, we established a 2003 Key Employee Stock Option Plan. The number of shares allocated to the Plan was 1,900,000 shares.

We amended the Plan on April 1, 2005 pursuant to which amendments we are authorized to issue options to purchase up to 10% of our issued and outstanding common stock, on a rolling basis, and have issued a total of 2,538,750 options to selected officers, directors and consultants as follows:

Date of Grant	Number of Options Granted	Number of Options Vested	Number of Unvested Options	Number of Options Exercised	Number of Options Cancelled	Number of Options Remaining	Exercise Price
December 3, 2003	1,670,000	1,252,500	156,250(1)	181,250	80,000	1,408,750	$0.25
January 13, 2004	225,000	112,500	112,500(2)	0		225,000	$0.45
November 1, 2004	250,000	Nil	250,000(3)	0		250,000	$0.30
February 1, 2005	500,000	Nil	500,000(3)	0		500,000	$0.45
February 28, 2005	75,000	Nil	75,000(3)	0		75,000	$0.59
Totals:			1,093,750

(1)  Vesting July 1, 2005.

(2)  Vesting in equal portions on July 13, 2005 and January 13, 2006.

(3)  Vesting in equal portions every six months from the date of grant.

In addition, we have made the following option grants which are not subject to the Amended 2003 Key Employee Stock Option Plan: in June 2004 we entered into an investor relations service agreement pursuant to which we granted an option to acquire 50,000 common shares at $0.40 per share until June 16, 2005; and in July 2004 we entered into a consulting agreement pursuant to which we granted an option to acquire 395,000 common shares at $0.40 per share until June 30, 2009.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

On November 24, 2003 we were approved for listing on the Over-the-Counter Bulletin Board under the symbol “QCYR”.  On July 7, 2004 we changed our name to “Quincy Gold Corp” and were issued a new symbol, “QCYG”.  On October 6, 2004 the shares of our common stock were approved for listing on the TSXV under the symbol “QGO”.  As of April 27, 2005 we had 40,230,997 shares of our common stock outstanding, which shares were held by approximately 164 shareholders of record.   On April 26, 2005 our common stock closed on the Over-the-Counter Bulletin Board at $0.48 per share.

The following table sets forth the range of high and low closing bid quotations for our common stock for each quarter of the last two fiscal years, as reported on the Over-the-Counter Bulletin Board. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

Period	High	Low
December 31, 2003	$1.01	$0.20
March 31, 2004	$0.92	$0.59
June 30, 2004	$0.80	$0.39
September 30, 2004	$0.58	$0.38
December 31, 2004	$0.77	$0.33
March 31, 2005	$0.78	$0.415

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock.

Equity Compensation Plan Information

The following table sets forth the information regarding our equity compensation plans as at the end of our most recently completed fiscal year:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	1,895,000	$0.274	5,000(4)
Equity compensation plans not approved by security holders	Nil	N/A	Nil
Total	1,895,000		5,000

See “Employee Stock Incentive Plan” above for a description of the material terms of our equity compensation plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October, 2003 we acquired from Seabridge Gold Corporation an exclusive option to earn a 50% interest in the Quartz Mountain Property.  The agreement is subject to two royalty agreements, one of which is between Seabridge and William M. Sheriff, one of our directors.  Pursuant to the Sheriff Royalty, Mr. Sheriff is entitled to a 0.5% net smelter returns royalty from all ore mined on the Quartz Mountain Property.  Mr. Sheriff was not a member of our board of directors at the time this agreement was entered into.

In January, 2004 we entered into a Mining Lease and Agreement with Pacific Intermountain Gold Corporation pursuant to which we leased the Miller Property.  William M. Sheriff, one of our directors, holds a minority (25%) interest in Pacific Intermountain Gold Corporation.  Mr. Sheriff was not a member of our board of directors at the time this agreement was entered into.

On March 31, 2004 we issued to RAB Special Situations LP 2,150,000 units at a price of $0.70 per unit for gross consideration of $1,505,000 as part of a private placement which closed on that date. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until September 30, 2005 at a price of $1.00 per share.  The units were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D.

On November 9, 2004 we agreed to acquire an option to earn up to a 50% interest in eight mineral properties known as the Arizona Strip Breccia Properties from Energy Metals Corporation (formerly Clan Resources Ltd.) (“EMC”).  EMC in turn has agreed to acquire these Properties from William M. Sheriff, our largest shareholder.  The terms of the acquisition are described above under the heading “Our Business”.  Mr., Sheriff is a significant shareholder of EMC and an officer of a subsidiary of EMC.  EMC acquired certain of the claims comprised in the Arizona Strip Breccia Properties from Mr. Sheriff, as part of a larger group of claims, in exchange for an aggregate of 1,250,000 shares of EMC. Mr. Sheriff was not a member of our board of directors at the time this agreement was entered into.

On December 21, 2004 we issued to RAB Special Situations LP an additional 1,210,000 units at a price of $0.3656 (CAD$0.45) per unit for gross consideration of $442,343 (CAD$ 544,500) as part of a private placement which closed on that date. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until June 21, 2006 at a price of $0.528 (CAD$0.65) per share.  The units were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D.

On December 21, 2004 we issued to Societé Privée de Gestion de Palrimoire 3,333,333 units at a price of $0.3656 (CAD$0.45) per unit for gross consideration of $1,218,521 (CAD$ 1,500,000) as part of a private placement which closed on that date. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until June 21, 2006 at a price of $0.528 (CAD$0.65) per share.  The units were issued in reliance upon the exemption from registration provided by Regulation S.

On April 1, 2005 we issued to Sprott Asset Management Ltd (as portfolio manager) 4,705,882 units at a price $0.68 (CAD$0.85) per unit for gross consideration of $3,200,000 (CAD$ 4,000,000) as part of a private placement which closed on that date. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until April 1, 2007 at a price of $0.88 (CAD$1.10) per share.  The units were issued in reliance upon the exemption from registration provided by Regulation S.

On April 8, 2005 we issued to Anglo Pacific Group PLC 235,294 units at a price $0.68 (CAD$0.85) per unit for gross consideration of $160,000 (CAD$ 200,000) as part of a private placement which closed on that date. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until April 8, 2007 at a price of $0.88 (CAD$1.10) per share.  The units were issued in reliance upon the exemption from registration provided by Regulation S.

LITIGATION

To the best of our knowledge, we are not a party to any pending litigation and none is contemplated or threatened.

INDEMNIFICATION

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300. In addition, Nevada Revised Statutes, 78.751 and Article XI of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities.

The Bylaws also provide that we can purchase and maintain insurance or other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Our attorney, Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters in relation to U. S. Law.

EXPERTS

Our financial statements for the years ended April 30, 2004 and 2003, included in this prospectus, have been audited by Madsen & Associates, CPA’s Inc., of Salt Lake City, Utah, as set forth in their report included in this prospectus and have been included in reliance upon such representation of and upon the authority of such firm as experts in accounting and auditing.

GLOSSARY OF CERTAIN TERMS

You may find the following definitions helpful in your reading of this prospectus.

-     Cash Operating Costs -- Includes all direct and indirect operating cash costs incurred at each operating mine, excluding royalties and mine production taxes.

-     Mineralized Material -- A mineralized body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metals.

-     Ore -- A mixture of valuable minerals and gangue (valueless minerals) from which at least one of the minerals or metals can be extracted at a profit.

-     Orebody -- A continuous, well-defined mass of material of sufficient ore content to make extraction economically feasible.

-     Probable Reserves -- Reserves for which quantity and grade and/or quality are computed from information similar to that used for Proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for Proven reserves, is high enough to assume continuity between points of observation.

-     Proven Reserves -- Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well-defined that size, shape, depth and mineral content of reserves are well-established.

-     Reserves -- That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

-     Sediment Hosted Disseminated Gold Deposits -- Low grade occurrences of gold which are hosted by clastic sedimentary rocks generally consisting of sandstone, limestone, dolomite or siltstone or any combination thereof in any given deposit. Normally gold grades are low (i.e.: .02 to .08 ounces per ton) and are usually developed by open pit mining methods.

-     Total Cash Costs -- Includes all direct and indirect operating cash costs incurred at each operating mine.

-     Total Production Costs -- Includes total cash costs, as defined, plus depreciation, depletion, amortization and reclamation accruals relating to each operating mine.

-     Unpatented Mining Claim -- A parcel of property located on federal lands pursuant to the General Mining Law and the requirements of the state in which the unpatented claim is located, the paramount title of which remains with the federal government. The holder of a valid, unpatented lode- mining claim is granted certain rights including the right to explore and mine such claim under the General Mining Law.

-     Volcanic Hosted Disseminated Hot Springs Gold Mineralized Material -- Material containing small particles of gold, emplaced through ancient hot spring activity, randomly distributed throughout a large volume of volcanic rock, commonly rhyolitic in composition. Similar to the sediment hosted disseminated gold deposits, gold grades are normally low (i.e.: .02 to .08 ounces per ton) and are usually developed by open pit mining methods. Usually, these deposits are associated with epithermal quartz-adularia veins which have acted as a source for the gold.

CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-UNITED STATES HOLDERS

The following is a general discussion of the principal U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S.  holder.

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

-     the gain is effectively connected with your conduct of a trade of business in the United States or, under an income tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States;

-     you are an individual who holds our common stock as a capital asset, are present in the United States for 183 days or more in the taxable year of the disposition and meet other requirements; or

-     you are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes.

The gross proceeds from the disposition of our common stock may be subject to information reporting and backup withholding. If you receive payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. holder or you otherwise establish an exemption.

WE ENCOURAGE AND RECOMMEND THAT EACH NON-U.S. HOLDER CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF SHARES OF OUR COMMON STOCK.

FINANCIAL STATEMENTS

Our fiscal year end is April 30. We provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by our management and reported on by an Independent Certified Public Accountant.

Our audited financial statements for the years ended April 30, 2004 and 2003 and our unaudited financial statement for the nine month period ended January 31, 2005 immediately follow:

Auditors' Report	F-1
Consolidated Balance Sheet as at April 30, 2004	F-2
Consolidated Statements of Operations for the two years ended April 30, 2004 and 2003 and for the period from inception on May 5, 1999 to April 30, 2004	F-3
Consolidated Statements of Stockholders' Equity for the period from inception on May 5, 1999 to April 30, 2004	F-4
Consolidated Statements of Cash Flows for the two years ended April 30, 2004 and 2003 and for the period from inception on May 5, 1999 to April 30, 2004	F-5
Notes to Financial Statements	F-6
Unaudited Financial Statements
Consolidated Balance Sheet as at January 31, 2005	U-1
Consolidated Statements of Operations for the nine month periods ended January 31, 2005 and 2004 and for the period from inception on May 5, 1999 to January 31, 2005	U-2
Consolidated Statements of Stockholders' Equity for the period from inception on May 5, 1999 to January 31, 2005	U-3
Consolidated Statements of Cash Flows for the nine month periods ended January 31, 2005 and 2004 and for the period from inception on May 5, 1999 to January 31, 2005	U-4
Notes to Financial Statements	U-5

MADSEN & ASSOCIATES, CPA’s Inc. Certified Public Accountants and Business Consultants	684 East Vine St, Suite 3 Murray, Utah 84107
Telephone 801 268 2632 Fax 801-262-3978

Board of Directors

Quincy Gold Corp. and Subsidiary

Hancock, Michigan

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance  sheet of Quincy Gold Corp. and Subsidiary  (exploration stage company) at April 30, 2004, and the related consolidated statement of operations, stockholders' equity, and cash flows for the years ended April 30, 2004 and 2003 and  the period May 5, 1999 (date of inception) to April 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of   Quincy Gold Corp. and Subsidiary at April 30, 2004, and the results of operations,   and cash flows for the years ended April 30, 2004 and 2003 and the period May 5, 1999 (date of inception) to April 30, 2004, in conformity with accounting principles generally accepted in the United States of America

Salt Lake City, Utah

August 7, 2004

s/Madsen & Associates, CPA’s Inc.

QUINCY GOLD CORP.  AND SUBSIDIARY

(Exploration Stage Company)

CONSOLIDATED BALANCE SHEET

April 30, 2004

ASSETS

CURRENT ASSETS

Cash

$ 1,965,159

    Total Current Assets

1,965,159

OTHER ASSETS

    Database - net of amortization

9,098

    Deposits

      2,475

$ 1,976,732

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

     Account payable - related parties

$    58,035

     Accounts payable

 87,837

Total Current Liabilities

            145,872

STOCKHOLDERS' EQUITY

Common stock

        200,000,000 shares authorized, at $0.001 par value;

        22,626,670 shares issued and outstanding

22,627

Capital in excess of par value

3,031,225

Deficit accumulated during the exploration stage

(1,222,992)

Total Stockholders’ Equity

1,830,860

$ 1,976,732

                   The accompanying notes are an integral part of these financial statements.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

For the Years Ended April 30, 2004 and 2003 and the

Period May 5, 1999 (Date of Inception) to April 30, 2004

	Apr 30, 2004	Apr 30, 2003	May 5, 1999 to Apr 30, 2004

REVENUES	$ -	$ -	$ -

EXPENSES
Administrative	530,697	83,889	673,455
Exploration	349,634	31,602	387,193
Financing costs	160,350	-	160,350
Amortization	1,501	493	1,994
	1,042,182	115,984	1.222,992
NET LOSS	$ (1,042,182)	$ (115,984)	$ (1,222,992)

NET LOSS PER COMMON SHARE
Basic and diluted	$ (.06)	$ (.01)

AVERAGE OUTSTANDING SHARES
(stated in 1,000's)
Basic	18,620	12,221
Diluted	21,328	14,929

The accompanying notes are an integral part of these financial statements.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period May 5, 1999 (Date of Inception) to April 30, 2004

Capital in

       Common Stock

Excess of

Accumulated

Shares

Amount

Par Value

   Deficit

Balance May 5, 1999 (date of inception)

-

$         -

$        -

$        -

Issuance of common stock for cash

   at $.001 - June 17,  1999

4,000,000

4,000

-

-

Issuance of common stock for cash

    at $.001 - July 26,  1999

6,000,000

6,000

-

-

Issuance of common stock for cash

    at $.10 - August 15, 1999

26,500

27

2,623

-

Contributions to capital - expenses -

     related parties

-

-

10,800

Net operating loss for the period

May 5, 1999 to April 30, 2000

-

-

-

(24,058)

Contributions to capital - expenses -

   related parties

-

-

10,800

-

Net operating loss for the year

   ended April 30, 2001

-

-

-

(17,862)

Contributions to capital - expenses -

   related parties

-

-

10,800

-

Net operating loss for the year

   ended April 30, 2002

-

-

-

(22,906)

Issuance of common stock for cash at $.15

   November 2002 & January 2003

533,333

533

79,468

-

Issuance of common stock for

   purchase of subsidiary - note 5

6,000,000

6,000

5,092

-

Issuance of common stock for cash

   at $.25 - April 2003

195,250

195

48,618

-

Issuance of common stock for payment

   of debt - at $.25 - April 10, 2003

148,000

36,852

Contribution to capital - expenses -

   related parties

-

-

6,000

-

Net operating loss for the year

   ended April 30, 2003

-

-

-

(115,984)

Issuance of common stock for cash

   at $.25 - 2003-2004

2,573,587

2,574

640,822

-

Issuance of common stock for expenses

    at $.25

50,000

50

12,450

-

Issuance of common stock for cash

   at $.70 - March 2004

3,100,000

3,100

2,166,900

-

Net operating loss for the year

   ended April 30, 2004

-

-

-

(1,042,182)

Balance April 30, 2004                                                    22,626,670                       $22,627                    $ 3,031,225                  $ (1,222,992)

                                               The accompanying notes are an integral part of these financial statements.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Years Ended April 30, 2004 and 2003 and the

Period May 5, 1999 (Date of Inception) to April 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES	Apr 30, 2003	Apr 30, 2004	May 5, 1999 to Apr 30, 2004

Net loss	$(1,042,182)	$(115,984)	$(1,222,992)

Adjustments to reconcile net loss to net cash provided by operating activities
Amortization	1,501	493	1,994
Change in deposits	(2,475)	-	(2,475)
Change in accounts payable	123,551	39,504	182,872
Capital contributions - expenses - related parties	-	6,000	38,400
Issuance of common capital stock for expenses	12,500	-	12,500

Net Change in Cash From Operations	(907,105)	(69,987)	(989,701)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of common stock	2,813,396	128,814	2,954,860
Net Change in Cash	1,906,291	58,827	1,965,159

Cash at Beginning of Period	58,868	41	-
Cash at End of Period	$1,965,159	$ 58,868	$1,965,159

SCHEDULE OF NONCASH OPERATING ACTIVITIES

    Capital contributions - expenses - related parties                                 $ 38,400

Issuance of 50,000 common shares for expenses                                   12,500

The accompanying notes are an integral part of these financial statements.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

April 30, 2004

1.

ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on May 5, 1999 with the name “Quincy Resources, Inc.” with authorized common stock of 200,000,000 shares at $0.001 par value.

On July 7, 2004 the name was changed to “Quincy Gold Corp.”

The Company was organized for the purpose of acquiring and developing mineral properties and at the report date mineral claims had been acquired.  The Company has not established the existence of a commercially mineable ore deposit and therefore is considered to be in the exploration stage.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then the diluted income (loss) per shares is not shown.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized. On April 30, 2004 the Company had a net operating loss carry forward of $1,222,992. The tax benefit of approximately $367,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has not been able to project an estimated future operating profit.  The net operating loss expires starting 2015 through 2024.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

APRIL 30, 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Mineral Claim Costs

Cost of acquisition, exploration, carrying and retaining unproven mining leases are expensed as incurred.

Environmental Requirements

At the report date environmental requirements related to the mineral leases acquired are unknown and therefore any estimate of any future cost cannot be made.

Principles of Consolidation

The consolidated financial statements include the accounts of Quincy Gold Corp. (parent) and its wholly owned subsidiary Atlas Database Corp. All intercompany transactions have been eliminated

Concentration of Credit Risk

There are no financial instruments that potentially subject the Company to significant concentration of credit risks except that the Company maintains cash in banks over the federally insured amounts of $100,000, but are otherwise in banks of high quality.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of services provided.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

APRIL 30, 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Key Employee Stock Option Plan

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes accounting and reporting standards for stock-based employee compensation plans.  As permitted by SFAS No. 123, the Company accounts for such arrangements under APB  Opinion No. 25, “Accounting for Stock Issued to Employees.” and related interpretations.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in United States of America.  Those estimates and assumptions may affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. ACQUISITION OF A DATABASE BY ATLAS DATABASE CORP. (SUBSIDIARY)

In June 1, 2000 Atlas Database Corp. (subsidiary) purchased a database for $15,000.  The database contains information on the natural resources and exploration developed during the period 1982 through 1997.  The majority of the information contained in the database relates to research on bulk mineable precious mineralized material in the western United States, particularly sediment hosted disseminated gold mineralized material and volcanic hosted disseminated hot springs gold mineralized material from which the Company, and its subsidiary, is using for the Company’s stated business objective of locating, acquiring, and exploring, mineral natural resource properties.

The database is being amortized to expense, on the straight line method, over 10 years starting, on the date of purchase.

4.  ACQUISITION OF MINERAL LEASES

The following acquired claims have not been proven to have a commercially mineable ore reserves and therefore all costs of exploration and retaining the properties have been expensed.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

APRIL 30, 2004

4.  ACQUISITION OF MINERAL LEASES - continued

Silver Bow Property

In February, 2003 the Company optioned 73 unpatented lode mining claims in Nye County, Nevada known as the Silver Bow Property.  The terms of the option provides for advanced royalty payments totaling $165,000 by the fifth anniversary date as follows:

$10,000 upon signing (paid)

$15,000 on the 1st anniversary (paid)

$20,000 on the 2nd anniversary

$30,000 on the 3rd anniversary

$40,000 on the 4th anniversary

$50,000 on the 5th anniversary and yearly thereafter

The vendors maintain a 3% Net Smelter Return (NSR) royalty in the property of which the Company has the right to purchase two thirds of the NSR for $1,500,000 and the final third for an additional $2,000,000.

Lantern Property

On July 31, 2003, the Company entered into a mining lease with Newmont Mining Corporation for unpatented mining claims totaling 1,123 acres, and also received a quit claim deed for 340 acres consisting of 22 unpatented mining claims. The property is known as the Lantern Property.  Platoro West Incorporated, a corporation controlled by William Sheriff, one of the Company’s shareholders, is also a party to the Mining Lease.

Under  the  lease agreement the Company is required to spend $25,000 on exploration and assessment work during each of the years ended July 31, 2005 and 2006, $50,000 during each of the years ended July 31, 2007 through 2012 and $100,000 each year after that.  The lease is subject to a maximum 4% NSR.

The title to 1,000 acres of the above property is being challenged in a court action, and is presently on appeal in the Nevada Supreme court.

Quartz Mountain Property

On October 15 2003 the Company acquired an exclusive option from Seabridge Gold Corporation   to earn a 50% interest in 67 unpatented mining claims located in Lake County, Oregon known as the Quartz Mountain Property.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

APRIL 30, 2004

4.  ACQUISITION OF MINERAL LEASES - continued

Quartz Mountain Property - continued

The terms of the agreement includes payments of cumulative exploration expenditures totaling $1,500,000 on or before October 15, 2008 with the following minimum payments:

$100,000 by October 15, 2004, an additional $150,000 by October 15, 2005, an additional  $250,000 by October 15, 2006, and the balance the of $1,000,000 by October 15, 2008, and the issuance of 50,000 shares of common capital stock  (completed), and 200,000 shares  within 30 days of satisfying the expenditures  described above.

Empire Property

On December 15, 2003 the Company entered into a Mining Lease and Agreement with Nevada Contact Inc., for 22 unpatented mineral claims (except oil and gas) situated in Owhee County, Idaho, known as the Empire Claims, and certain additional lands (except oil and gas) comprising 552 acres, more or less, also located in Owhee County, Idaho pursuant to a State of Idaho Department of Lands Mineral Lease.

The terms of the lease include an annual advance royalty payment of $10,000 on December 15 of each year beginning December 15, 2003. The Empire Claims are subject to a 3% net smelter return royalty, which will be reduced to 1% after Nevada Contact Inc. has received a total compensation of $1,000,000.

Miller Property

During January, 2004 the Company entered into a Mining Lease and Agreement with Pacific Intermountain Gold Corporation in which the Company leased 21 unpatented lode claims located in Esmeralda County, Nevada known as the “Miller Property”.  The terms of the agreement includes the following lease and minimum royalty and exploration payments.

	Lease	Advance Royalty & Exploration
January 23, 2004 (paid)	$ 5,000	-
January 23, 2005	7,500	$ 20,000
January 23, 2006	10,000	$ 35,000
January 23, 2007	15,000	$ 50,000
January 23, 2008	30,000	$ 70,000
January 23, 2009 and yearly thereafter until commencement of commercial production	50,000	$100,000

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

APRIL 30, 2004

4.  ACQUISITION OF MINERAL LEASES - continued

Miller Property - continued

The property is subject to a sliding scale net smelter returns royalty ranging from 2% for gold prices under $300.00/oz to 5% for gold prices in excess of $500.00/oz.  Advance royalty payments are credited against the sliding scale net smelter returns royalty.

The Company’s largest shareholder holds a 25% interest in Pacific Intermountain Gold Corporation.

Seven Troughs Property

During March, 2004 the Company acquired a perpetual lease of   mineral properties located in Pershing County, Nevada, known as the Seven Troughs Property from Newmont Capital Limited.  The lease consists of three claim groups, which are owned, leased or optioned by Newmont Capital Limited.  Certain of the claims are subject to underlying net smelter returns royalties of 1% to 1.5%.

The Company is required to satisfy all obligations under the leases for Seven Troughs Property which include reimbursing Newmont for an advance minimum royalty payment of $25,000 (paid) and making payments on or before January 1 as follows:

$50,000 on January 1, 2005, $75,000 on January 1, 2006, and $100,000 on January 1, 2007 and yearly thereafter.

The advance royalty payments will be credited against 1% of the smelter returns royalty payable to the Lessor in respect of certain of the Leases.

The terms of the agreement also includes payments totaling   $5,000,000 in exploration expenditures as follows:

$500,000 on or before September 1, 2005

$650,000 on or before September 1, 2006

$850,000 on or before September 1, 2007

$1,250,000 on or before September 1, 2008 and

$1,750,000 on or before September 1, 2009

The $500,000 of exploration expenditures due by September 1, 2005 is a firm commitment by the Company.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

APRIL 30, 2004

5.  ACQUISITION OF ALL STOCK OF ATLAS DATABASE CORP.

On January 24, 2003 the Company acquired all of the outstanding stock of Atlas Database Corp. (subsidiary) by the issuance of 6,000,000 restricted common shares of the Company, representing 36 % of the outstanding shares of the Company after the acquisition. The acquisition was recorded as a purchase with no good will recognized. The only asset held by Atlas Database Corp. (subsidiary) was the database outlined in note 3. The stock of Atlas Database Corp. acquired by the Company was valued at $11,092, the remaining book value of the database held by Altas Database Corp. (subsidiary). The value of the 6,000,000 restricted shares issued by the Company was otherwise undeterminable. The operations of the subsidiary are included in the consolidated statement of operations starting January 24, 2003. There were no contingent terms as part of the acquisition agreement.

6.  COMMON CAPITAL STOCK AND WARRANTS

Since inception the Company completed private placement offerings of 16,428,670 common shares for $2,954,860, 148,000 shares for payment of a debt, 6,000,000 shares for the purchase of all outstanding shares of Atlas Database Corp., and 50,000 shares for the purchase of mineral claims.

The Company issued 266,667 common share warrants as part of the issuance of 533,333 common shares during November 2002 and January 2003.  The warrants entitled the holders to purchase 266,667 common shares of the Company for $.25 per share and the unexpired warrants will expire starting in November 2003 through January 2004.  The Company issued 1,550,000 common share warrants as part of the issuance of 3,100,000 common shares on April 5, 2004.  The warrants entitle the holders to purchase 1,550,000 common shares of the Company for $1.00 and will expire in September 2005. The terms of the private placement provides for registration rights on the shares.

7.  2003 KEY EMPLOYEE STOCK OPTION PLAN

The Company established a 2003 Key Employee Stock Option Plan on October 15, 2003 and has issued 1,670,000 options on December 3, 2003, and 225,000 options on January 13, 2004, with an expiration date of December 3, 2008, to selected officers-directors and consultants, to purchase an equal number of common shares, which can be purchased by the option holder after the vesting periods. 1,670,000 of the options have an option price of $.25 and vest one fourth on January 1, 2004, one fourth on July 1, 2004, one fourth on January 1, 2005, and one fourth on July 1, 2005.    225,000 of the options have an option price of $.67, which was amended to $.45 on June 15, 2004, and vest one fourth on July 13, 2004, one fourth on January 13, 2005, one fourth on July 13, 2005, and one fourth on January 13, 2006.   The trading value of the shares on December 3, 2003 was $.25 and on January 13, 2004 a value of $.59.  None of the options had been exercised by the report date.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

APRIL 30, 2004

7.  2003 KEY EMPLOYEE STOCK OPTION PLAN - continued

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes accounting and reporting standards for stock-based employee compensation plans.  As permitted by SFAS No. 123, the Company accounts for such arrangements under the intrinsic value method as provided in APB Opinion No. 25, “Accounting for Stock Issued to Employees.” and related interpretations.  Accordingly, no compensation expense is recognized for stock option grants because the exercise price of the stock options equals or exceeds the market price of the underlying stock on the date of the grant to officers-directors or employees.

The Company applies the intrinsic value method in accounting for its stock based compensation plan.  If the Company had measured compensation under the fair value based method for stock options the net operating loss and loss per share amounts for the year ended April 30, 2004 would have been as follows:

          Net loss as reported                                                    $ (1,042,182)

          Stock based employee compensation expense                 (141,950)

             Net pro-forma loss                                                   $ (1,184,132)

          Net loss per common share

            as reported                                                                           $ (.06)

            pro-forma                                                                                (.06)

8.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

An officer-director and two other directors  have  acquired  46 % of the common stock  issued and have made contributions to capital by the payment of expenses for the Company amounting to  $38,400 since inception.

The Company has accrued accounts payable to officer-directors of $58,035 and paid consultant fees of $115,987 for the last fiscal year.

9.  SUBSEQUENT EVENT

In June 2004 the Company entered into an Investor Relations Service Agreement pursuant to which it granted an option to acquire 50,000 common shares at $0.40 per share until June 17, 2005.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

CONSOLIDATED BALANCE SHEET

	January 31, 2005	April 30, 2004
	(Unaudited)	(Audited)
	$	$
ASSETS
CURRENT ASSETS

Cash	3,505,879	1,965,159

OTHER ASSETS

Database – net of amortization	7,973	9,098
Other Receivables	110,000	2,475
	117,793	11,573
	3,623,852	1,976,732

LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES

Account payable - related parties	71,114	58,035
Accounts payable	116,749	87,837
Total Current Liabilities	187,863	145,872

STOCKHOLDERS' EQUITY

Common stock 200,000,000 shares authorized, at $0.001 par value;
33,793,336 shares issued and outstanding	33,793	22,627
Capital in excess of par value	6,024,026	3,031,225
Contributed surplus	945,501
Deficit accumulated during the exploration stage	(3,567,331)	(1,222,992)
Total Stockholders’ Equity	3,435,989	1,830,860

	3,623,852	1,976,732

The accompanying notes are an integral part of these financial statements.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months	Inception
	ended	ended	ended	ended	to
	January 31, 2005	January 31, 2004	January 31, 2005	January 31, 2004	January 31, 2005
	$	$	$	$	$

Revenue	-	-	-	-	-
Administrative expenditures
Accounting	16,367	4,539	46,240	18,913	94,622
Bank charges	645	607	1,872	1,089	3,558
Consulting	160,122	24,075	232,495	47,575	493,589
Filing fees	40,446	2,002	45,937	3,257	55,877
Incorporation costs	-	-	-	-	670
Legal fees	60,539	13,109	121,467	71,333	262,754
Financing fees	-	-	-	-	20,000
Management fees	63,276	15,000	143,276	27,500	211,276
Office	48,006	5,004	106,861	7,563	127,811
Rent	4,915	(316)	16,711	1,187	34,425
Exploration	199,079	116,639	1,316,002	191,799	1,732,067
Telephone	6,795	2,461	14,356	5,477	26,897
Shareholder information	36,869	30,807	124,480	31,245	230,358
Travel & promotion	72,943	13,232	143,552	35,410	240,343
Stock-based compensation	29,965	-	29,965	-	29,965
	739,967	227,159	2,343,214	442,348	3,564,212
Amortization of database	375	375	1,125	1,126	3,119
Net loss	740,342	227,534	2,344,339	443,474	3,567,331
Deficit - beginning of period	2,826,989	396,750	1,222,992	180,810	-
Deficit - end of period	3,567,331	624,284	3,567,331	624,284	3,567,331

Net Loss Per Common Share - Basic	$0.03	$0.01	$0.10	$0.02
Average Outstanding Shares - Basic	27,751,670	19,355,710	24,340,620	18,214,876

(Diluted loss per share has not been presented as the result is anti-dilutive)

The accompanying notes are an integral part of these financial statements.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period May 5, 1999 (Date of Inception) to January 31, 2005

(Unaudited)

	Common Stock
	Shares	Amount	Capital in Excess of Par Value	Accumulated Deficit
		$	$	$
Balance May 5, 1999 (date of inception)
Issuance of common stock for cash at $0.001 - June 17, 1999	4,000,000	4,000	-	-
Issuance of common stock for cash at $0.001 - July 26, 1999	6,000,000	6,000	-	-
Issuance of common stock for cash at $0.10 - August 15, 1999	26,500	27	2,623	-
Contributions to capital - expenses - related parties	-	-	10,800	-
Net operating loss for the period May 5, 1999 to April 30, 2000	-	-	-	(24,058)
Contributions to capital - expenses - related parties	-	-	10,800	-
Net operating loss for the year ended April 30, 2001	-	-	-	(17,862)
Contributions to capital - expenses - related parties	-	-	10,800	-
Net operating loss for the year ended April 30, 2002	-	-	-	(22,906)
Issuance of common stock for cash at $0.15 - November 2002 & January 2003	533,333	533	79,468	-
Issuance of common stock for purchase of subsidiary - Note 5	6,000,000	6,000	5,092	-
Issuance of common stock for cash at $0.25 - April 2003	195,250	195	48,618	-
Issuance of common stock for payment of debt - at $0.25 - April 10, 2003	148,000	148	36,852	-
Contribution to capital - expenses - related parties	-	-	6,000	-
Net operating loss for the year ended April 30, 2003	-	-	-	(115,984)
Issuance of common stock for cash at $0.25 - 2003-2004	2,573,587	2,574	640,822	-
Issuance of common stock for property payment at $0.25	50,000	50	12,450	-
Issuance of common stock for cash at $0.70 - March 2004	3,100,000	3,100	2,166,900	-
Net operating loss for the year ended April 30, 2004	-	-	-	(1,042,182)
Issuance of common stock for property payment at $0.495	50,000	50	24,700
Issuance of common stock for cash at $0.3744 – December 2004, net of fees	11,116,666	11,116	3,883,636
Fair value assigned to unexercised warrants			(915,535)
Net operating loss for the nine month period ended January 31, 2005	-	-	-	(2,344,339)
Balance January 31, 2005	33,793,336	33,793	6,024,026	(3,567,331)

The accompanying notes are an integral part of these financial statements.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended		Nine Months Ended		Inception to
	January 31, 2005	January 31, 2004	January 31, 2005	January 31, 2004	January 31, 2005
	$	$	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	(740,342)	(227,534)	(2,344,339)	(443,474)	(3,567,331)

Adjustments to reconcile net loss to net cash provided by operating activities

Amortization	375	375	1,125	1,126	3,119
Change in other receivables	(110,000)	-	(107,525)	-	(110,000)
Change in accounts payable	(23,470)	28,561	28,913	66,242	185,324
Capital contributions - expenses - related parties	-	-	-	-	38,400
Stock-based compensation	29,965	-	29,965	-	29,965
Issuance of common stock for property payments	-	-	-	12,500	37,250
Net Change in Cash From Operations	(843,472)	(198,598)	(2,391,861)	(363,606)	(3,383,273)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of common stock, net	3,894,752	82,980	3,919,502	643,397	6,849,612
Change in Accounts Payable – Related Party	39,540	(426)	13,079	26,199	39,540
Net Change in Cash	3,934,292	82,554	3,932,581	669,596	6,889,152

Cash at Beginning of Period	415,059	480,902	1,965,159	58,868	-
Cash at End of Period	3,505,879	364,858	3,505,879	364,858	3,505,879

SCHEDULE OF NONCASH OPERATING ACTIVITIES

Capital contributions - expenses - related parties					38,400
Issuance of 100,000 common shares for property payments					37,250
Stock-based compensation					29,964

The accompanying notes are an integral part of these financial statements.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

January 31, 2005

(Unaudited)

1.

ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on May 5, 1999 with the name “Quincy Resources, Inc.” with authorized common stock of 200,000,000 shares at $0.001 par value.

On July 7, 2004 the name was changed to “Quincy Gold Corp.”

The Company was organized for the purpose of acquiring and developing mineral properties and at the report date mineral claims had been acquired.  The Company has not established the existence of a commercially mineable ore deposit and therefore is considered to be in the exploration stage.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then the diluted income (loss) per shares is not shown.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized. On October 31, 2004 the Company had a net operating loss carry forward of $2,826,989. The tax benefit of approximately $848,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has not been able to project an estimated future operating profit.  The net operating loss expires starting 2015 through 2025.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

January 31, 2005

(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Mineral Claim Costs

Cost of acquisition, exploration, carrying and retaining unproven mining leases are expensed as incurred.

Environmental Requirements

At the report date environmental requirements related to the mineral leases acquired are unknown and therefore any estimate of any future cost cannot be made.

Principles of Consolidation

The consolidated financial statements include the accounts of Quincy Gold Corp. (parent) and its wholly owned subsidiary Atlas Database Corp. All intercompany transactions have been eliminated.

Concentration of Credit Risk

There are no financial instruments that potentially subject the Company to significant concentration of credit risks except that the Company maintains cash in banks over the federally insured amounts of $100,000, but are otherwise in banks of high quality.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of services provided.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values due to their short term maturities.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

January 31, 2005

(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Key Employee Stock Option Plan

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes accounting and reporting standards for stock-based employee compensation plans.  As permitted by SFAS No. 123, the Company accounts for such arrangements under APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in United States of America.  Those estimates and assumptions may affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. ACQUISITION OF A DATABASE BY ATLAS DATABASE CORP. (SUBSIDIARY)

In June 1, 2000 Atlas Database Corp. (subsidiary) purchased a database for $15,000.  The database contains information on the natural resources and exploration developed during the period 1982 through 1997.  The majority of the information contained in the database relates to research on bulk mineable precious mineralized material in the western United States, particularly sediment hosted disseminated gold mineralized material and volcanic hosted disseminated hot springs gold mineralized material from which the Company, and its subsidiary, is using for the Company’s stated business objective of locating, acquiring, and exploring, mineral natural resource properties.

The database is being amortized to expense, on the straight line method, over 10 years starting, on the date of purchase.

4.  ACQUISITION OF MINERAL LEASES

The following acquired claims have not been proven to have a commercially mineable ore reserves and therefore all costs of exploration and retaining the properties have been expensed.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

January 31, 2005

(Unaudited)

4.  ACQUISITION OF MINERAL LEASES - continued

Silver Bow Property

In February, 2003 the Company optioned 73 unpatented lode mining claims in Nye County, Nevada known as the Silver Bow Property.  The terms of the option provide for advanced royalty payments totaling $165,000 by the fifth anniversary date as follows:

$10,000 upon signing (paid)

$15,000 on the 1st anniversary (paid)

$20,000 on the 2nd anniversary (paid)

$30,000 on the 3rd anniversary

$40,000 on the 4th anniversary

$50,000 on the 5th anniversary and yearly thereafter

The vendors maintain a 3% Net Smelter Return (NSR) royalty in the property.  The Company has the right to purchase two thirds of the NSR for $1,500,000 and the final third for an additional $2,000,000.

Lantern Property

On July 31, 2003, the Company entered into a mining lease with Newmont Mining Corporation for patented fee land totaling 1,123 acres, and also received a quit claim deed for 340 acres consisting of 22 unpatented mining claims. The property is known as the Lantern Property.  Platoro West Incorporated, a corporation controlled by William Sheriff, one of the Company’s officers and shareholders, is also a party to the Mining Lease.

Under  the  lease agreement the Company is required to spend $25,000 on exploration and assessment work during each of the years ended July 31, 2005 and 2006, $50,000 during each of the years ended July 31, 2007 through 2112 and $100,000 each year after that.  The lease is subject to a maximum 4% NSR.

The title to 1,000 acres of the above property is being challenged in a court action, and is presently on appeal in the Nevada Supreme court.

Quartz Mountain Property

On October 15, 2003 the Company acquired an exclusive option from Seabridge Gold Corporation to earn a 50% interest in 67 unpatented mining claims located in Lake County, Oregon known as the Quartz Mountain Property.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

 January 31, 2005

(Unaudited)

4.  ACQUISITION OF MINERAL LEASES - continued

Quartz Mountain Property - continued

The terms of the agreement includes payments of cumulative exploration expenditures totaling $1,500,000 on or before October 15, 2008 with the following minimum payments:

$100,000 by October 15, 2004 (paid), an additional $150,000 by October 15, 2005, an additional  $250,000 by October 15, 2006, and the balance the of $1,000,000 by October 15, 2008, and the issuance of 50,000 shares of common capital stock  (completed), and 200,000 shares  within 30 days of satisfying the expenditures  described above.

Miller Property

During January, 2004 the Company entered into a Mining Lease and Agreement with Pacific Intermountain Gold Corporation in which the Company leased 21 unpatented lode claims located in Esmeralda County, Nevada known as the “Miller Property”.  The terms of the agreement includes the following lease and minimum royalty and exploration payments.

	Lease	Advance Royalty & Exploration
January 23, 2004 (paid)	$ 5,000	-
January 23, 2005 (paid)	7,500	-
January 23, 2006	10,000	$ 55,000
January 23, 2007	15,000	$ 50,000
January 23, 2008	30,000	$ 70,000
January 23, 2009 and yearly thereafter until commencement of commercial production	50,000	$100,000

The property is subject to a sliding scale net smelter returns royalty ranging from 2% for gold prices under $300.00/oz to 5% for gold prices in excess of $500.00/oz.  Advance royalty payments are credited against the sliding scale net smelter returns royalty.

The Company’s largest shareholder holds a 25% interest in Pacific Intermountain Gold Corporation.

Seven Troughs Property

During March, 2004 the Company acquired a perpetual lease of mineral properties located in Pershing County, Nevada, known as the Seven Troughs Property from Newmont Capital Limited.  The lease consists of three claim groups, which are owned, leased or optioned by Newmont Capital Limited.  Certain of the claims are subject to underlying net smelter returns royalties of 1% to 1.5%.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

January 31, 2005

(Unaudited)

4.  ACQUISITION OF MINERAL LEASES - continued

Seven Troughs Property - continued

The Company is required to satisfy all obligations under the leases for Seven Troughs Property which include reimbursing Newmont for an advance minimum royalty payment of $25,000 (paid) and making payments on or before January 1 as follows:

$50,000 on January 1, 2005 (paid), $75,000 on January 1, 2006, and $100,000 on January 1, 2007 and yearly thereafter.

The advance royalty payments will be credited against 1% of the smelter returns royalty payable to the Lessor in respect of certain of the Leases.

The terms of the agreement also includes payments totaling $5,000,000 in exploration expenditures as follows:

$500,000 on or before September 1, 2005

$650,000 on or before September 1, 2006

$850,000 on or before September 1, 2007

$1,250,000 on or before September 1, 2008 and

$1,750,000 on or before September 1, 2009

The $500,000 of exploration expenditures due by September 1, 2005 is a firm commitment by the Company.

Bald Mountain Property

In October, 2004, the Company acquired Options to earn up to a 100% interest in two groups of mineral properties in Natrona and Fremont Counties, Wyoming from Bald Mountain Mining Co.

As consideration for the Options, the Company has agreed to pay the sum of $50,000 and issue 100,000 shares, of which $35,000 has been paid and 50,000 shares issued.

In order to exercise the option on the first property, the Company must incur cumulative exploration expenditures of $5,000,000 as follows:

$150,000 on or before October 14, 2005

$500,000 on or before October 14, 2006

$1,000,000 on or before October 14, 2007

$2,000,000 on or before October 14, 2008 and

    $5,000,000 on or before October 14, 2009

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

January 31, 2005

(Unaudited)

4.  ACQUISITION OF MINERAL LEASES - continued

Bald Mountain Property - continued

In the event that the Company incurs some, but not all, of the cumulative exploration expenditures on the first property the Company shall be deemed to have earned an undivided 10% interest for each $500,000 of cumulative exploration expenditures incurred and will enter into a Joint Venture on the property.

In order to exercise the option on the second property, the Company must incur cumulative exploration expenditures of $1,000,000 as follows:

$100,000 on or before October 14, 2005

$250,000 on or before October 14, 2006

$500,000 on or before October 14, 2007 and

$1,000,000 on or before October 14, 2008

In the event that the Company incurs some, but not at all, of the cumulative exploration expenditures on the second property the Company shall be deemed to have earned an undivided 10% interest for each $100,000 of the cumulative exploration expenditures incurred and will enter into a Joint Venture on the property.

For each $500,000 of exploration expenditures on both properties the Company is required to issue an additional 50,000 Shares, to a maximum 1,000,000 Shares.

The patented mining claims comprised in the first property are subject to a 4% NSR and the unpatented mining claims comprised in the first property are subject to a 3% NSR.  The second property is subject to a 3% NSR.

Arizona Strip Breccia Property

The Company acquired, subject to Exchange approval, an option to earn up to 50% interest in eight mineral properties host to identified or indicated breccia pipes located in Coconino and Mohave Counties, Arizona.

As consideration for the options, the Company is committed to make cash payments in the amount of $10,000 and issue 125,000 shares.

In order to exercise the options in full, the Company is required to spend $1,500,000 on the exploration and development of the properties and issue an additional 525,000 shares as follows:

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

January 31, 2005

(Unaudited)

4.  ACQUISITION OF MINERAL LEASES - continued

Arizona Strip Breccia Property - continued

On or before December 31, 2005                            $150,000                    40,000 shares

On or before December 31, 2006                            $150,000                    85,000 shares

On or before December 31, 2007                            $300,000                  100,000 shares

On or before December 31, 2008                            $400,000                  125,000 shares

On or before December 31, 2009                            $500,000                  175,000 shares

The initial exploration and development expenditure and share commitment of $150,000 and 40,000 shares is a firm commitment.  All other exploration expenditures and share commitments are optional.

5.  ACQUISITION OF ALL STOCK OF ATLAS DATABASE CORP.

On January 24, 2003 the Company acquired all of the outstanding stock of Atlas Database Corp. (subsidiary) by the issuance of 6,000,000 restricted common shares of the Company, representing 36 % of the outstanding shares of the Company after the acquisition. The acquisition was recorded as a purchase with no good will recognized. The only asset held by Atlas Database Corp. (subsidiary) was the database outlined in note 3. The stock of Atlas Database Corp. acquired by the Company was valued at $11,092, the remaining book value of the database held by Atlas Database Corp. (subsidiary). The value of the 6,000,000 restricted shares issued by the Company was otherwise undeterminable. The operations of the subsidiary are included in the consolidated statement of operations starting January 24, 2003. There were no contingent terms as part of the acquisition agreement.

6.  COMMON CAPITAL STOCK AND WARRANTS

Since inception the Company completed private placement offerings of 27,545,336 common shares for $6,874,363, 148,000 shares for payment of a debt, 6,000,000 shares for the purchase of all outstanding shares of Atlas Database Corp., and 100,000 shares for the purchase of mineral claims.

The Company issued 1,550,000 common share warrants as part of the issuance of 3,100,000 common shares on April 5, 2004.  The warrants entitle the holders to purchase 1,550,000 common shares of the Company for $1.00 and will expire in September 2005.  The Company issued 5,946,167 common share warrants as part of the 11,116,666 common shares on December 21, 2004.  The warrants entitle the holders to purchase 5,946,167 common shares of the Company for CAD$0.65, expiring June 21, 2006.

7.  2003 KEY EMPLOYEE STOCK OPTION PLAN

The Company established a 2003 Key Employee Stock Option Plan on October 15, 2003 pursuant to which it is authorized to issue options to purchase up to 1,900,000 shares of common stock and has issued a total of 1,895,000 options to selected officers-directors and consultants as follows:

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

January 31, 2005

(Unaudited)

7.  2003 KEY EMPLOYEE STOCK OPTION PLAN - continued

Date of Grant	Number of Options Granted	Number of Options Vested	Number of Unvested Options	Number of Options Exercised	Number of Options Remaining	Exercise Price (USD)
December 3, 2003	1,670,000	1,252,500	417,500(1)	181,250	1,488,750	$0.25
January 13, 2004	225,000	112,500	112,500(2)	0	225,000	$0.45
Totals:

(1)  Vesting July 1, 2005.

(2)  Vesting in equal portions on July 13, 2005 and January 13, 2006.

The Company has also agreed, subject to shareholder approval, to grant additional options to purchase 250,000 shares of common stock as follows.  The Company is in the process of obtaining shareholder approval to amend its 2003 Key Employee Stock Option Plan to increase the number to shares which may be issued to 10% of its outstanding common stock, on a rolling basis.

Date of Grant	Number of Options Granted	Number of Options Vested	Number of Unvested Options	Number of Options Exercised	Number of Options Remaining	Exercise Price (USD)
November 1, 2004	250,000	Nil	250,000(1)	0	250,000	$0.30
Totals:	250,000		250,000	0	250,000

 (1)  Vesting in equal portions every six months beginning May 1, 2005.

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes accounting and reporting standards for stock-based employee compensation plans.  As permitted by SFAS No. 123, the Company accounts for such arrangements under the intrinsic value method as provided in APB Opinion No. 25, “Accounting for Stock Issued to Employees.” and related interpretations.  If SFAS No. 123 was used, the value would be the substantially the same.

8.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

The Company has paid consultant and management fees of $152,373 for the nine month period ended January 31, 2005.

9.  COMMITMENTS

On July 1, 2004, the Company retained the services of an investor relations firm for a period of twelve months ending June 30, 2005.  The Company is required to pay to $5,000 per month over the term (for a total of $60,000) and has also agreed to issue an option to acquire a total of 395,000 common shares at a price of $0.40 per share until June 30, 2009.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

January 31, 2005

(Unaudited)

9.  COMMITMENTS- continued

On June 17, 2004 the Company retained the services of another investor relation firm for a period of twelve months ending June 16, 2005.  The Company paid a one time payment of $5,000 and has also agreed to give an option for 50,000 shares of the Company’s common stock at a price of $0.40 per share until June 16, 2005.

On November 1, 2005 the Company retained the services of a geological consultant for a period of six months ending April 30, 2005. The Company paid $15,000 for the first three month period and $18,000 for the second three month period and has also agreed to grant pursuant to the Company’s 2003 Key Employee Stock Option Plan an option for 250,000 shares of the Company’s common stock at a price of $0.30 per share until October 31, 2009.  The option grant is subject to shareholder approval.

10.  SUBSEQUENT EVENTS

Mineral properties

Elliott Lake Uranium Property

Subsequent to January 31, 2005, the Company acquired up to 75% interest in ten mineral claims with known uranium mineralization located in Buckles Township, Ontario.

As consideration for the option, Quincy has agreed to pay CAD$50,000 and 200,000 shares.  In order to earn a 50% interest, the Company must incur exploration expenditures of CAD$850,000 on the property by September 1, 2008 and pay Canada Enerco an additional CAD$200,000 and 400,000 shares.  The Company will earn a 60% interest if it incurs aggregate exploration expenditures of CAD$1,850,000 by September 1, 2009.  The Company can earn an additional 15% interest if it agrees to fund a bankable feasibility study on the Property.

Hosta Butte, Hansen and McKinley Properties

Subsequent to January 31, 2005 the Company acquired options to earn up to a 65% interest in three separate uranium properties located in New Mexico and Colorado.

As consideration for the options, the Company agreed to issue 3,000,000 shares of common stock and, in order to exercise the options, the Company will be required to spend a total of $4,150,000 on exploration and development of the properties over a four-year period, of which $400,000 would be a firm commitment, and issue to an additional 1,050,000 shares of common stock per property.

QUINCY GOLD CORP. AND SUBSIDIARY

(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

January 31, 2005

(Unaudited)

10.  SUBSEQUENT EVENTS - continued

Mineral properties - continued

The Company has the right to increase its interest in any or all of the properties to 80% if it elects to fund one or more of the properties to a bankable feasibility study and obtain permits for the intended mining and processing operation.  In which case, the Company would be required to issue an additional 250,000 shares of common stock per property.  The Company also agreed to appoint the principal of the optionor to its board of directors and grant him options to acquire 100,000 shares of common stock at a price of CAD $0.72 per share pursuant to the Company’s 2003 Key Employee Stock Option Plan, vesting in four equal amounts every six months beginning September 18, 2005 and expiring March 18, 2010. The option grant is subject to shareholder approval.

The agreement is subject to the Company receiving an acceptable title report and the finalization of a formal operating agreement to govern the relationship of the parties on exercise of the options, as well as the approval of the TSX Venture Exchange.

Management Service Agreement

On February 11, 2005, the Company entered into a six month management services agreement with its new President and COO pursuant to which it has agreed to pay CAD $10,000 per month and granted options to acquire 500,000 shares of the Company’s common stock at CAD $0.56 per share pursuant to the Company’s 2003 Key Employee Stock Option Plan, subject to vesting over the two years and expiring in 2010.  The option grant is subject to shareholder approval.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes 78.037 provides that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers or directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director’s or officer’s liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300.

Additionally, our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Nevada Revised Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to the company’s best interests, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Subsection (1) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada Revised Statutes provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation (Article 12) and the Company's Bylaws (Article 11) provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:

(i)

SEC Registration Fee	$1,022.87
Printing Expense	$1,000
Accounting Fees and Expenses	$500
Legal Fees and Expenses	$30,000
Blue Sky Fees/Expenses	$2,500
Transfer Agent Fees	$2,500
Miscellaneous Expenses	$3,000
TOTAL:

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In the past three years the Registrant has sold the following securities which were not registered under the Securities Act.

On November 30, 2002 we accepted subscriptions from two investors and issued 100,000 units at a price of $0.15 per unit for gross consideration of $15,000. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until November 30, 2003 at a price of $0.25 per share. These securities were issued in reliance upon the exemption from registration provided by Regulation S as the purchasers were not U.S. Persons as that term is defined in Regulation S. These securities are not subject to restrictions on transfer.

On January 8, 2003 we issued 6,000,000 shares of our common stock to Platoro West Incorporated in exchange for all the issued and outstanding shares of Atlas Database Corp. These shares were issued in reliance upon the exemption from registration provided by s. 4(2) of the Securities Act. These securities are “restricted securities” as that term is defined in Rule 144. After January 8, 2004 Platoro West Incorporated can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock. There are “stop transfer” instructions placed against the certificate representing these shares and a legend has been imprinted on the stock certificate.

On January 15, 2003 we accepted subscription from three investors and issued 433,333 units at a price of $0.15 per unit for gross consideration of $65,000. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until January 15, 2004 at a price of $0.25 per share. These securities were issued in reliance upon the exemption from registration provided by Regulation S as the purchasers were not U.S. Persons as that term is defined in Regulation S. These securities are not subject to restrictions on transfer.

On April 2, 2003 we accepted subscriptions from eighty-three investors and issued 192,250 shares at a price of $0.25 per share for gross consideration of $48,062.50. These shares were issued in reliance upon the exemptions from registration provided by Rule 506 of Regulation D or Regulation S. These securities are “restricted securities” as that term is defined in Rule 144. After April 2, 2004 the holders can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock.  After April 2, 2005 these securities will not be subject to restrictions on transfer.  There are “stop transfer” instructions placed against the certificates and a legend has been imprinted on the stock certificates. 136,000 of these shares were issued to 55 purchasers in reliance upon the exemption provided by Rule 506 of Regulation D and 56,250 were issued to 28 purchasers in reliance upon the exemption provided by Regulation S..

On April 8, 2003 we settled debts totaling $37,000 due to our President through the issuance of 148,000 shares of our common stock at a price of $0.25 per share. These shares were issued in reliance upon the exemption provided by s. 4(2) of the Securities Act. These securities are “restricted securities” as that term is defined in Rule 144. There are “stop transfer” instructions placed against the certificate and a legend has been imprinted on the stock certificate. Pursuant to the terms of the debt settlement, we registered the resale of the 148,000 shares issued pursuant our prospectus dated October 10, 2003, as amended to April 21, 2004.

On April 9, 2003 we accepted subscriptions from three investors and issued 3,000 shares at a price of $0.25 per share for gross consideration of $750. These shares were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D. These securities are “restricted securities” as that term is defined in Rule 144.  After April 9, 2004 the holders can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock.  After April 9, 2005 these securities will not be subject to restrictions on transfer.  There are “stop transfer” instructions placed against the certificates and a legend has been imprinted on the stock certificates.

(ii)

On September 4, 2003 we issued 75,000 shares of our common stock to 2 persons upon the exercise of 75,000 previously issued share purchase warrants at a price of $0.25 per share for gross proceeds to us of $18,750.  These securities were issued in reliance upon the exemption from registration provided by Regulation S as the purchasers were not U.S. Persons as that term is defined in Regulation S.  These securities are “restricted securities” as that term is defined in Rule 144.  After September 4, 2004 the holders can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock.  After September 4, 2005 these securities will not be subject to restrictions on transfer.  There are “stop transfer” instructions placed against the certificates and a legend has been imprinted on the stock certificates.

On September 15, 2003 we issued 66,667 shares of our common stock to 1 person upon the exercise of 66,667 previously issued share purchase warrants at a price of $0.25 per share for gross proceeds to us of $16,666. These securities were issued in reliance upon the exemption from registration provided by Regulation S as the purchaser was not a U.S. Persons as that term is defined in Regulation S.  These securities are “restricted securities” as that term is defined in Rule 144.  After September 15, 2004 the holder can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock.  After September 15, 2005 these securities will not be subject to restrictions on transfer.  There are “stop transfer” instructions placed against the certificates and a legend has been imprinted on the stock certificates.

On October 15, 2003 we issued 50,000 shares of our common stock to Seabridge Gold Corporation (a wholly-owned subsidiary of Seabridge Gold Inc.) pursuant to the terms of an Option Agreement dated October 15, 2003 between ourselves and Seabridge   These shares were issued in reliance upon the exemption from registration provided by s. 4(2) of the Securities Act.  These securities are “restricted securities” as that term is defined in Rule 144.  After October 15, 2004 the holder can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock.  After October 15, 2005 these securities will not be subject to restrictions on transfer. There are “stop transfer” instructions placed against the certificates and a legend has been imprinted on the stock certificates.

On October 29, 2003 we accepted subscriptions from ten investors and issued 1,700,000 shares at a price of $0.25 per share for gross consideration of $425,000. These shares were issued in reliance upon the exemption from registration provided by Regulation S. These securities are “restricted securities” as that term is defined in Rule 144.  After October 29, 2004 the holder can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock.  After October 29, 2005 these securities will not be subject to restrictions on transfer. There are “stop transfer” instructions placed against the certificates and a legend has been imprinted on the stock certificates.

On November 20, 2003 we accepted subscriptions from six investors and issued 681,920 shares at a price of $0.25 per share for gross consideration of $170,480. These shares were issued in reliance upon the exemption from registration provided by Regulation S. These securities are “restricted securities” as that term is defined in Rule 144.  After November 20, 2004 the holder can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock.  After November 20, 2005 these securities will not be subject to restrictions on transfer. There are “stop transfer” instructions placed against the certificates and a legend has been imprinted on the stock certificates.

On December 3, 2003 we granted options to acquire a total of 1,670,000 shares of our common stock at a price of $0.25 per share.  These options vest over a period of two years beginning as follows: 25% on January 1, 2004; 25% on July 1, 2004; 25% on January 1, 2005; and 25% on July 1, 2005.

On January 13, 2004 we granted options to acquire a total of 225,000 shares of our common stock at a price of $0.67 per share.  The exercise price was amended to $0.45 on June 15, 2004.  These options vest over a period of two years beginning as follows: 25% on July 13, 2004; 25% on January 13, 2005; 25% on July 13, 2005 and 25% on January 13, 2006.

On January 15, 2004 we issued 50,000 shares of our common stock to 1 person upon the exercise of 50,000 previously issued share purchase warrants at a price of $0.25 per share for gross proceeds to us of $12,500.  These securities were issued in reliance upon the exemption from registration provided by Regulation S as the purchaser was not a U.S. Person as that term is defined in Regulation S. After January 15, 2005 the holder can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock.  After January 15, 2006 these securities will not be subject to restrictions on transfer. There are stop transfer instructions placed against the certificates and a legend has been imprinted on the stock certificates.  We are registering the resale of these common shares pursuant to this prospectus.

On March 31, 2004 we accepted subscription from 7 investors and issued 3,100,000 units at a price of $0.70 per unit for gross consideration of $2,170,000. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until September 30, 2004 at a price of $1.00 per share.  The units were issued in reliance upon the exemptions from registration provided by Regulation S as the purchasers were not U.S. Persons as that term is defined in Regulation S and in reliance upon the exemption from registration provided by Rule 506 of Regulation D. We are registering the resale of common shares issued as part of the units and warrants comprised in the units pursuant to this prospectus. There are “stop transfer” instructions placed against the certificates representing these shares and a legend has been imprinted on the stock certificates.

(iii)

On June 17, 2004 we granted to options to acquire 50,000 shares of our common stock at a price of $0.40 per share until June 16, 2005 to a consultant.  These securities were issued in reliance upon the exemption from registration provided by s. 4(2) of the Securities Act.

On July 1, 2004 we granted to options to acquire 375,000 shares of our common stock at a price of $0.40 per share until June 30, 2009 to a consultant.  These securities were issued in reliance upon the exemption from registration provided by Regulation S as the purchaser was not a U.S. Person as that term is defined in Regulation S.

On October 26, 2003 we issued 50,000 shares of our common stock to Bald Mountain Mining Co. pursuant to the terms of an Option Agreement dated October 15, 2004 between ourselves and Bald Mountain.  These securities were issued in reliance upon the exemption from registration provided by s. 4(2) of the Securities Act.  There are “stop transfer” instructions placed against the certificates representing these shares and a legend has been imprinted on the stock certificates.

On December 21, 2004 we accepted subscription from 30 investors and issued 11,116,666 units at a price of $0.3656 (CAD$0.45) per unit for gross consideration of $4,063,769.29. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until June 21, 2006 at a price of $0.528 (CAD$0.65) per share.  The units were issued in reliance upon the exemptions from registration provided by Regulation S as the purchasers were not U.S. Persons as that term is defined in Regulation S and in reliance upon the exemption from registration provided by Rule 506 of Regulation D. In addition, we issued 387,833 share purchase warrants to a registered broker-dealer in Toronto, Ontario as compensation for acting as agent in connection with the sale of the units to certain European investors.  Each of these warrant entitles the holder to purchase one share of our common stock at a price of $0.3656 (CAD$0.45) per share until June 21, 2006.  We are registering the resale of common shares and warrants comprised in the units as well as the warrants issued to the registered broker-dealer and the common shares underlying the warrants pursuant to this prospectus. There are “stop transfer” instructions placed against the certificates representing these shares and a legend has been imprinted on the stock certificates.

On April 1, 2005 we accepted subscription from 2 investors and issued 4,905,882 units at a price of $0.68 (CAD$0.85) per unit for gross consideration of $3,336,000. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until April 1, 2007 at a price of $0.88 (CAD$1.10) per share.  The units were issued in reliance upon the exemptions from registration provided by Regulation S as the purchasers were not U.S. Persons as that term is defined in Regulation S. We are registering the resale of common shares and warrants comprised in the units as well as the common shares underlying the warrants pursuant to this prospectus. There are “stop transfer” instructions placed against the certificates representing these shares and a legend has been imprinted on the stock certificates.

On April 8, 2005 we accepted subscription from 6 investors and issued 975,529 units at a price of $0.68 (CAD$0.85) per unit for gross consideration of $663,360. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until April 8, 2007 at a price of $0.88 (CAD$1.10) per share.  The units were issued in reliance upon the exemptions from registration provided by Regulation S as the purchasers were not U.S. Persons as that term is defined in Regulation S and in reliance upon the exemption from registration provided by Rule 506 of Regulation D.  We are registering the resale of common shares and warrants comprised in the units as well as the common shares underlying the warrants pursuant to this prospectus. There are “stop transfer” instructions placed against the certificates representing these shares and a legend has been imprinted on the stock certificates.

On April 14, 2005 we issued 50,000 shares of our common stock to Bald Mountain Mining Co. pursuant to the terms of an Option Agreement dated October 15, 2004 between ourselves and Bald Mountain.  These securities were issued in reliance upon the exemption from registration provided by s. 4(2) of the Securities Act.  There are “stop transfer” instructions placed against the certificates representing these shares and a legend has been imprinted on the stock certificates.  After April 14, 2006 the holder can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock.  After April 14, 2007 these securities will not be subject to restrictions on transfer.

(iv)

On April 27, 2005 we issued 125,000 shares of our common stock to Energy Metals Corporation pursuant to the terms of an letter agreement dated November 9, 2004 between ourselves and Energy Metals Corporation.  These securities were issued in reliance upon the exemption from registration provided by Regulation S.  There are “stop transfer” instructions placed against the certificates representing these shares and a legend has been imprinted on the stock certificates.  After November 10, 2005 the holder can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock.  After November 10, 2006 these securities will not be subject to restrictions on transfer.

On April 27, 2005 we issued 200,000 shares of our common stock to Canada Enerco Corp. pursuant to the terms of a letter agreement dated February 10, 2005 between ourselves and Canada Enerco Corp.  These securities were issued in reliance upon the exemption from registration provided by Regulation S.  There are “stop transfer” instructions placed against the certificates representing these shares and a legend has been imprinted on the stock certificates.  We are registering the resale of these common shares pursuant to this prospectus

ITEM 27. EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed, unless otherwise noted.

Exhibit No.	Document Description
3.1(1)	Articles of Incorporation
3.2(1)	Bylaws
4.1(1) 4.2.1(2) 4.2.2(2) 4.2.3(2) 4.2.4(2) 4.2.5(2) 4.2.6(2) 4.2.7 4.2.8

Specimen Stock Certificate

Warrant Certificate issued to non-US Purchasers March 31, 2004

Warrant Certificate issued to RAB Special Situation LLP  March 31, 2004

Warrant Certificate issued to US Purchasers December 21, 2004

Warrant Certificate issued to non-US Purchasers December 21, 2004

Warrant Certificate issued to RAB Special Situation LLP December 21, 2004

Warrant Certificate issued to Kingsdale Capital Markets Inc. December 21, 2004

Warrant Certificate issued to Purchasers April 1, 2005

Warrant Certificate issued to Purchasers April 8, 2005

5.1	Opinion of Counsel
10.1(3)	Agreement and Plan of Merger dated January 17, 2003 between Quincy Resources Inc., Atlas Database Acquisition Corp., Atlas Database Corp., Platoro West Incorporated and William M. Sheriff
10.2(4)	Bill of Sale and Letter Agreement between Platoro West Incorporated and Atlas Minerals, Inc. dated June 10, 2000.
10.3(5)	Mining Lease and Agreement made the 21st day of February, 2003 between Quincy Resources Inc., Donald K. Jennings and Renegade Exploration.
10.4(4)	Agreement between Newmont USA Limited, d/b/a Newmont Mining Corporation, Quincy Resources, Inc., and Platoro West Incorporated, dated July 31, 2003.
10.5(6)	Option Agreement made as of October 15, 2003 between Quincy Resources Inc. and Seabridge Gold Corporation.
10.6(7)	Mining Lease and Agreement between Quincy Resources, Inc. and Nevada Contact Inc., dated December 15, 2003.
10.7(7)	Mining Lease and Agreement between Quincy Resources, Inc. and Pacific Intermountain Gold Corporation dated January 23, 2004.
(v)
10.8(8)	Minerals Lease, Sublease and Agreement between Quincy Resources, Inc. and Newmont Capital Limited dated March 1, 2004.
10.9(2)	Option Agreement dated October 14, 2004 between Quincy Gold Corp. and Bald Mountain Mining Co.
10.10(2)	Letter Agreement effective November 9, 2004 between Quincy Gold Corp. and Energy Metals Corporation (formerly Clan Resources Ltd.).
10.11(2)	Agency Agreement between Quincy Gold Corp., Kingsdale Capital Partners Inc. and Kingsdale Capital Markets Inc. dated December 21, 2004
10.12	Letter Agreement dated February 10, 2005 between Quincy Gold Corp. and Canada Enerco Corp.
10.13	Option Agreement between Quincy Gold Corp. and NZ Uranium LLC dated March 18, 2005.
21.1(5)	Subsidiary of Quincy Resources Inc.
23.1	Consent of Charles Cleveland, Esq. (included in 5.1)
23.2 23.3(2) 23.4(2)	Consent of Madsen & Associates, CPA’s Inc. Consent of Thomas Skimming. Consent of William Utterback.
24	Powers of Attorney (contained on signature page of this Registration Statement).

(1)

Incorporated by reference to same exhibit filed with the Company’s Form 10SB Registration Statement filed September 11, 2000, SEC file no. 000-31501.

(2)

Previously filed as an exhibit to our Form SB-2 filed on January 26, 2005, SEC file no. 333-122301.

(3)

Incorporated by reference to same exhibit filed with the Company’s Form 8-K Current Report dated January 17, 2003, SEC file no. 000-31501.

(4)

Previously filed as an exhibit to our Form SB-2/A-1 filed on August 19, 2003, SEC file no. 333-105616.

(5)

Previously filed as an exhibit to our Form SB-2 filed on May 28, 2003, SEC file no. 333-105616.

(6)

Previously filed as an exhibit to our Post Effective Amendment No. 1 on Form SB-2 filed on December 23, 2003, SEC file no. 333-105616.

(7)

Incorporated by reference to our Post Effective Amendment No. 2 on Form SB-2 filed on March 26, 2003, SEC file no. 333-105616.

(8)

Incorporated by reference to same exhibit filed with the Company’s Form 8-K Current Report dated March 15, 2004, SEC file no. 000-31501.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(vi)

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (S 230.424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c. To include any additional or changed material information with respect to the plan of distribution.

2. For determining liability under the Securities Act to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amended Registration Statement to be signed on its behalf by the undersigned in the City of Toronto, Province of Ontario, on April 27, 2005.

QUINCY GOLD CORP.

By: /s/ Daniel T. Farrell
         Daniel T. Farrell,
         Chairman and Chief Executive Officer (Principal Executive Officer) and Secretary

By: /s/ James N. Fairbairn
         James N. Fairbairn,
        Chief Financial Officer (Principal Financial Officer) and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signatures appears below constitutes and appoints Daniel T. Farrell, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

(Signature) (Title) (Date)	/s/ Daniel T. Farrell Daniel T. Farrell Chairman and Chief Executive Officer (Principal Executive Officer), Secretary and Director April 27, 2005

(Signature) (Title) (Date)	/s/ Art D. Ettlinger Art D. Ettlinger President, Chief Operating Officer and Director April 27, 2005
(Signature) (Title) (Date)	/s/ Thomas Skimming Thomas Skimming* Director April 27, 2005
(Signature) (Title) (Date)	/s/ John Cullen John Cullen* Director April 27, 2005
(Signature) (Title) (Date)	/s/ William Sheriff William Sheriff Director April 27, 2005

* Mr. Farrell has signed for these individuals pursuant to a Power of Attorney executed by the foregoing pursuant to the Form SB-2, as filed on January 26, 2005.

(ii)